UNITED STATES
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Colgate-Palmolive Company
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Colgate-Palmolive Company
2018 Proxy Statement
Notice of Annual Meeting of Stockholders

Friday, May 11, 2018

March 28, 2018

Dear Fellow Colgate Stockholder:

You are cordially invited to attend our 2018 Annual Meeting of Stockholders on Friday, May 11, 2018, at 10:00 a.m. Eastern Daylight Time, in the Broadway Ballroom of the Marriott Marquis Hotel, 1535 Broadway, New York, New York 10036.

At the meeting, we will ask you to elect the Board of Directors, to ratify the selection of the independent registered public accounting firm and to cast an advisory vote on executive compensation. In addition, one stockholder proposal will be offered for your consideration, if properly presented at the meeting. We will also review the progress of the Company during the past year and answer your questions.

This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement describes the business we will conduct at the meeting and provides information about the Company that you should consider when you vote your shares.

The Proxy Statement includes a section highlighting the Company’s corporate governance practices. The Company and the Board of Directors have a longstanding commitment to good governance, and the Board reviews its governance practices on an ongoing basis to ensure that they promote shareholder value. We invite you to review the letter from our Board of Directors that begins on the next page and the governance section beginning on page 3 of the Proxy Statement to learn more about our continuing commitment to excellence in corporate governance.

It is important that your stock be represented at the meeting. Whether or not you plan to attend the meeting in person, we hope that you will vote on the matters to be considered. You may vote your proxy via the internet or by telephone. If you received a printed copy of your proxy materials, you may also vote by mail by signing, dating and returning your proxy card in the envelope provided.

Very truly yours,

Ian Cook

Chairman of the Board, President and Chief Executive Officer

LETTER TO STOCKHOLDERS FROM OUR BOARD OF DIRECTORS

March 28, 2018

Dear Fellow Colgate Stockholder:

We are honored to serve as your Board and want to thank you for placing your trust in us to represent you and oversee your interests and our Company.

Together with Colgate’s management team, we are focused on delivering long-term shareholder return and building long-term business success through good corporate governance and the design and implementation of Colgate’s key priorities—growing sales through engaging with consumers, developing world-class innovation and working with retail partners; driving efficiency on every line of the income statement to increase margins; generating strong cash flow performance and utilizing that cash effectively to enhance total shareholder return; and leading to win by staying true to the Company’s culture and focusing on its stakeholders.

We are pleased to have this opportunity to highlight for you a few key developments related to Colgate’s governance, executive compensation and stockholder engagement.

Governance—Director Qualifications and Board Refreshment

Our current Board is a diverse, distinguished group with a wide array of relevant experience, skills and other qualifications. We have adopted Independent Board Candidate Qualifications that outline the skills, experiences and attributes we view as essential for any Colgate director to make significant contributions to the deliberations of the Board. Having formalized, publicly available criteria enables us to properly evaluate director candidates, promotes transparency and has facilitated the creation of an effective, well-rounded and diverse Board.

We also believe it is important to combine fresh ideas and viewpoints with the valuable insights into Colgate and its operations that directors develop over time. To facilitate this balance, we have undertaken a robust refreshment process, with five new directors elected since 2014, comprising half of our ten-person Board. Our recently elected directors bring varied professional expertise that allows them to contribute to the Board’s oversight of Colgate’s business strategy and support the future growth of Colgate’s business. Among the key skills and experiences our newer directors possess are business operations expertise (including managing international operations), in-depth knowledge of the Company’s industry and complementary industries (the pharmaceutical industry and public health) and expertise in finance and accounting, marketing, information technologies, e-commerce and digital marketing.

Executive Compensation—New Performance Measure Added in 2017

In 2017, we added a new performance measure to our annual incentive program, which awards cash bonuses based on performance over a one-year period against one or more pre-established performance measures set by the Personnel & Organization Committee of the Board at the beginning of the year. Colgate has historically used earnings-per-share growth as the primary performance measure for annual cash bonuses, with organic sales growth performance as a secondary measure used to adjust the bonus award up or down.

As described in greater detail in the Compensation Discussion and Analysis, the Personnel & Organization Committee added free cash flow productivity as an additional performance measure in 2017. The free cash flow productivity measure was selected to emphasize the importance of the Company’s ability to generate cash to satisfy current and future obligations, reinvest in business-building activities and return value to stockholders.

Stockholder Engagement

Understanding the views of our stockholders continues to be a high priority for the Board. In 2017, the Board, in partnership with Colgate management, developed a plan for proactive stockholder outreach, and representatives of Colgate management engaged in discussions with a number of Colgate’s institutional investors.

These discussions focused on Colgate’s business strategy and performance (including our long-term stock price performance), our director refreshment efforts, the Board’s role in overseeing strategy and risk management and compensation-related topics. Feedback from these discussions was reported to and discussed with the Board. The Board values stockholder feedback on all matters, including governance and executive compensation.

Thank you for your trust and support and your continued investment in Colgate.

Very truly yours,

Colgate’s Board of Directors

March 28, 2018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2018 Annual Meeting of Stockholders of Colgate-Palmolive Company will be held in the Broadway Ballroom of the Marriott Marquis Hotel, 1535 Broadway, New York, New York 10036, on Friday, May 11, 2018, at 10:00 a.m. Eastern Daylight Time, for the following purposes:

1.	To elect the Board of Directors;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018;

3.	To hold an advisory vote on executive compensation;

4.	To consider one stockholder proposal, if properly presented at the meeting; and

5.	To consider and act upon such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 12, 2018 are entitled to vote at the Annual Meeting.

Your vote is important. We encourage you to vote by proxy even if you plan to attend the meeting. You may vote your proxy via the internet or by telephone by following the instructions included on your Notice of Internet Availability or, if you received a printed copy of your proxy materials, on your proxy card. If you received a printed copy of your proxy materials, you may also vote by mail by signing, dating and returning your proxy card in the envelope provided. Voting now will not limit your right to change your vote or to attend the meeting.

Jennifer M. Daniels
Chief Legal Officer and Secretary
Colgate-Palmolive Company
300 Park Avenue
New York, New York 10022

PROXY STATEMENT

 PROXY STATEMENT SUMMARY

PROXY STATEMENT SUMMARY

This summary highlights information about Colgate-Palmolive Company (referred to in this Proxy Statement as “we,” “Colgate” or the “Company”) and Colgate’s upcoming 2018 Annual Meeting of Stockholders (the “Annual Meeting”) contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.

ANNUAL MEETING INFORMATION

Date and Time:	Friday, May 11, 2018 at 10:00 a.m. Eastern Daylight Time
Place:	Broadway Ballroom of the Marriott Marquis Hotel, 1535 Broadway, New York, New York 10036
Record Date:	March 12, 2018

VOTING MATTERS AND BOARD RECOMMENDATIONS

The Board of Directors (the “Board”) recommends that you vote as follows on each proposal:

Voting Matter		Board’s Recommendation	Page Reference
Proposal 1:	Election of Directors	FOR each director nominee	63

Proposal 2:	Ratification of Selection of Independent Registered Public Accounting Firm	FOR	63

Proposal 3:	Advisory Vote on Executive Compensation	FOR	64

Proposal 4:	Stockholder Proposal, if properly presented	AGAINST	65

GOVERNANCE HIGHLIGHTS

Colgate’s Board believes that good corporate governance accompanies and greatly aids Colgate’s long-term business success. The Board believes that the Company has consistently been at the forefront of good corporate governance. Reflecting its commitment to continuous improvement, the Board reviews its governance practices on an ongoing basis to ensure that they promote shareholder value. The governance section beginning on page 3 describes Colgate’s corporate governance framework and commitment, which includes the following highlights:

•	Board plays major role in overseeing business strategy, risk management and people development

•	Strict director independence standards

•	9 out of 10 director nominees are independent

•	Board committees are 100% independent

•	Lead independent director

•	Regular executive sessions of independent directors

•	Average tenure of director nominees is 8.6 years

•	5 new directors elected since 2014

•	Annual election of all directors

•	Majority voting and director resignation policy for directors in uncontested elections

•	Board adopted proxy access in January 2016
•	Board composition highlighted by strong leadership, diversity and experience

•	Substantial majority of director compensation paid in Colgate stock

•	Robust stock ownership requirements for directors and officers

•	Regular review of corporate governance guidelines and related policies

•	Clawback, anti-hedging and anti-pledging policies

•	Pay-for-performance philosophy

•	98% average attendance of incumbent directors at Board and committee meetings

•	Annual Board and committee self-evaluations

•	Regular independent director evaluations

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 PROXY STATEMENT SUMMARY

BOARD OF DIRECTORS

The following table provides summary information about the ten directors the Board has nominated for election at the Annual Meeting. Additional information about each nominee’s background and experience can be found beginning on page 9.

	Director			Committee Memberships(1)
Name	Since	Primary Occupation	Independent	Audit	Finance	NCG	P&O
Ian Cook	2007	Chairman, President and Chief Executive Officer, Colgate-Palmolive Company
Charles A. Bancroft	2017	Executive Vice President, Chief Financial Officer and Global Business Operations, Bristol-Myers Squibb Company	✓	✓	✓
John P. Bilbrey	2015	Non-Executive Chairman, The Hershey Company	✓		✓	✓
John T. Cahill	2005	Vice Chairman, The Kraft Heinz Company	✓	C			✓
Helene D. Gayle	2010	President and Chief Executive Officer, The Chicago Community Trust	✓			C	✓
Ellen M. Hancock	1988	Former President, Jazz Technologies, Inc. (formerly Acquicor Technology)	✓	✓	C	✓
C. Martin Harris	2016	Associate Vice President of the Health Enterprise and Chief Business Officer, Dell Medical School	✓			✓	✓
Lorrie M. Norrington	2015	Operating Partner, Lead Edge Capital LLC	✓	✓	✓
Michael B. Polk	2014	Chief Executive Officer, Newell Brands Inc.	✓			✓	C
Stephen I. Sadove (Lead Director)	2007	Founding Partner, JW Levin Management Partners LLC	✓	✓			✓

(1)	NCG = Nominating and Corporate Governance Committee; P&O = Personnel and Organization Committee; C = Chair

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

The key principles underlying the Company’s compensation philosophy are aligning pay and performance, driving strong business results, focusing on long-term shareholder return and attracting, motivating and retaining high-quality talent. Colgate’s executive compensation program for 2016 received substantial stockholder support and was approved, on an advisory basis, by 91.9% of stockholders voting on the proposal at the 2017 Annual Meeting of Stockholders.

In 2017, approximately 70-90% of total compensation paid to the Named Officers (as defined in the Compensation Discussion and Analysis, or “CD&A”) was performance-based. Annual and long-term incentive award payments vary based on the Company’s business performance, and the value of equity awards also varies based on the performance of the Company’s common stock. Colgate’s key executive compensation practices include the following:

•	High percentage of compensation is tied to performance and is variable

•	Programs designed to compensate at approximately the median level

•	Multiple performance measures used

•	Robust stock ownership guidelines

•	Ability to claw back compensation
•	Limited perquisites

•	Double-trigger vesting of severance payments upon change in control

•	No executive officer employment agreements

•	Hedging and pledging of Colgate stock is prohibited

•	No backdating or repricing of stock options

•	No tax gross-ups on perquisites or severance

Please see the CD&A beginning on page 22 for a detailed description of Colgate’s executive compensation programs.

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 GOVERNANCE OF THE COMPANY

GOVERNANCE OF THE COMPANY

Colgate’s Corporate Governance Commitment

Colgate’s Board believes that good corporate governance accompanies and greatly aids Colgate’s long-term business success. This success has been the direct result of Colgate’s key priorities—growing sales through engaging with consumers, developing world-class innovation and working with retail partners; driving efficiency on every line of the income statement to increase margins; generating strong cash flow performance and utilizing that cash effectively to enhance total shareholder return; and leading to win by staying true to the Company’s culture and focusing on its stakeholders. The Company’s strategic focus is on core product categories, global brands and people development programs, with an emphasis on pay for performance and the highest standards of integrity. Colgate’s Board has been at the center of these key strategies, helping to design and implement them, and seeing that they guide the Company’s operations.

The Board believes that the Company has consistently been at the forefront of good corporate governance. Reflecting its commitment to continuous improvement, the Board reviews its governance practices on an ongoing basis to ensure that they promote shareholder value.

Board Independence, Expertise and Accountability

•	Strict Director Independence Standards. With the exception of Ian Cook, Colgate’s Chairman of the Board, President and Chief Executive Officer (the “CEO”), Colgate’s Board is composed entirely of independent directors. All members of the Audit Committee, the Finance Committee, the Nominating and Corporate Governance Committee (the “Governance Committee”) and the Board’s compensation committee, known as the Personnel and Organization Committee (the “P&O Committee”), are independent directors. The Board believes that an independent director should be free of any relationship with Colgate or its senior management that may in fact or in appearance impair the director’s ability to make independent judgments or compromise the director’s objectivity and loyalty to stockholders. Based on this principle, the Board adopted director independence standards that outline the types of relationships, both personal and professional, between directors and the Company, its senior management, other directors and third parties that, if present, would preclude a finding of independence. These standards, which are stricter than those required by the listing standards of the New York Stock Exchange (the “NYSE”), guide the Board’s annual affirmative determinations of independence. A copy of the standards is available on the Company’s website. For more information regarding Colgate’s independence standards and the Board’s determinations of independence, see “Director Independence.”

•	Executive Sessions/Lead Director. The independent directors of the Board are scheduled to meet in executive session, without the CEO present, at every regularly scheduled Board meeting. The Lead Director chairs these sessions. The Lead Director serves a three-year term and is selected by the independent directors following nomination by the Governance Committee. Stephen I. Sadove is currently serving as Lead Director. For more information regarding the responsibilities of the Lead Director and the Board’s leadership structure, see “Board Leadership Structure.”

•	All Directors Elected Annually by Majority Vote. Colgate’s Board is accountable to stockholders through the annual election of all directors by majority vote. Colgate has never had a staggered board. Under Colgate’s by-laws, in uncontested elections for directors, if a nominee for director who is an incumbent director is not re-elected by a majority of the votes cast, the by-laws require the director to promptly tender his or her resignation to the Board. The Governance Committee will then consider the resignation and make a recommendation to the Board.

•	Proxy Access. In January 2016, the Board approved amendments to the Company’s by-laws to permit a group of up to 20 stockholders who have owned at least three percent of Colgate’s outstanding common stock continuously for at least three years to submit director nominees (up to the greater of two individuals or 20% of the Board) for inclusion in the Company’s proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified in the Company’s by-laws.

•	Audit Committee Independence and Financial Literacy. All members of the Audit Committee are independent directors. The Board has also determined that all members of the Audit Committee are “audit committee financial experts,” as that term is defined under the rules of the Securities and Exchange Commission (the “SEC”), and that they meet the independence and financial literacy requirements of the NYSE.
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 GOVERNANCE OF THE COMPANY

•	Board Experience and Diversity. As its present directors exemplify, Colgate values enterprise leadership experience, relevant sector experience in the fields of business, industry, regulatory and public service and information technologies, international experience, corporate governance experience, educational achievement, strong moral and ethical character and diversity. A copy of Colgate’s criteria for Board membership, entitled “Independent Board Candidate Qualifications,” is available on the Company’s website. For more information regarding the role of diversity in the selection of nominees for Board membership, see the Nominating and Corporate Governance Committee Report.

Board Focused on Key Business Priorities

•	Strategic Role of Board. The Board plays a major role in overseeing Colgate’s business strategy. It reviews the Company’s strategic plan and receives detailed briefings throughout the year on critical aspects of its implementation. These include performance reviews of operating divisions, product category reviews, presentations regarding research and development initiatives and reports from specific disciplines such as supply chain and information technology.

•	Role of Board in Risk Management. The Board oversees the Company’s risk management process to ensure it is properly designed, well-functioning and consistent with Colgate’s overall corporate strategy. Annually, the Board or a relevant committee reviews each of the top risk areas identified by management and receives reports more regularly for certain risk areas, such as cybersecurity, to ensure risks are being adequately managed.

•	Succession Planning and People Development. The Board has extensive involvement in this area with special focus on CEO succession. It discusses potential successors to key executives and examines backgrounds, capabilities and appropriate developmental assignments. Regular reviews of professional training programs, benefit programs and career development processes assist the Board in guiding the Company’s people development initiatives and efforts to gain a competitive recruitment and retention advantage.

Directors are Stockholders

•	Director Compensation in Stock. On average, 81% of a director’s compensation is paid in Colgate equity. For more information regarding director compensation, see “Compensation of Directors.”

•	Significant Levels of Director Stock Ownership. Board members own significant amounts of Colgate stock. Under the Company’s stock ownership guidelines, independent directors are required to own stock equal in value to at least five times their annual share grant. For more information on director stock ownership, see “Stock Ownership—Stock Ownership of Directors and Executive Officers.”

Established Policies Guide Governance and Business Integrity

•	Corporate Governance Guidelines. First formalized in 1996, the corporate governance guidelines reflect the Board’s views and Company policy regarding significant corporate governance issues, which the Board believes are best practice. As part of its ongoing review of best practices in corporate governance, the Board periodically reviews and updates the guidelines. A copy of the guidelines, entitled “Board Guidelines on Significant Corporate Governance Issues,” is available on the Company’s website.

•	Code of Conduct. The Board sponsors the Company’s Code of Conduct, which promotes the highest ethical standards in all of the Company’s business dealings. The Global Ethics and Compliance function, headed by a corporate officer who reports to the CEO and provides reports directly to the Audit Committee, oversees compliance with these standards and periodically reviews and updates the Code of Conduct in conjunction with the Company’s Global Legal Organization. The Code of Conduct applies to the Company’s directors and employees, including the CEO, the Chief Financial Officer and the chief accounting officer (Corporate Controller), and satisfies the SEC’s requirements for a code of ethics for senior financial officers. The Code of Conduct is available on the Company’s website.

•	Business Integrity Initiatives. The Board supports the Company’s efforts to communicate effectively its commitment to ethical business practices, which are led by the Company’s Global Ethics and Compliance function. To further this goal, all Company employees worldwide are required to certify annually that they understand and comply with the Code of Conduct. In addition, the Company’s executives and key managers worldwide participate in management training programs regarding the Code of Conduct, Colgate’s values, effective leadership and the applicable laws and regulations that govern Colgate’s business practices around the world. Colgate directors also annually certify their compliance with the Code of Conduct.

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 GOVERNANCE OF THE COMPANY

•	Political Expenditures. As set forth in the Company’s Code of Conduct, the Company has a longstanding policy against making contributions to any political party or candidate. In addition, each year, the Company advises its U.S. trade associations of this policy to prevent the use of Company dues or contributions for any such expenditures and requests that such associations which receive at least $10,000 annually from the Company confirm their compliance with this policy.

•	Sustainability. Colgate places a high priority on operating in a responsible and respectful manner, with a focus on three key areas—People, Performance and Planet. To provide incentives for Colgate people to integrate sustainability into business strategy and operations, Colgate’s global sustainability initiatives are among the individual objectives used to determine the compensation for many of Colgate’s senior managers. For more information regarding Colgate’s sustainability initiatives, please visit the Company’s website to view the Sustainability Report.

•	Restrictions on Hiring Audit Firm Employees. To bolster the independence of Colgate’s independent registered public accounting firm and the integrity of Colgate’s internal financial reporting and audit processes, Colgate has a longstanding policy prohibiting the Company from hiring any partners or managers engaged in an audit of the Company or any employees engaged in the corporate portion of an audit of the Company from PricewaterhouseCoopers LLP, Colgate’s independent registered public accounting firm, within five years of the end of their engagement without the approval of the Audit Committee.

•	Hedging Policy. To further ensure that the interests of Colgate’s directors, officers and senior managers are aligned with those of Colgate’s stockholders, the Company’s hedging policy prohibits Colgate’s directors, officers and employees who receive stock-based compensation from engaging in transactions to hedge against declines in the value of Colgate’s stock. The policy also discourages all other employees from entering into such transactions.

•	Clawback Policy. The Company’s clawback policy permits Colgate to recoup cash and equity-based incentive awards made to an officer subject to the policy if the financial results on which such awards were based are subsequently restated and such officer’s intentional misconduct contributed to the restatement.

•	Pledging Policy. To prevent forced sales of Colgate stock by Colgate’s directors and officers, the Company prohibits Colgate’s directors and officers from pledging Colgate stock.

Direct Access to Management

•	Management Participation at Board Meetings. Key senior managers regularly attend Board meetings. Topics are presented to the Board by the members of management who are most knowledgeable about the issue at hand irrespective of seniority. An open and informal environment allows dialogue to develop between directors and management, which often produces new ideas and areas of focus.

•	Direct Access to Management. The Board’s direct access to management continues outside the boardroom during discussions with corporate officers, division presidents and other employees, often without the CEO present. Directors are invited to contact senior managers directly with questions and suggestions.

Ensuring Management Accountability

•	Performance-Based Compensation. Colgate has linked the pay of its managers and employees at all levels to the Company’s performance. As described in greater detail in the CD&A, the P&O Committee adheres to this pay-for-performance philosophy, and stock-based incentive awards are a significant component of senior management’s overall compensation.

•	CEO Evaluation Process. The Board’s evaluation of the CEO is a formal annual process. The CEO is evaluated by the Board against the goals set each year, including both objective measures (such as earnings-per-share measures) and subjective criteria reflective of the Company’s strategy and core values. As part of the overall evaluation process, the Board meets informally with the CEO to give feedback on a regular basis.

Board Practices Promote Effective Oversight

•	Board Size. Designed to maximize board effectiveness, Colgate’s by-laws fix the number of directors between seven and 15. The number of directors is currently fixed at ten, and ten directors have been nominated for election at the Annual Meeting.

•	Directorship Limits. To ensure that directors are able to devote sufficient time to properly discharge their duties, Colgate’s corporate governance guidelines provide that directors should not serve on more than three other public company boards.
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 GOVERNANCE OF THE COMPANY

•	Meeting Attendance. On average, the incumbent directors attended 98% of the meetings of the Board and the committees on which they served in 2017. No incumbent director attended less than 75% of these meetings.

Continuous Improvement Through Evaluation and Education

•	Board Self-Evaluation Process. Each year, the Board evaluates its performance against criteria that it has determined are important to its success. One or more of the following topics may be considered during such evaluations: financial oversight, succession planning, executive compensation, strategic planning, corporate governance, ethics and compliance and Board structure and role. The Board then considers the results of the evaluation and identifies steps to enhance its performance.

•	Board Committee Evaluations. Self-evaluations of the Board’s committees are also conducted annually. The results of these evaluations are reviewed with each committee, and further enhancements are agreed for each committee.

•	Individual Director Evaluations. Complementing the Board and committee self-evaluations, the Board has also developed an individual director evaluation process to be used every three years. Using director effectiveness criteria selected by the Board following a review of external best practices, directors evaluate their peers and the resulting feedback is shared with individual directors by an external facilitator. This process, which the Board most recently conducted in 2016, enables the directors to provide valuable feedback to one another and identifies areas of strength and areas of focus for enhanced effectiveness.

•	Ongoing Director Education. Outside experts periodically present to the Board on various subjects. During 2017, such subjects included executive compensation trends, cybersecurity and tax policy. From time to time, Colgate’s directors also visit Colgate operations around the world, deepening their understanding of Colgate’s business.
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 GOVERNANCE OF THE COMPANY

The Board of Directors

The Board oversees the business, assets, affairs, performance and financial integrity of the Company. In accordance with the Company’s longstanding practice, the Board is independent, consisting of a substantial majority of outside directors. Currently, the Board has ten directors, with nine independent directors and one employee director, Ian Cook, who is the President and CEO of the Company and Chairman of the Board.

The Board met eight times during 2017. On average, the incumbent directors attended 98% of the meetings of the Board and the committees on which they served in 2017. During 2017, the independent directors met in executive session without Mr. Cook present at every regularly scheduled Board meeting.

Director Experience, Skills and Qualifications

The Governance Committee seeks to compose a Board with members who have a broad range of experiences and skills and different points of view, with a particular emphasis on enterprise leadership experience, relevant sector experience in the fields of business, industry, regulatory and public service and information technologies, international experience, corporate governance experience, educational achievement, strong moral and ethical character and diversity. This variety and depth of experience enables the Board collectively to understand the Company’s global business and its consumers around the world and the directors individually to make significant contributions to the deliberations of the Board.

In 2002, the Board adopted a written statement, known as the Independent Board Candidate Qualifications and made available on the Company’s website, outlining the qualities sought in directors of the Company. This statement, which was most recently updated in 2015, highlights the following skills and experiences, among others, as being important to creating an effective, well-rounded and diverse Board:

1.	Business Operations—Is or has been the Chief Executive Officer, Chief Operating Officer or other major operating or staff officer of a major public corporation, with a background in marketing, finance and/or business operations.

Rationale: Directors who have served in these roles possess exceptional leadership qualities and demonstrate a practical understanding of how large organizations operate, including strategic planning and risk management. Given the Company’s focus on growing market share through superior marketing and brand engagement, directors with expertise in marketing provide the Company with particularly important insights. The Company also uses a variety of financial metrics to measure its performance, and accurate financial reporting and accounting are critical to the Company’s success. Therefore, directors with financial experience, including an understanding of accounting and financial reporting processes, provide an essential oversight role.

2.	Industry—Has experience in the fast-moving consumer goods industry or other complementary field, such as public health.

Rationale: Directors with experience in the fast-moving consumer goods industry have experience with consumer engagement and therefore can provide valuable market and consumer insights, as well as contribute a broad understanding of industry trends. Directors with experience in complementary industries, such as the pharmaceutical industry and public health, also bring important perspectives and knowledge to the Company’s business, including with respect to engagement with dental and veterinary professionals and initiatives such as the Company’s Bright Smiles, Bright FuturesTM oral health education program.

3.	Regulatory and Public Service—Has experience working in a highly regulated industry, such as pharmaceutical, health care or insurance, or relevant government, academic or non-profit experience.

Rationale: Directors with experience in highly regulated industries bring valuable insights to the Company because the Company’s business requires compliance with a variety of regulatory requirements around the world. Directors with experience being in or interacting with government and governmental organizations help strengthen the Company’s understanding of the impact governmental actions and socioeconomic trends can have on the Company’s business. This is particularly important in times of global market volatility and political and social unrest.
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 GOVERNANCE OF THE COMPANY

4.	Information Technologies—Has experience with information technology, e-commerce or digital marketing.

Rationale: The Company is focused on maximizing growth in e-commerce and using digital marketing as a way of reaching today’s consumers. Directors with experience in those fields are therefore able to provide insights that help the Company advance powerful commercial strategies in the rapidly changing digital and e-commerce landscapes. In addition, directors with expertise in information technologies, including enterprise software, provide helpful oversight with respect to cybersecurity matters and the use of technology to enhance efficiency of operations.

5.	International—Has significant international experience, whether through managing international business operations or living and working outside the United States; an understanding of the language and culture of non-English speaking countries is also important.

Rationale: Since approximately 75% of the Company’s net sales are generated outside the United States and the Company is focused on continuing to drive penetration in growing populations, having directors with experience managing international operations is essential. Exposure to different cultural perspectives and practices is also important in helping the Company meet the needs of its global consumers in the over 200 countries and territories worldwide in which it competes.

6.	Corporate Governance—Has sufficient applicable experience to understand fully the legal and other responsibilities of an independent director of a U.S.-based public company.

Rationale: Good corporate governance accompanies and greatly aids the Company’s long-term business success. Having directors with experience serving as directors of other U.S. public companies helps ensure the Board deeply understands its duties and the Company remains at the forefront of good corporate governance.

The Governance Committee expects each of the Company’s directors to have the personal qualities necessary to make a substantial contribution to the Board, including high moral and ethical standards, strong communication and interpersonal skills and a commitment to Colgate’s success. In addition, the Governance Committee has a policy of promoting diversity on the Board, including diversity of points of view and diversity in the traditional sense (including gender, racial and ethnic diversity).

The table below provides a high-level summary of the particular skills and qualifications of each director nominee for election at the Annual Meeting. Biographical information and additional detail regarding the director nominees’ particular skills and qualifications follows. The absence of a reference to a qualification for an individual director nominee does not mean that the nominee does not possess that qualification, but rather that it is not one of the specific qualifications for which the nominee has been proposed. All nominees have been directors since last year’s annual meeting.

Skill/Qualification	Business Operations	Industry	Regulatory and Public Service	Information Technologies	International	Corporate Governance	Diversity
Ian Cook	✓	✓			✓	✓
Charles A. Bancroft	✓	✓	✓		✓
John P. Bilbrey	✓	✓			✓	✓
John T. Cahill	✓	✓			✓	✓
Helene D. Gayle		✓	✓		✓	✓	✓
Ellen M. Hancock	✓			✓		✓	✓
C. Martin Harris		✓	✓	✓		✓	✓
Lorrie M. Norrington	✓			✓	✓	✓	✓
Michael B. Polk	✓	✓			✓	✓
Stephen I. Sadove	✓	✓			✓	✓
8

 GOVERNANCE OF THE COMPANY

Ian Cook Public Company Directorships: PepsiCo, Inc. (2008-present) Age: 65 Director since 2007

Mr. Cook has been President and Chief Executive Officer of Colgate since July 2007 and Chairman of the Board since January 2009. Mr. Cook began his career at Colgate in 1976 and progressed through a series of senior marketing and management roles around the world. He was appointed Chief Operating Officer in 2004, with responsibility for operations in North America, Europe, Central Europe, Asia and Africa, and, in 2005, he was promoted to President and Chief Operating Officer, responsible for all Colgate operations worldwide.

Skills and Qualifications:

Business Operations—Extensive operational leadership experience through service as President and CEO and Chief Operating Officer of Colgate, expertise in marketing through leadership roles at Colgate and strong knowledge of business finance and financial statements through oversight of operating budgets and financial statements at Colgate.

Industry—In-depth knowledge of fast-moving consumer goods industry through over 40-year career at Colgate.

International—Experience managing Colgate’s international operations and living and working in foreign countries. Native of Great Britain.

Corporate Governance—Experience serving as a director of another U.S. public company.

Charles A. Bancroft Age: 58 Independent Director since 2017

Mr. Bancroft has served as Executive Vice President, Chief Financial Officer and Global Business Operations of Bristol-Myers Squibb Company (“Bristol-Myers Squibb”), a global biopharmaceutical company, since 2016 after serving as Chief Financial Officer of Bristol-Myers Squibb since 2010. Previously, Mr. Bancroft held a series of positions of increasing responsibility within Bristol-Myers Squibb’s finance organization, including international assignments, as well as senior leadership positions in the global pharmaceutical business. Prior to joining Bristol-Myers Squibb in 1984, Mr. Bancroft was an auditor with KPMG.

Skills and Qualifications:

Business Operations—Extensive knowledge of business finance and financial statements through service as Chief Financial Officer of, and holding various senior financial positions at, Bristol-Myers Squibb.

Industry—In-depth knowledge of the pharmaceutical industry, a complementary industry, through experience at Bristol-Myers Squibb.

Regulatory—Experience working in a highly regulated industry, the pharmaceutical industry, through service at Bristol-Myers Squibb.

International—Experience managing Bristol-Myers Squibb’s international operations and living and working in foreign countries.

9

 GOVERNANCE OF THE COMPANY

John P. Bilbrey Public Company Directorships: The Hershey Company (2011-present) The McCormick Company (2005-2015) Age: 61 Independent Director since 2015

Mr. Bilbrey has served as Non-Executive Chairman of The Hershey Company (“Hershey”), a multinational consumer food company, since March 2017 after serving as President and Chief Executive Officer of Hershey from 2011 until his retirement in March 2017, and as Chairman of Hershey since 2015. Mr. Bilbrey joined Hershey as Senior Vice President, President Hershey International in 2003 and served in this role through 2007. He served as Senior Vice President, President Hershey North America from 2007 to 2010 and served as Executive Vice President and Chief Operating Officer from 2010 to 2011. Prior to joining Hershey, Mr. Bilbrey held executive positions at Mission Foods and Danone Waters of North America, Inc., a division of Groupe Danone, and previously spent 22 years at The Procter & Gamble Company (“Procter & Gamble”). Mr. Bilbrey also serves on the Kansas State University Business School Advisory Council.

Skills and Qualifications:

Business Operations—Extensive operational leadership experience through service as Chief Executive Officer and Chief Operating Officer of Hershey, expertise in marketing through leadership roles at consumer-focused companies and strong knowledge of business finance and financial statements through oversight of operating budgets and financial statements at Hershey.

Industry—In-depth knowledge of fast-moving consumer goods industry through experience at Hershey and Procter & Gamble.

International—Experience managing Hershey’s international operations and living and working in foreign countries.

Corporate Governance—Experience serving as a director of other U.S. public companies.

John T. Cahill

Public Company Directorships:

American Airlines Group Inc.

(2013-present)

The Kraft Heinz Company

(2015-present)

Kraft Foods Group, Inc.

(2012-2015)

Legg Mason, Inc. (2010-2014)

Age: 60

Independent Director since 2005

Mr. Cahill has served as Vice Chairman of The Kraft Heinz Company, a multinational food and beverage company, since July 2015 after serving as Chairman and Chief Executive Officer of Kraft Foods Group, Inc. (“Kraft”) from December 2014 until its merger with H.J. Heinz Holding Corporation in July 2015. Mr. Cahill previously served as Executive Chairman of Kraft from October 2012, when Kraft was spun off from Kraft Foods Inc., until March 2014, when he was elected Non-Executive Chairman. He served as Executive Chairman of Kraft Foods North America in 2012. Mr. Cahill was an Industrial Partner at Ripplewood Holdings LLC, a private equity firm, from 2008 through 2011. He previously served The Pepsi Bottling Group, Inc. (“PBG”) in a variety of leadership positions culminating in Chairman and Chief Executive Officer. He also held multiple senior financial and operating leadership positions at PepsiCo Inc. (“PepsiCo”).

Skills and Qualifications:

Business Operations—Extensive operational leadership experience through service as Chairman and Chief Executive Officer of Kraft and as Chairman and Chief Executive Officer of PBG and strong knowledge of business finance and financial statements through service as Chief Financial Officer of PBG, Kentucky Fried Chicken and Pepsi-Cola North America and as Senior Vice President and Treasurer of PepsiCo.

Industry—In-depth knowledge of fast-moving consumer goods industry through experience at Kraft and nearly 20-year career at PepsiCo and PBG.

International—Experience managing international operations for PBG.

Corporate Governance—Experience serving as a director of other U.S. public companies.

10

 GOVERNANCE OF THE COMPANY

Helene D. Gayle Public Company Directorships: The Coca-Cola Company (2013-present) Age: 62 Independent Director since 2010

Dr. Gayle has served as President and Chief Executive Officer of The Chicago Community Trust, a community foundation dedicated to improving the Chicago region through strategic grant making, civic engagement and inspiring philanthropy, since October 2017. Dr. Gayle previously served as Chief Executive Officer of McKinsey Social Initiative from 2015 to 2017 and as President and Chief Executive Officer of CARE USA from 2006 to 2015. From 2001 to 2006, she was an executive in the Global Health program at the Bill & Melinda Gates Foundation. Dr. Gayle began her career in public health at the U.S. Centers for Disease Control in 1984 and held positions of increasing responsibility over her 20-year tenure there, ultimately becoming the director of the National Center for HIV, STD and TB Prevention and achieving the rank of Assistant Surgeon General and Rear Admiral in the United States Public Health Service. Dr. Gayle also serves on the boards of the Center for Strategic and International Studies, the Rockefeller Foundation, New America and the Brookings Institution. She is a member of the Council on Foreign Relations, the National Academy of Medicine and the American Public Health Association.

Skills and Qualifications:

Regulatory and Public Service—Extensive leadership experience in the global public health, global development and humanitarian fields through positions at McKinsey Social Initiative, CARE USA, the Bill & Melinda Gates Foundation and The Chicago Community Trust and 20-year career at the U.S. Centers for Disease Control.

International—Experience managing international operations at CARE USA, one of the world’s leading humanitarian organizations with programs in nearly 70 countries around the world and developing and implementing global programs at McKinsey Social Initiative, a non-profit organization focused on bringing together varied stakeholders to address complex global social challenges.

Industry—In-depth knowledge of and expertise in the global public health field, a complementary industry.

Corporate Governance—Experience serving as a director of another U.S. public company.

Ellen M. Hancock Public Company Directorships: Aetna Inc. (1995-present) Age: 74 Independent Director since 1988

Mrs. Hancock served as the President of Jazz Technologies, Inc. and President and Chief Operating Officer of its predecessor Acquicor Technology Inc. from 2005 to 2007. She was the Chairman and Chief Executive Officer of Exodus Communications, Inc. (“Exodus”), a public company specializing in computer network and internet systems she joined in 1998, from 2000 to 2001. Mrs. Hancock began her career at International Business Machines Corporation (“IBM”), where she spent nearly 30 years in various staff, managerial and executive roles including Senior Vice President and Group Executive.

Mrs. Hancock serves as Chairman of the Board of Marist College and as a trustee of Santa Clara University. She is also a member of the Council on Foreign Relations.

Skills and Qualifications:

Business Operations—Extensive operational leadership experience through service as Chairman and Chief Executive Officer of Exodus and strong knowledge of business finance and financial statements through oversight and management of operating budgets for various companies throughout her career.

Information Technologies—Significant experience with information technology through service at Exodus and an over 30-year career at IBM and other leading technology companies.

Corporate Governance—Experience serving as a director of other U.S. public companies.

11

 GOVERNANCE OF THE COMPANY

C. Martin Harris

Public Company Directorships:

Healthstream, Inc. (2010-present)

Invacare Corporation (2003-present)

Thermo Fisher Scientific Inc.

(2012-present)

Age: 61

Independent Director since 2016

Dr. Harris has served as Associate Vice President of the Health Enterprise and Chief Business Officer of the Dell Medical School at The University of Texas at Austin since December 2016. Dr. Harris previously served as Chief Information Officer and Chairman of the Information Technology Division of The Cleveland Clinic Foundation, a non-profit academic medical center, and a Staff Physician for The Cleveland Clinic Hospital and The Cleveland Clinic Foundation Department of General Internal Medicine from 1996 to 2016. Additionally, from 2000 to 2016, he was Executive Director of e-Cleveland Clinic, a series of e-health clinical programs offered over the internet. Prior to joining the Cleveland Clinic, Dr. Harris spent 14 years with the School of Medicine at the University of Pennsylvania.

Skills and Qualifications:

Regulatory and Public Service—Extensive leadership experience in the public health field through positions at the Dell Medical School and the Cleveland Clinic.

Information Technologies—Considerable experience with information technology through service at the Dell Medical School, the Cleveland Clinic and the University of Pennsylvania.

Industry—In-depth knowledge of and expertise in the public health field, a complementary industry.

Corporate Governance—Experience serving as a director of other U.S. public companies.

Lorrie M. Norrington Public Company Directorships: Autodesk, Inc. (2011-present) HubSpot, Inc. (2013-present) DIRECTV (2011-2015) Age: 58 Independent Director since 2015

Ms. Norrington has served as an Operating Partner of Lead Edge Capital LLC, a growth equity investment firm, since 2013. Ms. Norrington previously served in several senior management roles at eBay from 2005 to 2010, including President of Global eBay Marketplaces, Chief Operating Officer of eBay Marketplaces, President of eBay International and CEO of Shopping.com. Prior to joining eBay, Ms. Norrington held senior positions at Intuit Inc. (“Intuit”). Prior to Intuit, she was a company officer and held a number of global operating roles, including CEO of GE FANUC, at General Electric Company (“General Electric”) over an almost 20-year period.

Skills and Qualifications:

Business Operations—Extensive operational leadership experience through service as President and Chief Operating Officer of eBay Marketplaces and as head of various operating divisions at General Electric and strong knowledge of business finance and financial statements through oversight of operating budgets at various companies.

Information Technologies—Considerable experience with information technology, e-commerce and digital marketing through service at eBay and Intuit and advisory work for other technology companies.

International—Experience managing international operations for eBay and global businesses for General Electric.

Corporate Governance—Experience serving as a director of other U.S. public companies.

12

 GOVERNANCE OF THE COMPANY

Michael B. Polk Public Company Directorships: Newell Brands Inc. (2016-present) Newell Rubbermaid Inc. (2009-2016) Age: 57 Independent Director since 2014

Mr. Polk has served as Chief Executive Officer of Newell Brands Inc. (“Newell”), a multinational consumer goods company, since April 2016 after serving as President and Chief Executive Officer of Newell Rubbermaid Inc. from 2011 until its merger with Jarden Corporation in 2016. From 2003 to 2011, Mr. Polk held a series of key positions at Unilever, including President, Global Foods, Home and Personal Care. Previously, Mr. Polk spent 16 years at Kraft Foods Inc. (“Kraft Foods”), serving as President, Asia Pacific Region, Kraft Foods International and President, Nabisco Biscuit & Snacks, Kraft Foods North America, and three years at Procter & Gamble.

Skills and Qualifications:

Business Operations—Extensive operational leadership experience through service as Chief Executive Officer of Newell and Newell Rubbermaid and as head of various operating divisions of Unilever and Kraft Foods, expertise in marketing through leadership roles at consumer-focused companies and strong knowledge of business finance and financial statements through oversight of operating budgets at various companies and operating budgets and financial statements at Newell and Newell Rubbermaid.

Industry—In-depth knowledge of fast-moving consumer goods industry through experience at Newell, Newell Rubbermaid, Unilever, Kraft Foods and Procter & Gamble.

International—Experience managing Newell’s, Newell Rubbermaid’s, Unilever’s and Kraft Foods’ international operations.

Corporate Governance—Experience serving as a director of other U.S. public companies.

Stephen I. Sadove

Public Company Directorships:

Aramark (2013-present)

Park Hotels & Resorts Inc.

(2017-present)

Ruby Tuesday, Inc. (2002-2017)

J.C. Penney Company, Inc.

(2013-2016)

Saks Incorporated (1998-2013)

Age: 66

Independent Director since 2007

Mr. Sadove became a founding partner of JW Levin Management Partners LLC, a private equity firm, in 2015. He has also served as Principal of Stephen Sadove and Associates, which provides consulting services to the retail industry, since 2013. Mr. Sadove served as Chairman and Chief Executive Officer of Saks Incorporated (“Saks”) from 2007 until 2013. He joined Saks as Vice Chairman in 2002, served as Chief Operating Officer from 2004 to 2006 and was named Chief Executive Officer in 2006. Previously, Mr. Sadove worked for Bristol-Myers Squibb, which he joined in 1991 as President of Clairol in the United States. He later gained additional responsibility for the consumer businesses in Canada, Europe, the Middle East, Africa and Latin America. In 1996, he was named President of Bristol-Myers Squibb’s worldwide beauty care business and was later named a senior vice president with additional responsibility for Mead Johnson Nutritionals. Mr. Sadove also serves as Chairman of the Board of Hamilton College.

Skills and Qualifications:

Business Operations—Extensive operational leadership experience through service as Chief Executive Officer of Saks and as head of various operating divisions at Bristol-Myers Squibb, expertise in marketing through leadership roles at consumer-focused companies and strong knowledge of business finance and financial statements through oversight of operating budgets at various companies and operating budgets and financial statements at Saks.

Industry—In-depth knowledge of fast-moving consumer goods industry through experience at Bristol-Myers Squibb.

International—Experience managing Bristol-Myers Squibb’s international operations.

Corporate Governance—Experience serving as a director of other U.S. public companies.

13

 GOVERNANCE OF THE COMPANY

Director Independence

As described above, the Board has adopted director independence standards which are stricter than those required by the listing standards of the NYSE. Specifically, a director is not considered independent if the director has any relationship with Colgate or its senior management or with another director or any other person that in the Board’s judgment may impair the director’s ability to make independent judgments. Such relationships could include voting arrangements and personal, economic or professional ties between a director and an officer of Colgate, another Colgate director or a significant stockholder of Colgate. Relationships and transactions (direct or indirect) that would preclude independence include: (i) current or former employment with the Company; (ii) affiliation with Colgate’s advisors; (iii) compensation from the Company (other than director fees); (iv) material business relationships with the Company; (v) loans between directors and the Company or its senior management; (vi) material investments with the Company or its officers; (vii) joint investments with the Company’s officers or other directors; (viii) leadership roles in charitable organizations that receive significant support from Colgate; (ix) affiliation or employment with a present or former Colgate auditor; and (x) service on interlocking boards of directors or compensation committees. A copy of the complete independence standards is available on the Company’s website.

In making its determination regarding the independence of each non-employee director, the Board considers any transactions, relationships or arrangements as required by the Company’s director independence standards. Based on these standards, the Board has determined that each director, other than Mr. Cook, who is the Company’s Chairman of the Board, President and CEO, is independent as there were no transactions, relationships or arrangements of the types described in the Company’s director independence standards.

Board Leadership Structure

The Governance Committee regularly reviews Board leadership trends and has determined that, at this time, combining the positions of Chairman and Chief Executive Officer is best for Colgate, as discussed in greater detail below. Currently, therefore, the offices of Chairman and Chief Executive Officer are held by the same person, Ian Cook. Colgate has a small Board that works very effectively together and nine of Colgate’s ten directors are independent. In addition, the Board’s committees are composed solely of, and chaired by, independent directors. The independent directors meet at each regularly scheduled Board meeting in separate executive sessions without Mr. Cook present, which are chaired by the independent Lead Director.

Colgate has long been committed to having an independent lead director, having established the position of Presiding Director in 2003 and expanded the role in 2006. Renamed in early 2012 in connection with a review of external practice, the role of the Lead Director is to: (i) preside at all meetings of the Board at which the Chairman is not present (including the executive sessions); (ii) serve as interim Chairman if the Chairman is unable to perform his or her duties; (iii) establish agendas for the executive sessions in consultation with the other directors; (iv) serve as liaison between the independent directors and the Chairman (although all independent directors are encouraged to communicate freely with the Chairman, President and CEO and other members of management at any time); (v) review and approve information to be sent to the Board; (vi) review and approve proposed Board meeting agendas; (vii) review and approve meeting schedules to help ensure there is sufficient time for discussion of all agenda items; (viii) have the authority to call meetings of the independent directors, as appropriate; (ix) authorize the retention of outside advisors and consultants who report directly to the independent directors on Board issues; (x) be available (as deemed appropriate by the Board) for consultation and direct communication with stockholders; and (xi) perform such other duties as the Board may specify from time to time. The Lead Director serves a three-year term, beginning at the meeting of the Board of Directors immediately following the Annual Meeting of Stockholders unless an earlier appointment is required by reason of vacancy or otherwise. The Governance Committee nominates a candidate for the Lead Director from among the independent directors, and the affirmative vote of a majority of the independent directors is required to appoint the nominee proposed by the Governance Committee.

Colgate’s small, independent Board, with its proactive Lead Director and independent committee chairs, ensures that the Board, and not the Chairman alone, determines the Board’s focus. The Chairman is guided by these strong independent leaders and having the Chief Executive Officer serve as the Chairman creates a bridge to management that helps provide the Board with the management support it needs. Based on these considerations, the Governance Committee determined that combining the positions of Chairman and Chief Executive Officer is best for Colgate at this time.

14

 GOVERNANCE OF THE COMPANY

Board Role in Risk Oversight

Colgate has established a systematic and thorough risk management process. The responsibility for the day-to-day management of risk lies with Colgate’s management, while the Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with Colgate’s overall corporate strategy.

Each year Colgate’s management identifies what it believes are the top individual risks facing Colgate. These risks are then reviewed with the Board. The Board has assigned its responsibilities for overall risk oversight to the Audit Committee, though all Board members attend Audit Committee meetings and participate in risk management discussions. The Audit Committee therefore is responsible for overseeing the enterprise risk management process, while the full Board or an appropriate committee thereof oversees the top individual risk areas. Colgate’s chief risk officer (the Chief Financial Officer) and other members of senior management responsible for the day-to-day management of the top individual risk areas present directly to the Board and its committees regularly. In addition, the P&O Committee oversees an annual risk assessment of the Company’s compensation policies and practices, which is conducted by the Company’s Global Human Resources executives and its Chief Financial Officer and reviewed by the Board’s independent compensation consultant and focuses primarily on the design of the incentive compensation programs and the degree to which such programs appropriately balance enterprise risk and compensation.

Communications to the Board of Directors

Stockholders and other interested parties are encouraged to communicate directly with the Company’s independent directors by sending an e-mail to directors@colpal.com or by writing to Directors, c/o Office of the Chief Legal Officer, Colgate-Palmolive Company, 300 Park Avenue, 11th Floor, New York, New York 10022. Stockholders and other interested parties may also communicate with individual independent directors and committee chairs by writing to them at the above mailing address. Such communications are handled in accordance with the procedures described on the Company’s website.

Significant concerns and questions relating to accounting, internal accounting controls or auditing matters are promptly brought to the attention of the Audit Committee chair and handled in accordance with the procedures established by the Audit Committee. Under these procedures, the Company’s Global Ethics and Compliance function, in conjunction with the Company’s Internal Audit and Corporate Legal departments, addresses these concerns in accordance with the directions of the Audit Committee chair. The Audit Committee chair approves recommendations regarding the handling of each matter, oversees any investigations and approves the disposition of each matter. The Audit Committee chair may, in his discretion, engage outside counsel and other independent advisors. The Audit Committee receives quarterly updates regarding other concerns or questions relating to accounting, internal accounting controls or auditing matters.

Concerns relating to accounting, internal accounting controls or auditing matters may also be reported to the Global Ethics and Compliance function by telephone, facsimile and e-mail as follows: 24-hour EthicsLine: (800) 778-6080 (toll-free from the United States, Canada and Puerto Rico) or (212) 310-2330 (collect from all other locations); facsimile number: (212) 310-3745; and e-mail: ethics@colpal.com.

Colgate strictly prohibits retaliation against any individual who reports in good faith to the Company or the directors information concerning potential violations, or who participates in good faith in any investigation or proceeding by the Company or a government agency. Concerns may be submitted to the Company or the directors on an anonymous basis through their postal address or through the 24-hour EthicsLine numbers maintained by the Global Ethics and Compliance function. If requested, Colgate will keep information submitted confidential, subject to the need to conduct an effective investigation and take appropriate action or as otherwise required by applicable law.

Director Attendance at Annual Meetings

It is the Company’s policy that all members of the Board should attend the Company’s Annual Meeting of Stockholders, unless extraordinary circumstances prevent a director’s attendance. All of the directors who were elected to the Board at the 2017 Annual Meeting were in attendance.

15

 GOVERNANCE OF THE COMPANY

Committees of the Board of Directors

The Board has four standing committees: the Audit Committee, the Finance Committee, the Governance Committee and the P&O Committee. A summary of the responsibilities of these committees is set forth below. The committee charters are available on the Company’s website.

The following table shows the members of each committee and the number of meetings each committee held in 2017.

Committee Membership

Director			Audit	Finance	Nominating and Corporate Governance	Personnel and Organization
Ian Cook		*
Charles A. Bancroft		I	M	M
John P. Bilbrey		I		M	M
John T. Cahill		I	C			M
Helene D. Gayle		I			C	M
Ellen M. Hancock		I	M	C	M
C. Martin Harris		I			M	M
Lorrie M. Norrington		I	M	M
Michael B. Polk		I			M	C
Stephen I. Sadove	LD	I	M			M
Number of meetings in 2017			7	5	4	5
* Chairman of the Board	I = Independent Director	LD = Lead Director	C = Chair	M = Member

Audit Committee

The Audit Committee assists the Board in its oversight of management’s fulfillment of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system. It also appoints the Company’s independent registered public accounting firm and oversees the activities of the Company’s Internal Audit function and the Global Ethics and Compliance function. In addition, as discussed above, the Audit Committee assists the Board in its oversight of the Company’s overall risk management process. The Board has determined that all members of the Audit Committee are “independent,” as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the listing standards of the NYSE and Colgate’s own, stricter director independence standards, and are “audit committee financial experts” as that term is defined under SEC rules.

Finance Committee

The Finance Committee oversees the financial policies and practices of the Company, reviews the budgets of the Company and makes recommendations to the Board on financial and strategic matters. It also oversees the Company’s capital structure and its Finance, Treasury and related functions. All members of the Finance Committee are independent directors.

Nominating and Corporate Governance Committee

The Governance Committee recommends nominees for the Board and develops and implements formal Board self-evaluation procedures. It also makes recommendations to the Board regarding Board and committee structure, corporate governance and director compensation. All members of the Governance Committee are independent directors.

In making recommendations to the Board regarding director compensation, the Governance Committee annually reviews information provided by the Global Human Resources function regarding recent trends in director compensation and comparison data regarding peer company practices in the compensation comparison group discussed beginning on page 28. The Global Human Resources function purchases subscriptions from the National Association of Corporate Directors and Equilar, from which they receive such comparison data. Based on its review of the information provided by the Global Human Resources function, the Governance Committee determines whether to recommend to the Board any changes in the director compensation program. The director compensation program is described on page 58. The Governance Committee does not delegate any of its authority in making director compensation recommendations.

16

 GOVERNANCE OF THE COMPANY

Personnel and Organization Committee

The P&O Committee is appointed by the Board to act on its behalf with respect to overseeing the personnel and organizational matters of the Company, including the compensation of the Company’s executives. All members of the P&O Committee are independent directors.

The P&O Committee devotes substantial time each year to executive compensation matters. It recommends and approves, with the participation and concurrence of the other independent directors of the Board, the compensation of the CEO. The CEO plays no role in setting his own compensation. The P&O Committee also reviews and approves the compensation recommended by the Global Human Resources function of the Company and the CEO for the other executive officers of the Company in accordance with the compensation programs described in the CD&A. In reviewing and approving compensation for executive officers, the P&O Committee uses tally sheets that summarize all material components of compensation. The P&O Committee does not delegate any of its responsibilities regarding the consideration and determination of executive compensation.

The P&O Committee periodically retains the services of outside compensation consultants to provide it with objective, third-party advice on the appropriateness of the Company’s compensation of the CEO and other senior executives. In 2009, the P&O Committee adopted a written policy regarding its selection and use of outside compensation consultants, a copy of which is available on the Company’s website. The policy contains the following key principles:

•	The P&O Committee selects all outside compensation consultants that provide advice to it, and directly retains and compensates such consultants, who report to and are solely responsible to the committee.

•	Such consultants may not provide any other services to the Company unless these are expressly approved by the P&O Committee in advance. The P&O Committee will approve such other services only if it concludes that providing them will not impair the ability of the consultant to provide objective and independent advice to the committee.

Since 2008, the P&O Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) to advise it with respect to the CEO’s compensation and such other matters as the P&O Committee may direct. Neither FW Cook nor any of its affiliates provides any other services to the Company. FW Cook works directly with the P&O Committee and its chair and meets with the P&O Committee in executive session. The P&O Committee conducted an assessment of whether the work of FW Cook during 2017 generated any conflict of interest, within the meaning of SEC rules, and concluded it did not.

During 2017 and early 2018, the Global Human Resources function of the Company purchased executive compensation survey data from Mercer Human Resources Consulting, Aon Hewitt, Willis Towers Watson and Equilar and used Aon Hewitt to provide change-in-control and similar calculations for this Proxy Statement. These providers were chosen because they are the leading providers in their fields and have global capabilities and/or consumer products industry experience.

17

 GOVERNANCE OF THE COMPANY

Certain Relationships and Related Transactions

Colgate has a longstanding policy prohibiting its directors, officers and employees from entering into transactions that present actual or potential conflicts of interest. This policy is reflected in the Company’s Code of Conduct, Business Practices Guidelines and Director Independence Standards. In addition, the Board has adopted a written policy regarding related person transactions which supplements these policies by establishing additional procedures for monitoring and reviewing and, if appropriate, approving or ratifying, these types of transactions. The policy covers any “related person transaction,” as defined under SEC rules, which generally includes any transaction, arrangement or relationship involving more than $120,000 in which the Company or any of its subsidiaries was, is or will be a participant and in which a “related person” had, has or will have a direct or indirect material interest. “Related persons” means directors and executive officers and their immediate family members, and stockholders owning five percent or more of Colgate’s outstanding stock.

The Company’s Corporate Legal Department, together with the Corporate Controller’s Department, is responsible for monitoring compliance with these policies and procedures. In the rare instance where a related person transaction is determined to provide a material benefit to the Company and its stockholders, the transaction must be submitted to the independent directors of the Board for their review. Only the independent directors of the Board may approve or ratify the transaction in accordance with the procedures for review and approval or ratification described in the policy. In the course of its review of related person transactions, the independent directors of the Board will consider all of the relevant facts and circumstances that are available to them, including but not limited to: (i) the benefits to the Company; (ii) in a transaction involving a director, the impact on the director’s independence; (iii) the availability of comparable products or services; (iv) the terms of the transaction; and (v) whether the transaction is proposed to be on terms more favorable to the Company than terms that could have been reached with an unrelated third party.

Based on the Company’s review of its transactions, there were no transactions considered to be a related person transaction during 2017.

Compensation Committee Interlocks and Insider Participation

During 2017, the following directors were members of the P&O Committee: Drs. Gayle and Harris, Messrs. Cahill, Polk and Sadove and Richard J. Kogan (who retired from the Board in May 2017). None of the members of the P&O Committee has been an officer of the Company and none was an employee of the Company during 2017, and none had any relationship with the Company or any of its subsidiaries during 2017 that would be required to be disclosed as a related person transaction. None of the executive officers of the Company has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board or the P&O Committee.

18

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

The Nominating and Corporate Governance Committee recommends nominees for the Board of Directors, among other responsibilities. A copy of the charter of the Nominating and Corporate Governance Committee, which describes this and other responsibilities of the committee, is available on the Company’s website at www.colgatepalmolive.com. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent, as independence for nominating committee members is defined in the NYSE listing standards and in Colgate’s own, stricter director independence standards.

The Board selects new director candidates based on the recommendation of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies, screens and recruits potential candidates for membership on the Board of Directors, taking into account the needs of the Company and the Board at the time. The Company has engaged a third-party international executive search firm to assist the Nominating and Corporate Governance Committee in identifying and evaluating potential director candidates.

On the recommendation of the Nominating and Corporate Governance Committee, the Board has adopted the Independent Board Candidate Qualifications, a written statement of the criteria for Board membership that is used by the committee in evaluating individual director candidates. This statement outlines the qualities needed for Board membership, including enterprise leadership experience, relevant sector experience in the fields of business, industry, regulatory and public service and information technologies, international experience, corporate governance experience, educational achievement, strong moral and ethical character and diversity. In addition, prospective directors must satisfy the Company’s director independence standards and be willing and able to devote sufficient time to discharge their duties. A copy of the Independent Board Candidate Qualifications is available on the Company’s website. Since the Company competes in over 200 countries and territories around the world, the Nominating and Corporate Governance Committee believes that members of the Board must as a group, whether as a result of the business or other experiences of the individual Board members, be able to understand the Company’s business from a global perspective. As evidenced by the selection criteria identified in the Independent Board Candidate Qualifications, which emphasize the value of, among other things, international perspectives, different points of view and diversity in the traditional sense (including gender, racial and ethnic diversity), the Company has a policy of promoting diversity on its Board. The Nominating and Corporate Governance Committee implements this policy through its director recruitment efforts and assesses the effectiveness of the policy regularly through Board and committee self-evaluations.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and others if such candidates meet Colgate’s criteria for Board membership, evaluating them in the same manner in which the committee evaluates other candidates. Such recommendations should be made in writing to the Nominating and Corporate Governance Committee or the Company’s Secretary and should include a description of the qualifications of the proposed candidate. Any stockholder of the Company may also nominate a director at a stockholders’ meeting, and eligible stockholders of the Company may also nominate directors for inclusion in the Company’s proxy statement, in each case in accordance with the requirements of the Company’s by-laws relating to stockholder nominations as described in “Questions and Answers about Colgate’s Annual Meeting—Who nominates the directors?” The Nominating and Corporate Governance Committee has approved ten director nominees for election at the 2018 Annual Meeting, all of whom are standing for reelection.

The foregoing report has been submitted by the members of the Nominating and Corporate Governance Committee: Helene D. Gayle (Chair), John P. Bilbrey, Ellen M. Hancock, C. Martin Harris and Michael B. Polk.

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AUDIT COMMITTEE REPORT

The Audit Committee is composed of five independent directors. The Board of Directors has determined that it would be desirable for all Audit Committee members to be “audit committee financial experts” as that term is defined under SEC rules. The Board has conducted an inquiry into the qualifications and experience of each member of the Audit Committee, and has determined that they each meet the SEC’s criteria for audit committee financial experts.

The Audit Committee assists the Board of Directors in its oversight of the Company’s financial statements and reporting processes, including the Company’s internal control over financial reporting and the Company’s Internal Audit function. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm, including review of their qualifications, independence and performance and approval of their fees. In addition, the Audit Committee oversees the Company’s Global Ethics and Compliance function, enterprise risk management process and compliance with legal and regulatory requirements. For more information about oversight of the Global Ethics and Compliance function, including procedures for investigating complaints related to accounting, internal accounting controls or auditing matters, see “Governance of the Company—Communications to the Board of Directors.” A copy of the charter of the Audit Committee, which describes these and other responsibilities of the committee, is available on the Company’s website at www.colgatepalmolive.com.

Management has the direct and primary responsibility for the financial statements and the reporting processes, including establishing and maintaining adequate internal control over financial reporting. The independent registered public accounting firm is responsible for auditing the annual financial statements prepared by management and expressing an opinion as to whether those financial statements present fairly, in all material respects, the financial position of the Company and its subsidiaries and the results of their operations and their cash flows in conformity with accounting principles generally accepted in the United States of America. The independent registered public accounting firm is also responsible for auditing the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) to audit the Company’s financial statements as of and for the year ended December 31, 2017 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017. PwC has served as the Company’s independent registered public accounting firm continuously since May 2002. The Audit Committee considered several factors in selecting PwC as the Company’s independent registered public accounting firm, including the firm’s independence and internal quality controls, the proposed lead audit partner and overall depth of talent, their experience with the Company’s industry (including any potential conflicts arising from representation of direct competitors of the Company) and their capability and expertise in handling the breadth and complexity of the Company’s global operations along with the firm’s familiarity with the Company’s business, accounting policies and internal control over financial reporting. In determining whether to reappoint PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2018, the Audit Committee again took those factors into consideration along with its evaluation of the past performance of PwC. The Audit Committee determined that the continued retention of PwC as the Company’s independent registered public accounting firm is in the Company’s best interests. The Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm in order to assure continuing auditor independence.

PwC’s lead audit partner for the Company rotates every five years pursuant to the requirement mandated by the Sarbanes-Oxley Act of 2002. The process for selecting the new lead audit partner involves an assessment of many factors, including the candidates’ independence, objectivity, broad-based business judgment, multinational and industry experience, commitment to serving the Company, ability to leverage the resources of the firm and commitment to continuous improvement and robust dialogue with the Audit Committee. The selection process also involves discussions with management and the Audit Committee regarding each of the candidates.

The Audit Committee met seven times in 2017, including to review and discuss each quarterly earnings release prior to its announcement and each of the Company’s quarterly and annual financial statements. The Audit Committee reviewed and discussed the scope of and plans for the internal and external audits with management and the independent registered public accounting firm together and separately. The Audit Committee also met with management and the independent registered public accounting firm together and separately to review and discuss the audited financial statements and matters related to the design and operating effectiveness of the Company’s internal control over financial reporting. These discussions and reviews included the reasonableness of significant estimates and judgments, significant accounting policies (including critical accounting policies), significant unusual transactions, the independent registered public accounting firm’s assessment of the quality, not just acceptability, of the Company’s accounting principles, risk assessment and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

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The Audit Committee has received the written disclosures of the independent registered public accounting firm as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm, and received a letter from them confirming, their independence from management and the Company. In addition, the Audit Committee has reviewed and approved the Company’s policy with regard to the hiring of former employees of the Company’s independent registered public accounting firm. In evaluating the independent registered public accounting firm’s independence, the Audit Committee considered whether the firm’s provision of any non-audit services impaired or compromised the firm’s independence and the Audit Committee concluded that the provision of those services did not. Those services, along with the fees paid to the independent registered public accounting firm and the Audit Committee’s pre-approval policy for services that may be performed by the Company’s independent registered public accounting firm, are described in greater detail in “Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm.”

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the year ended December 31, 2017 be accepted and included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.

The foregoing report has been submitted by the members of the Audit Committee: John T. Cahill (Chair), Charles A. Bancroft, Ellen M. Hancock, Lorrie M. Norrington and Stephen I. Sadove.

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 EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Pay for Performance Overview

The key principles underlying the Company’s compensation philosophy are aligning pay and performance, driving strong business results, focusing on long-term shareholder return and attracting, motivating and retaining high-quality talent. Annual and long-term incentive award payments vary based on the Company’s business performance, and the value of equity awards also varies based on the performance of the Company’s common stock. In 2017, almost 90% of the total compensation earned by the Company’s Chairman, President and Chief Executive Officer (“CEO”) was performance-based, and over 70% of the average total compensation earned by the other executive officers listed in the Summary Compensation Table of this Proxy Statement (together with the CEO, the “Named Officers”) was performance-based, as the following charts demonstrate.

The Company believes its practice of tying compensation to achievement of both annual and long-term business goals has driven strong operational performance and resulted in increased shareholder value over the long term. Over the course of the eleven-year tenure of the Company’s CEO, which began in July 2007, the Company has delivered solid performance on both an absolute basis and relative to the Comparison Group (as defined below), as evidenced by the below chart showing total shareholder return (“TSR”) and the CEO’s total direct compensation.*

*	Please see page 25 for an explanation regarding the components of “total direct compensation” or “TDC.”

The Company is focused on delivering long-term shareholder return and building long-term business success through good corporate governance and the design and implementation of Colgate’s key business priorities—growing sales through engaging with consumers, developing world-class innovation and working with retail partners; driving efficiency on every line of the income statement to increase margins; generating strong cash flow performance and utilizing that

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 EXECUTIVE COMPENSATION

cash effectively to enhance total shareholder return; and leading to win by staying true to the Company’s culture and focusing on its stakeholders. The following charts demonstrate that cumulative total shareholder returns on the Company’s common stock have exceeded the cumulative total shareholder returns of the Comparison Group and the S&P 500 Index for each of the twenty-year and ten-year periods ended December 31, 2017, and of the Comparison Group for the one-year period ended December 31, 2017.

2017 was a reinvestment year for the Company. At the beginning of 2017, the Company committed to increasing its advertising investment and maintaining continuity of advertising over the course of the year, positioning itself for future growth. These goals were achieved and, as a result of greater brand awareness and the additional investments made behind other strategic initiatives, the Company is well-positioned for success going forward. In 2017, the Company’s adjusted earnings per share (a non-GAAP financial measure, referred to herein as “Base Business Earnings Per Share”) returned to growth, following a decline in 2015 and flat results in 2016, while growth in adjusted earnings per share on a currency-neutral basis (a non-GAAP financial measure) slowed. In 2017, the Company’s growth in organic sales (a non-GAAP financial measure, defined as net sales excluding foreign exchange, acquisitions, divestments and, for 2016, the impact of the deconsolidation of the Company’s Venezuelan operations) also slowed. Consistent with those financial results and reflecting the impact of the Company’s pay-for-performance philosophy, the Company’s CEO total direct compensation also declined in 2017. The relationship between the Company’s financial results and the CEO’s total direct compensation is demonstrated by the following charts.

*	Please see Annex A for reconciliations of organic sales growth to net sales growth calculated in accordance with GAAP, of Base Business Earnings Per Share to diluted earnings per share calculated in accordance with GAAP and of adjusted earnings-per-share growth on a currency-neutral basis to Base Business Earnings Per Share growth and page 25 for an explanation regarding the components of CEO total direct compensation.

This Compensation Discussion and Analysis (“CD&A”) discusses the compensation paid to the Named Officers, namely:

Name	Title
Ian Cook	Chairman, President and CEO
Dennis J. Hickey	Chief Financial Officer
Franck J. Moison	Vice Chairman
P. Justin Skala	Chief Operating Officer, North America, Europe, Africa/Eurasia and Global Sustainability
Noel R. Wallace	Chief Operating Officer, Global Innovation & Growth and Hill’s Pet Nutrition

The Personnel and Organization Committee of the Board (the “P&O Committee”) annually reviews an analysis of the relationship between pay and performance for the Named Officers. The analysis includes a three-year historical review of the relationship between the compensation paid to the CEO and the other Named Officers and Company

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 EXECUTIVE COMPENSATION

performance relative to the Comparison Group. The reviews show a strong link between Company pay and Company performance over time in terms of various key operating measures. For example, during the three-year period from 2015 to 2017, the Company’s average adjusted earnings-per-share growth, net sales growth, organic sales growth, operating cash flow as a percentage of sales, return on sales, return on invested capital and CEO total direct compensation relative to the Comparison Group were as follows:*

*	Adjusted earnings-per-share growth and organic sales growth as used above reflect the adjustments described in Annex A to Colgate’s earnings-per-share growth and net sales growth, respectively, and comparable adjustments to peer companies’ earnings-per-share growth and net sales growth.

2017 Compensation Program Highlights

The P&O Committee selected the following performance measures to assess the performance of the Named Officers in 2017 and in the three-year performance period ended December 31, 2017:

Pay Component	Performance Measures		Performance Period	Form of Payment
Annual incentive	•	Base Business Earnings Per Share	One year (2017)	Cash bonus
	•	Free Cash Flow Productivity (defined below)
	•	Organic sales growth
Long-term incentive	•	Currency Neutral Earnings Per Share (defined below) growth	Three years (2015-2017)	Performance-based restricted stock units (with additional three-year vesting period, vesting in 2021)
	•	Organic sales growth
	•	TSR relative to Prior Industry Peer Group (defined below)

The earnings-per-share measures were selected to ensure a strong focus on the Company’s overall profit goals and their underlying drivers of sales, cost control and financial efficiency. The organic sales measures were chosen to reflect the underlying momentum of the Company’s business. The total shareholder return measure for long-term incentive awards was selected to reward performance that exceeded that of the Company’s peer companies.

The free cash flow productivity measure, a new performance measure in 2017, was selected to emphasize the importance of the Company’s ability to generate cash to satisfy current and future obligations, reinvest in business-building activities and return value to stockholders. This measure, referred to herein as “Free Cash Flow Productivity,” is defined as free cash flow before dividends as a percentage of net income. Free cash flow before dividends is defined as net cash provided by operations less capital expenditures.

Annual Incentive Awards. Based on achieving Base Business Earnings Per Share of $2.87, Free Cash Flow Productivity of 102.1% (following the application of downward discretion by the P&O Committee to address U.S. tax reform at management’s recommendation as described below) and organic sales growth of 0.9% in 2017, annual cash bonuses were 126.1% of the assigned award opportunities for each of the Named Officers. These awards were paid at approximately the 45th to the 70th percentile of annual bonuses for similar jobs in the Comparison Group, based on the most recent data available to the Company. Mr. Cook’s award represented a payout at approximately the median of annual bonuses for CEOs in the Comparison Group, based on the most recent data available to the Company.

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 EXECUTIVE COMPENSATION

Long-Term Incentive Awards. For the 2015-2017 performance cycle, compounded annual growth of 4% in organic sales and 10% in Currency Neutral Earnings Per Share were required to achieve a payout at 100% of the assigned award opportunity. These targets were set in March 2015, at the beginning of the three-year performance cycle.

•	For the 2015-2017 performance cycle, compounded annual growth in organic sales was 3.2% and compounded annual growth in Currency Neutral Earnings Per Share was 6.7%. Based on this performance, restricted stock unit awards to the Named Officers for the 2015-2017 performance cycle were 54.9% of their individual assigned award opportunities.

•	The Company’s total shareholder return of 16.6% for the 2015-2017 performance cycle was not one of the top three when compared to the Prior Industry Peer Group, so the Named Officers did not qualify to receive additional performance-based restricted stock units equal in value to 25% of their individual assigned award opportunities.

The long-term incentive awards, to the extent earned, are made in the form of restricted stock units, which are subject to an additional three-year vesting period following the three-year performance period as illustrated by the following graphic.

The restricted stock units granted in February 2018 for the 2015-2017 performance cycle will vest in 2021. The combination of an additional three-year vesting period with the original three-year performance period underscores the Company’s focus on long-term results, alignment of interests between executives and stockholders and retention of executive talent.

In 2017, the P&O Committee approved annual stock option awards for the Named Officers. These awards were made based on guidelines set for each salary grade, which are established annually based on a review of market data and share usage.

CEO Total Direct Compensation. The CEO’s total direct compensation decreased from $14,100,083 in 2016 to $11,603,396 in 2017. The decrease in Mr. Cook’s total direct compensation in 2017 was primarily due to a decrease in his performance-based restricted stock units. For purposes of this CD&A, Mr. Cook’s total direct compensation for each year includes his year-end salary, the amounts shown in the Summary Compensation Table in the columns “Option Awards,” “Non-Equity Incentive Plan Compensation” and “All Other Compensation” and the restricted stock unit award (if any) for the three-year performance cycle ending in that year, consistent with the way the P&O Committee analyzes Mr. Cook’s compensation. For 2015 and 2016, Mr. Cook’s total direct compensation also included the relative performance awards, paid in the form of performance-based restricted stock units, that were granted in February 2016 and February 2017, respectively.

Additional Compensation Program Highlights

Highlighted below are compensation practices Colgate has implemented to drive Company performance and to align the interests of the Company’s executives with its stockholders.

What We Do

☑	Pay for Performance. Colgate’s executive compensation is tied to performance with clearly articulated financial goals. Each year, the P&O Committee conducts a comprehensive review of executive compensation prior to making compensation decisions to ensure pay and performance are aligned.

☑	Competitive Compensation Programs. Colgate regularly benchmarks its compensation programs and designs the programs to compensate employees at approximately the median level, with above-median payouts for superior performance and below-median payouts for performance below expectations.

☑	Robust Stock Ownership Guidelines. Colgate maintains stringent stock ownership guidelines for members of senior management, requiring the CEO to own Colgate stock equal in value to eight times his annual salary and the other Named Officers to hold Colgate stock in amounts equal to four times their annual salaries.

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 EXECUTIVE COMPENSATION

☑	Ability to “Claw Back” Compensation. Colgate’s clawback policy permits recoupment of cash and equity-based incentive awards made to an officer subject to the policy if the financial results on which such awards were based are subsequently restated and such officer’s intentional misconduct contributed to the restatement.

☑	Perquisites are Insignificant. Executive perquisites represent less than 1% of the total compensation for each Named Officer reflected in the Summary Compensation Table.

What We Don’t Do

☒	Incentives Do Not Encourage Excessive Risk-Taking. The Company’s incentive programs do not contain features that may encourage excessive risk-taking, such as multi-year guaranteed bonuses or high pay opportunities relative to peer companies. In addition, the Company utilizes multiple performance measures for annual and long-term incentives.

☒	No Executive Officer Employment Agreements. The Company does not have employment agreements with its Named Officers, meaning they are not entitled to minimum base salaries, guaranteed bonuses or guaranteed levels of equity or other incentives.

☒	Hedging and Pledging of Colgate Stock are Prohibited. Colgate’s hedging policy prohibits Colgate’s directors, officers and employees who receive stock-based compensation from engaging in transactions that hedge against declines in the value of Colgate stock, strengthening the alignment between stockholders and directors and executives. Further, Colgate’s pledging policy prohibits Colgate’s directors and officers from pledging Colgate stock to prevent forced sales of Colgate stock by Colgate’s directors and officers.

☒	No Backdating or Repricing of Stock Options. The Company makes annual equity awards at the same predetermined times each year. Equity awards, including stock options, are never backdated or issued with below-market exercise prices. Repricing of stock options without stockholder approval is expressly prohibited.

☒	No Tax Gross-Ups on Perquisites or Severance. Perquisites are insignificant, as noted above, and any personal income taxes due as a result of perquisites provided to executives are the responsibility of the executives. In addition, the Company’s Severance Plan does not provide for tax gross-ups on severance payments.

☒	No Single Trigger Severance Payments Under the Company’s Severance Plan. Severance payments under the Colgate-Palmolive Company Executive Severance Plan (the “Severance Plan”) are payable only if an executive’s employment is terminated or an executive terminates his employment as a result of an “adverse change in conditions of employment” (as defined in the Severance Plan) following a change in control.

Compensation Philosophy

Colgate believes that people are the most important driver of its business success and, accordingly, views compensation as an important tool to motivate leaders at all levels of the organization. Outlined below are the principles underlying Colgate’s executive compensation programs and examples of specific program features used to implement those principles.

Align pay and performance:	•	Multiple performance measures are used to ensure a focus on overall Company performance.
	•	Payouts vary based upon the degree to which performance measures are achieved.
	•	Colgate does not guarantee minimum base salaries, bonuses or levels of equity or other incentives for its Named Officers, through employment agreements or otherwise.

Drive strong business results:	•	Selecting performance measures, such as organic sales growth, earnings per share and free cash flow productivity, that are key metrics for investors fosters profitable growth and increases shareholder value.
	•	Using performance measures tied to Colgate’s annual and long-term operating goals, the achievement of which the Named Officers have the ability to influence, motivates the Named Officers to achieve strong and sustained business results.
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 EXECUTIVE COMPENSATION

Focus on long-term shareholder return:	•	As illustrated by the graphic on page 35, Colgate’s long-term incentive award program has a three-year performance period followed by an additional three-year vesting period, driving a focus on long-term results.
	•	A significant portion of the Named Officers’ total compensation is paid in equity (approximately 45-65% in 2017), aligning the interests of the Named Officers with those of stockholders.
	•	If Colgate’s three-year total shareholder return is one of the top three when compared to a defined peer group, the number of performance-based restricted stock units granted to the Named Officers through the long-term incentive award program increases, directly tying a portion of the Named Officers’ compensation opportunity to relative shareholder return.
	•	Colgate’s use of stock options, which provide value only to the extent that the Company’s stock price appreciates, provides an effective link to changes in shareholder value that aligns the interests of stockholders and executives.
	•	Stock ownership guidelines require that executives maintain significant levels of stock ownership, further strengthening the focus on long-term shareholder return.

Attract, motivate and retain high-quality talent:	•	Colgate regularly benchmarks its compensation programs and designs the programs to compensate executives at the median level, with above-median payouts for superior performance and below-median payouts for performance below expectations.
	•	To promote equal pay and fairness, Colgate’s policy is to compensate each individual at a level commensurate with his or her role, work location, individual performance and experience, irrespective of gender, race, ethnicity or any other category protected by law.
	•	Individual performance influences salary increases and stock option awards, motivating the Named Officers to perform at the highest levels.
	•	Colgate rewards executives for strong performance, including by increasing the number of performance-based restricted stock units granted based on total shareholder return when Colgate outperforms its peers.

The P&O Committee devotes substantial time and attention throughout each year to executive compensation matters to ensure that compensation is aligned with the Company’s performance and the best interests of stockholders. The Company’s compensation programs reflect its longstanding strategic initiatives, balancing achievement of short-term results with long-term strategic objectives. As discussed in more detail below, the P&O Committee’s well-balanced and disciplined approach includes regular reviews with its independent compensation consultant and careful benchmarking to ensure that Colgate’s compensation is effective in attracting, retaining and motivating high-quality talent, is supported by underlying performance and is reasonable relative to the Company’s peers. In reviewing and approving compensation for the Named Officers, the P&O Committee considers all material components of compensation as well as comprehensive information regarding market practices. The purpose of these materials is to bring together all of the elements of actual and potential future compensation of the Named Officers, so that the P&O Committee may review individual elements of compensation, including compensation mix, as well as the aggregate amount of total compensation.

In designing its compensation programs, the Company has sought to preserve tax deductibility, including under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), to the extent possible, taking into account the primary objectives of the compensation programs outlined above. Of the incentive compensation components currently awarded by the Company, the annual incentive, stock option and performance-based restricted stock unit awards were all historically generally deductible under Section 162(m). A number of requirements must be met for particular compensation to qualify for tax deductibility, so there can be no assurance that the incentive compensation awarded will be fully deductible under all circumstances. The P&O Committee reserves the flexibility to approve compensation arrangements that are not fully tax deductible by the Company.

In addition, for taxable years beginning after December 31, 2017, the deductibility exemption for performance-based compensation under Section 162(m) has been eliminated pursuant to the recently-enacted Tax Cuts and Jobs Act (the “TCJA” or “U.S. tax reform”). As a result, compensation in excess of $1 million paid to covered executive officers generally will not be deductible unless the compensation qualifies for certain transition relief under the TCJA. Due to the uncertainty of the application of Section 162(m) as a result of the TCJA, there is no assurance that compensation intended to satisfy the requirements for exemption under Section 162(m) will in fact be deductible and, based on current

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 EXECUTIVE COMPENSATION

regulations, the Company expects awards granted in 2018 in respect of performance in 2017 or the three-year period then ended to not be deductible.

This CD&A discusses the compensation paid to the Named Officers. The compensation programs described, however, apply more broadly to the Company’s other officers and senior managers, with changes as appropriate to reflect different salary grade levels and job responsibilities. The Company believes that this approach helps to align Colgate people into one global team sharply focused on the Company’s performance objectives and key strategic initiatives.

Role of Independent Compensation Consultant

The P&O Committee regularly reviews the Company’s executive compensation programs with the P&O Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), which was retained beginning in 2008 to advise the P&O Committee with respect to CEO compensation and other executive compensation matters. FW Cook is actively involved in advising the P&O Committee on the setting of target compensation levels, the design of the Company’s variable incentive plans and the setting of performance goals and in ensuring that there is a strong positive relationship between earned compensation and performance, as measured by operating results and changes in shareholder value.

CEO Compensation Review

In 2017, the P&O Committee worked with FW Cook to determine the appropriate target level of direct compensation for Mr. Cook, based on his individual performance, including his leadership, and overall Company performance. Following this review, which also took into account Colgate’s compensation philosophy, competitive data from the Comparison Group and market trends, the P&O Committee determined in March 2017 to maintain Mr. Cook’s overall target direct compensation (salary and annual and long-term incentives) for 2017 between the median and the 75th percentile of the Comparison Group, with the possibility of above-target compensation based on superior performance and below-target compensation if performance fell below expectations. In addition, the P&O Committee decided to set the cash portion of Mr. Cook’s target direct compensation (salary and annual bonus combined) near the median and the long-term equity incentive portion (stock options and performance-based restricted stock units) above the median to ensure a strong link between pay and long-term performance. The P&O Committee also determined to have the variable portion of Mr. Cook’s target direct compensation represent a larger portion of his compensation as compared with the other Named Officers, to ensure his compensation is strongly tied to Company performance. In making these determinations, the P&O Committee worked together with the other independent directors of the Board.

In light of these determinations and the current positioning of Mr. Cook’s target direct compensation relative to the Comparison Group, in March 2017, the P&O Committee determined not to increase Mr. Cook’s salary, maintaining it at the same level as in 2016. The P&O Committee also elected to set Mr. Cook’s maximum annual bonus award opportunity at 150% of his assigned award opportunity, rather than 200% as had been his maximum award opportunity in prior years when Mr. Cook’s salary and assigned annual bonus award opportunities were below the median. The P&O Committee determined that keeping Mr. Cook’s salary flat and reducing his maximum annual bonus award opportunity were consistent with its compensation philosophy of targeting the cash portion of his target direct compensation near the median relative to the Comparison Group. The P&O Committee determined not to make any changes to the long-term equity incentive portion of Mr. Cook’s target direct compensation, maintaining the long-term equity incentive portion of Mr. Cook’s target direct compensation above the median of the Comparison Group, consistent with the P&O Committee’s intent to recognize Mr. Cook’s sustained leadership and link a significant part of his compensation to the achievement of multi-year performance goals and the Company’s absolute and relative stock price performance.

Use of Peer Groups

Comparison Group

Colgate uses comparative compensation data from a group of other leading companies, referred to in this CD&A as the “Comparison Group,” as a point of reference in designing its compensation programs and in setting compensation levels. The P&O Committee does not use this comparative data as the determinative factor in setting compensation levels but rather as a single component in its effort to verify that the Company’s compensation programs are reasonable and competitive in light of compensation levels at similarly situated companies.

The Comparison Group is selected to include companies of similar size and complexity to the Company (including the Company’s substantial international operations) and to represent both the market for executive talent in which the Company competes as well as the Company’s peer companies from a performance perspective. It is comprised primarily of fast-moving consumer goods companies with product portfolios consisting of globally recognized brands that are similarly situated to the Company in terms of overall size or performance against relevant measures. The Company’s revenues and market capitalization approximate the median of the Comparison Group.

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 EXECUTIVE COMPENSATION

The companies comprising the Comparison Group are approved by the P&O Committee after taking into account observations and recommendations of management and FW Cook.

For 2017, the P&O Committee determined to revise the Comparison Group to remove Avon Products, Inc. due to the changes to Avon Products, Inc.’s corporate structure in 2016. In addition, the P&O Committee replaced ConAgra Foods, Inc. with Conagra Brands, Inc. following the spinoff of Lamb Weston Holdings, Inc. from ConAgra Foods, Inc. and the change of its name to Conagra Brands, Inc. The Comparison Group for 2017 therefore consisted of the following 15 companies:

Comparison Group
Campbell Soup Company	Kimberly-Clark Corporation
The Clorox Company	The Kraft Heinz Company
The Coca-Cola Company	Mondelēz International, Inc.
Conagra Brands, Inc.	PepsiCo, Inc.
The Estée Lauder Companies Inc.	The Procter & Gamble Company
General Mills, Inc.	Reckitt Benckiser Group plc
Johnson & Johnson	Unilever N.V.
Kellogg Company

Compensation data are collected for these companies for all of the Company’s three primary compensation components (base salary, annual incentive pay and long-term incentive pay), both individually and in the aggregate, as well as for indirect compensation elements such as perquisites and retirement benefits.

The Company’s average adjusted earnings-per-share growth, total shareholder return, net sales growth, organic sales growth, operating cash flow as a percentage of sales, return on sales, return on invested capital and CEO total direct compensation relative to the Comparison Group during the three-year period from 2015 to 2017 were as follows:

Percentile
Adjusted earnings-per-share growth	3rd
Total shareholder return	17th
Net sales growth	38th
Organic sales growth	64th
Operating cash flow as a percentage of sales	76th
Return on sales	77th
Return on invested capital	Highest
CEO total direct compensation	56th

Adjusted earnings-per-share growth and organic sales growth as used in this section and under “Industry Peer Group” below reflect the adjustments described in Annex A to Colgate’s earnings-per-share growth and net sales growth, respectively, and comparable adjustments to peer companies’ earnings-per-share growth and net sales growth.

Industry Peer Group

Prior to 2016, Colgate also regularly reviewed its performance against a smaller group of peer companies for purposes of making awards that were based on relative performance measures, such as the portion of the long-term incentive award opportunity based on relative shareholder return. This peer group was selected to represent companies that were in the same industry as Colgate and that were comparable to Colgate from an investment perspective. This historical industry peer group consisted of Avon Products, Inc., Beiersdorf AG, The Clorox Company, Kimberly-Clark Corporation, The Procter & Gamble Company, Reckitt Benckiser Group plc and Unilever N.V. and is referred to in this CD&A as the “Prior Industry Peer Group.”

Following a review of peer practice, in March 2016, the P&O Committee determined to use one peer group for both compensation and financial performance comparisons, and decided to review Colgate’s performance against the larger compensation peer group for purposes of making awards that are based on relative performance measures for performance periods starting in 2016. The P&O Committee also believes use of the larger compensation peer group is appropriate for this purpose because in a smaller group such as the Prior Industry Peer Group, the performance of a single company is more likely to distort the results than in a larger group, and therefore a larger group will lead to more accurate and useful comparisons for investors.

Because the P&O Committee established the performance measures for the 2015-2017 performance cycle at the beginning of 2015, the peer group against which Colgate’s total shareholder return is evaluated for purposes of

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determining whether the Named Officers earned the portion of the long-term incentive award for the 2015-2017 performance period based on total shareholder return is the Prior Industry Peer Group.

The Company’s average adjusted earnings-per-share growth, net sales growth, total shareholder return, organic sales growth, operating cash flow as a percentage of sales, return on sales and return on invested capital relative to the Prior Industry Peer Group during the three-year period from 2015 to 2017 were as follows:

Percentile
Adjusted earnings-per-share growth	Lowest
Net sales growth	25th
Total shareholder return	35th
Organic sales growth	54th
Operating cash flow as a percentage of sales	78th
Return on sales	83rd
Return on invested capital	Highest

Compensation Components

Compensation Mix

Colgate’s executive compensation programs consist of the following three primary components:

•	Base salary;

•	Annual incentives payable in the form of cash bonuses; and

•	Long-term incentives payable in the form of stock options and performance-based restricted stock units.

In allocating compensation among these three components, the P&O Committee seeks to provide reasonable and competitive levels of fixed compensation (i.e., salary), while emphasizing performance-based compensation that varies based on overall Company or business unit performance and/or the performance of the Company’s common stock. Accordingly, as the following chart illustrates, of the compensation actually awarded for 2017, base salaries for the Named Officers other than the CEO represented approximately 30% of the three compensation components noted above, and incentive compensation, consisting of annual and long-term, represented approximately 70%, while the base salary for Mr. Cook represented approximately 10% of the three components noted above and incentive compensation represented approximately 90%. The compensation mix for Mr. Cook reflects the P&O Committee’s belief that a larger portion of his compensation should be variable and tied to the Company’s financial and stock price performance.

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The mix between annual incentive pay and long-term incentives is determined based on competitive practice and Colgate’s desire to focus, first, on long-term performance and shareholder value and, second, on annual performance. Within the long-term incentive category, the Named Officers are eligible to receive a mix of stock options and performance-based restricted stock units because the two types of awards serve different but complementary purposes. Stock options provide value only to the extent that the Company’s stock price appreciates, thereby providing an effective link to changes in shareholder value that aligns the interests of stockholders and executives. Performance-based restricted stock units provide value based on the Company’s long-term performance relative to its objectives, creating a strong link between compensation and the achievement of the Company’s long-term financial goals. The Company’s compensation philosophy and competitive practice also drive determinations about total compensation levels for the Named Officers.

In addition to the three primary components of compensation discussed above, the Company provides its executive officers, including the Named Officers, with limited perquisites that represent less than 1% of the total compensation for each Named Officer shown in the Summary Compensation Table. For the Named Officers, such perquisites consist primarily of an annual allowance of up to $11,500 to be used for legal, financial or tax counseling, an annual physical exam and, in the case of Mr. Cook, the use of a Company car and driver. The Company implemented the allowance plan, which is available to approximately 700 employees with allowance amounts varying based on salary grade level, over 20 years ago to ensure transparency and uniformity of treatment for all executives regarding perquisites. For more information on perquisites provided to the Named Officers in 2017, see note 6 to the Summary Compensation Table. Any personal income taxes due as a result of these perquisites are the responsibility of the Named Officers.

The compensation and benefits payable to the Named Officers in the event of retirement, severance and change in control are described on pages 45 to 48 and 51 to 56. The Company’s retirement programs are designed to provide the Company’s long-serving, retiring employees with competitive replacement income based on then-prevailing market practice. The Named Officers participate in the same retirement programs that are available to other U.S. employees, with supplemental benefits provided to make up for benefits under certain plans that cannot be provided as a result of the application of certain limits under the Internal Revenue Code. Pension benefits for all of the Named Officers, other than Mr. Wallace, are calculated based on a formula available to salaried employees who were employed by the Company on June 30, 1989 and made a one-time election to participate in a final average earnings formula as described in “Retirement Plans.” Mr. Wallace’s pension benefit is determined under the PRA formula as described in “Retirement Plans.” The Company’s severance program is designed to provide participants with reasonable compensation if their employment is terminated in the event of a change in control or at the Company’s convenience other than for cause. The potential payments and benefits under these various programs did not influence the decisions discussed in the balance of this CD&A regarding the setting of salary, annual incentives and long-term incentives for the Named Officers since these programs serve very different purposes.

Base Salary

Base salaries for the Named Officers and all other employees are based on established salary ranges for each grade level. The CEO’s salary is set independently by the P&O Committee, without the involvement of the CEO. The P&O Committee reviews salaries for the other Named Officers based on recommendations from the Global Human Resources function and the CEO in accordance with the established salary ranges and the guidelines described below.

Since base salaries are designed to provide a reasonable, competitive level of fixed compensation, the mid-point of each salary range is set at the median pay level for similar jobs at companies in the Comparison Group. Salaries above the median are available for key contributors to the success of the Company and long-tenured exceptional performers. Setting salaries in the median range or above mitigates pressure that might otherwise exist to support short-term focused or higher-risk business strategies if fixed compensation were set materially below market rates.

Decisions regarding where in the range a particular individual’s salary should be and whether his or her salary should be increased during the year are based on the following factors:

•	Colgate’s annual salary budget guidelines;

•	Company or business unit performance, as applicable;

•	Assumption of new responsibilities;

•	Data from the Comparison Group; and
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•	Individual performance, elements of which include:

	•	the individual’s ability to translate the Company’s key priorities into specific strategies applicable to his or her function, to communicate those strategies clearly and effectively and, working with his or her team, to deliver results against those strategies to help the Company achieve its performance objectives and strategic initiatives; and

	•	other performance measures, such as the successful launch of innovative new products, increases in market share of Colgate products, geographic expansion and increases in productivity.

All of the Named Officers are high-performing executives with long tenure at the Company. Accordingly, in 2017, salaries for the Named Officers other than Mr. Cook ranged between approximately the 64th and 97th percentile of salaries for similar jobs in the Comparison Group based on the most recent data available to the Company. Mr. Cook’s salary for 2017 remained the same as in 2016. His salary is near the median for CEOs in the Comparison Group.

Annual Incentives

Overview. Annual incentive awards are awarded under the stockholder-approved Colgate-Palmolive Company 2013 Incentive Compensation Plan (the “2013 Plan”) using a pooling method, which facilitated compliance with the requirements of Section 162(m) of the Internal Revenue Code. The annual incentive pool is funded with an amount equal to 0.75% of the Company’s 2017 adjusted net income. Pre-established procedures require the adjustment of the net-income measure for the effects of the following, as applicable: restructuring charges, gains or losses on the sales of businesses and certain other unusual, non-recurring items. This practice is generally consistent with the presentation in Colgate’s public filings, in which the impact of these items is discussed separately. Adjusted net income for 2017 excludes charges resulting from the Company’s Global Growth and Efficiency Program, U.S. tax reform and certain litigation matters.

Each Named Officer is allocated a portion of the annual incentive pool, applying a percentage established by the P&O Committee at the beginning of the year, from which the P&O Committee grants individual awards to each Named Officer. The P&O Committee has discretion to reduce, but not to increase, annual incentive awards from this level. The P&O Committee determined actual individual annual incentive awards based on pre-established performance measures, as described below.

Award Opportunities

Cash bonuses are designed to reward performance over a one-year period against one or more pre-established performance measures set by the P&O Committee at the beginning of the year. Awards are determined by the P&O Committee based on audited financial results available early in the following year based on achievement against the designated goals. In addition, the P&O Committee has discretion to adjust calculated awards upward or downward, subject to the maximum of each individual’s portion of the annual incentive pool.

Executives, including the Named Officers, are each assigned a bonus award opportunity, which is based on salary grade level, expressed as a percentage of base salary and generally set at or below the median of the Comparison Group. Assigned award opportunities are established for each Named Officer to ensure that the portion of annual cash compensation (i.e., salary plus cash bonus) that is based on performance increases with the level of responsibility. This is intended to ensure that the executives who are most responsible for managing the Company and establishing its strategic plan are held most accountable to stockholders. For 2017, the Named Officers’ assigned award opportunities and award maximums were as follows:

	Assigned Award Opportunity	Maximum Award Opportunity*
Ian Cook	160% of base salary	150% of assigned award opportunity
Dennis J. Hickey	100% of base salary	150% of assigned award opportunity
Franck J. Moison	75% of base salary	150% of assigned award opportunity
P. Justin Skala	75% of base salary	150% of assigned award opportunity
Noel R. Wallace	75% of base salary	150% of assigned award opportunity

*	The adjustment for organic sales (described below) is made irrespective of these maximums.

The formula-driven bonus award calculations for 2017 for all of the Named Officers were subject to a 10% adjustment, up or down, based on performance against the pre-established organic sales growth measure discussed below. The annual cash bonuses for 2017 for all of the Named Officers also were subject to a 10% downward adjustment if certain key global ethics and compliance objectives were not met. These ethics and compliance objectives were achieved in 2017.

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Performance Measures and Bonus Payouts

Base Business Earnings Per Share and Free Cash Flow Productivity are the primary performance measures for annual cash bonuses for all of the Named Officers, including the CEO. Additionally, annual cash bonuses are adjusted (downward or upward) based on organic sales growth performance. The earnings-per-share measure was selected to create a strong focus on the Company’s overall profit goal and its underlying drivers of sales, cost control and financial efficiency. The free cash flow productivity measure was selected to emphasize the importance of the Company’s ability to generate cash to satisfy current and future obligations, reinvest in business-building activities and return value to stockholders. The organic sales growth measure was selected because it reflects the underlying momentum of the Company’s business.

The earnings-per-share measure is adjusted for the effects of the following, as applicable: accounting changes, restructuring charges, gains or losses on the sales of businesses and certain other unusual, non-recurring items. The purpose of the adjustments is to ensure that the measurement of performance reflects factors that management can directly control and that payout levels are not impacted by factors unrelated to the ongoing operation of the business. These adjustments are consistent with the presentation in Colgate’s public filings, in which the impact of these items is discussed separately.

The free cash flow productivity measure is calculated by dividing the Company’s 2017 free cash flow before dividends by the Company’s 2017 net income, in each case as reported in the Company’s 2017 audited financial results. Free cash flow before dividends is defined by the Company as net cash provided by operations less capital expenditures.

The P&O Committee established targets in March 2017 based on the Company’s 2017 business strategy to achieve strong operating cash flow, gross margin expansion, increased advertising investment and continued solid organic sales growth while returning to adjusted earnings-per-share growth on a dollar basis. The P&O Committee established the payout levels for the annual bonus award to encourage strong, focused performance. Given the economic and market conditions at the time the targets were set, the goals were designed to be challenging but achievable.

Annual bonus awards were calculated based on the weighted average performance of Base Business Earnings Per Share and Free Cash Flow Productivity against the goals. The Base Business Earnings Per Share measure was weighted 75% and the Free Cash Flow Productivity measure was weighted 25%. In 2017, the performance required to receive threshold, target and maximum payouts for each of the two components, and the payout relative to the Comparison Group that each level would represent for the Named Officers, were as follows:

	Base Business Earnings Per Share	Free Cash Flow Productivity	Payout Relative to the Comparison Group
Threshold	$2.75	85%	Lowest to 12th percentile
Target	$2.81	100%	33rd to 53rd percentile
Maximum	$2.87	110%	58th to 97th percentile

If Base Business Earnings Per Share was less than $2.75 or Free Cash Flow Productivity was less than 85%, no annual bonus would be paid with respect to that component.

Calculated annual bonus awards for the Named Officers are adjusted up or down based on organic sales growth performance. If Colgate’s organic sales growth in 2017 over the prior year was greater than or equal to 6.0%, bonuses would increase by 10% (irrespective of the maximum opportunities discussed above), or would decrease by 10% if Colgate’s organic sales growth was less than or equal to 2.0%. For organic sales growth between 2.0% and 6.0%, the award modifier would be interpolated on a linear basis.

In 2017, Colgate’s Base Business Earnings Per Share was $2.87 and Free Cash Flow Productivity was 115%, which entitled the Named Officers to bonus awards at the maximum level (prior to application of the organic sales growth modifier) based on the annual bonus formula. However, in 2017 the Company’s Free Cash Flow Productivity performance was impacted by the provisional one-time charge resulting from U.S. tax reform. This non-cash charge had the effect of reducing the Company’s 2017 GAAP net income (the denominator used to calculate Free Cash Flow Productivity) but did not impact free cash flow before dividends (the numerator), thus resulting in higher Free Cash Flow Productivity than the Company would otherwise have achieved. Therefore, management recommended that the P&O Committee use its downward discretion to adjust net income for the charge resulting from U.S. tax reform in order to eliminate the distortion the charge caused to the Free Cash Flow Productivity measure. The P&O Committee agreed with management’s recommendation and applied such downward discretion, resulting in Free Cash Flow Productivity of 102.1%. This caused annual cash bonuses for each of the Named Officers to be reduced by approximately 7%.

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Based on Base Business Earnings Per Share of $2.87 and Free Cash Flow Productivity of 102.1%, the P&O Committee approved bonus awards for the Named Officers between the assigned award opportunities and the maximum levels (prior to application of the organic sales growth modifier). Colgate’s organic sales growth in 2017 was 0.9%. Based on achieving this level of organic sales growth, the modifier described above decreased the annual bonus for each of the Named Officers by 10%. Therefore, the annual cash bonus for each Named Officer represented 126.1% of his assigned award opportunity.

The annual cash bonuses for Messrs. Moison, Skala and Wallace equaled 94.6% of their respective salaries and for Mr. Hickey equaled 126.1% of salary. These awards were paid at approximately the 45th to the 70th percentile of annual bonuses for similar jobs in the Comparison Group, based on the most recent data available to the Company. Mr. Cook earned an annual cash bonus equal to 201.7% of salary, which represented a payout at approximately the median of annual bonuses for CEOs in the Comparison Group, based on the most recent data available to the Company.

Long-term Incentives

Overview. Colgate’s long-term incentive compensation is designed to focus the Named Officers and other Colgate executives on increasing shareholder value and to reward their contribution to the long-term growth and performance of the Company. Colgate uses two types of long-term incentives for the Named Officers, both paid in the form of equity: stock options and performance-based restricted stock units. Stock options and performance-based restricted stock units are used to balance and support all of the key principles discussed beginning on page 26. Because their value is solely dependent on appreciation in share price, stock options strongly support the objectives of ensuring that pay is aligned with changes in shareholder value and creating commonality of interest between the Named Officers and stockholders. The use of performance-based restricted stock units ensures that the amount of long-term incentive compensation granted is tied directly to both increases in shareholder value and the achievement of critically important multi-year performance objectives. Due to the multi-year vesting requirements, all of Colgate’s long-term incentives support the goal of retaining the Named Officers and other key executives.

Consistent with Colgate’s longstanding practice of encouraging stock ownership throughout the organization to reward employees for the long-term value they create and to create common interests between management and stockholders, long-term equity grants are the largest component of target total direct compensation for the Named Officers. In general, following a review of the practices of the Comparison Group, long-term incentives are targeted at the median of the Comparison Group, with above-median awards available based on superior performance.

In 2017, Colgate’s annual stock option and restricted stock unit utilization for all awards was 1.04% of outstanding stock, placing it at the 80th percentile of the Comparison Group based on available market data. Because Colgate uses a mix of long-term incentives that is weighted more heavily toward stock options than full value awards as compared with the companies in the Comparison Group, its utilization rate will generally be above the median of the Comparison Group.

Equity Grant Process and Policies. The Company makes annual equity awards at the same predetermined times each year, at regularly scheduled P&O Committee meetings in the first and third quarters. Equity awards for new hires or newly promoted employees or special awards for recognition or retention purposes are generally made on a monthly basis. The grant date of any award is no earlier than the date on which such award is approved, and the grant price of any award is never less than the closing price of the Company’s common stock on the date of grant.

Stock Options

Overview. Stock options are granted under the stockholder-approved 2013 Plan. The number of stock options granted to individual executives is determined based on guidelines set for each salary grade level. Established annually, the stock option guidelines are determined based on a review of market data and share usage. Actual awards may vary from such guidelines based on a qualitative assessment of factors similar to those used to determine salary, including each individual’s performance, the performance of the business unit or function for which they are responsible and the assumption of new job responsibilities. (See discussion of salary beginning on page 31.) As with other compensation decisions, in the case of the CEO, the P&O Committee makes such assessment with the participation and concurrence of the other independent directors of the Board and considering advice from its independent consultant, FW Cook. In the case of the other Named Officers, the P&O Committee reviews and approves awards taking into account the recommendations of the Global Human Resources function and the CEO.

Stock Option Grants. During 2017, stock option grants to Colgate’s Named Officers were at the guideline award level. See column (j) of the Grants of Plan-Based Awards Table for the number of stock options granted to the Named Officers in 2017. Mr. Cook’s award for 2017 was 602,390 options, consistent with the pre-established guideline.

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Stock Option Terms. For all of the Named Officers, the stock options vest in equal annual installments over three years, the exercise price of the stock options is equal to the closing price of the Company’s common stock on the date of grant and the term of the stock options is six years. Unvested stock options are forfeited if the recipient terminates his employment with the Company, other than through retirement, death or disability. For more information regarding the effect of various types of termination of employment on the vesting of outstanding equity awards, including stock options, see pages 52 to 53.

Performance-Based Restricted Stock Unit Awards

Award Opportunities. Performance-based restricted stock unit awards are made to executive officers, including the Named Officers, under the stockholder-approved 2013 Plan.

Each year, at the beginning of a three-year measurement cycle, the P&O Committee approves a set of performance goals and assigns each Named Officer a restricted stock unit award opportunity expressed in dollars. The Named Officers are also eligible to receive an increase to the number of performance-based restricted stock units equal in value to 25% of their assigned award opportunities based on total shareholder return versus a defined peer group. At the conclusion of each three-year cycle, actual performance is measured against the pre-established performance goals to determine the award value. The award value is calculated in dollars and then converted into restricted stock units by dividing the dollar value by the share price on the grant date. The P&O Committee has discretion to adjust the calculated awards downward, but not upward. As illustrated by the below graphic, awards are made in the form of restricted stock units, which are subject to an additional three-year vesting period, during which time the recipient must remain employed by the Company unless he is eligible for retirement. At the conclusion of the vesting period, shares of common stock are delivered in respect of the restricted stock units.

The combination of this additional three-year vesting period with the original three-year performance period underscores the Company’s focus on long-term results, alignment of interests between executives and stockholders and retention of executive talent.

As noted above, assigned award opportunities are expressed in dollars. For the 2015-2017 measurement cycle, Mr. Cook’s assigned award opportunity was $4,128,000 and the assigned award opportunity for the other Named Officers ranged from $775,000 to $1,099,500. Depending upon performance against the pre-established measures discussed below, including the measure based on total shareholder return versus peers, actual award payouts range from zero, if performance falls below a certain level, to a maximum of two times the assigned award opportunity.

Performance Measures and Award Payouts. The performance measures used are compounded annual growth in organic sales and Currency Neutral Earnings Per Share, weighted equally, over the three-year measurement period. The two measures of organic sales and currency-neutral earnings-per-share growth were chosen based on the Company’s view that together they reflect the underlying momentum and strong fundamentals of the Company’s business and its ability to generate funds to reinvest in business-building activities and return value to stockholders. Currency-neutral measures were selected for the long-term incentive award program to create a strong focus on driving local growth and profitability despite potential currency fluctuations, which can be difficult to forecast multiple years in advance and are largely outside the control of those running the business day-to-day. The earnings-per-share measure is adjusted for the effects of the following, as applicable: accounting changes, restructuring charges, gains or losses on the sales of businesses and certain other unusual, non-recurring items.

For the 2015-2017 performance cycle, “Currency Neutral Earnings Per Share” excludes charges resulting from the Company’s Global Growth and Efficiency Program, U.S. tax reform, the change in accounting for Venezuela, the effective devaluations of the Venezuelan bolivar and certain litigation matters, charges and benefits from tax matters, gains on the sale of the land in Mexico and on the sale of the Company’s laundry detergent business in the South Pacific and benefits from the change in accounting for income taxes related to stock-based compensation. Currency Neutral Earnings Per Share for each year in the 2015-2017 performance cycle was also adjusted to eliminate the impact of period-over-period changes in foreign exchange rates in the translation of local currency results into United States

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dollars by translating 2017, 2016 and 2015 local currency quarterly results into United States dollars using average rates of foreign exchange for the comparable quarter in 2016, 2015 and 2014, respectively, and aggregating the results for each quarter. Currency Neutral Earnings Per Share growth for each year is calculated as the percentage increase in Currency Neutral Earnings Per Share versus adjusted earnings per share on a dollar basis for the preceding year.

A “Profitable Growth Matrix,” approved by the P&O Committee at the beginning of each performance cycle, sets forth the percentage of the assigned award opportunity that will be paid for various levels of compounded annual growth in organic sales and Currency Neutral Earnings Per Share over the three-year measurement period. The payout levels reflected in the Profitable Growth Matrix are selected to support the organic sales and earnings-per-share goals that the Company has set for itself in its multi-year strategic plan. For the 2015-2017 cycle, the compounded annual growth in organic sales and Currency Neutral Earnings Per Share required over the three-year period to receive threshold, target and maximum payouts were as follows:

	Organic Sales Growth	Currency Neutral Earnings Per Share Growth
Threshold	0%	4%
Target	4%	10%
Maximum	8%	13%

For the 2015-2017 performance cycle, compounded annual growth in organic sales was 3.2% and compounded annual growth in Currency Neutral Earnings Per Share was 6.7%.

The Named Officers are also eligible to receive an increase in the number of performance-based restricted stock units awarded based on total shareholder return versus peers over the same three-year period, which adds a relative performance measure. If the Company’s total shareholder return, defined as stock price appreciation plus dividends accrued, during the period is one of the top three when compared with the total shareholder return of the companies making up the Prior Industry Peer Group plus the Company, additional performance-based restricted stock units equal in value to 25% of an individual’s assigned award opportunity will be granted. For the 2015-2017 cycle, the Company’s total shareholder return of 16.6% was not one of the top three when compared to the Prior Industry Peer Group, so the Named Officers did not receive any additional performance-based restricted stock units.

Given the Company’s performance in terms of compounded annual growth in organic sales and Currency Neutral Earnings Per Share and total shareholder return for the 2015-2017 performance cycle, as set forth above, restricted stock unit awards to the Named Officers for this cycle equaled 54.9% of their individual assigned award opportunities. (See note 4 to the Grants of Plan-Based Awards Table for the number of restricted stock units granted to each Named Officer in respect of the 2015-2017 cycle.) Since awards for the 2015-2017 cycle were granted in February 2018, after results for the 2015-2017 period were known, they are not shown in column (e) (“Stock Awards”) of the Summary Compensation Table, which reflects awards granted during 2017, 2016 and 2015. The restricted stock units granted in February 2018 for the 2015-2017 performance cycle will vest in 2021.

Restricted Stock Unit Terms. For all of the Named Officers, the above restricted stock units vest and are distributed as shares of common stock three years from the date of the award. Awards are forfeited if the recipient terminates his employment with the Company, other than through retirement, death or disability, prior to the end of the three-year vesting period. For more information regarding the effect of various types of termination on the vesting of outstanding equity awards, including restricted stock unit awards, see pages 52 to 53. Recipients of restricted stock unit awards do not have voting rights or receive dividends until the awards vest. During the vesting period, since the performance goals for the applicable measurement cycle have been met, even though the award is subject to a further vesting requirement, dividend equivalents in the form of additional restricted stock units accrue at the same rate that dividends are paid on the Company’s common stock, to be distributed as shares together with the underlying award.

Stock Ownership Guidelines

To further align the interests of the Company’s officers with those of its stockholders and ensure a long-term perspective, the Board has established minimum stock ownership guidelines for members of senior management. The CEO is required to own Colgate stock equal in value to eight times his annual salary, and the other Named Officers must hold Colgate stock in amounts equal to four times their annual salaries. Other senior managers of the Company are subject to ownership requirements of one or two times their annual salaries. Executives have five years from their initial promotion into an eligible position to achieve required ownership levels. Compliance with these guidelines is evaluated on an annual basis. All of the Named Officers are in compliance with this policy.

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Hedging and Pledging of Company Stock

Colgate’s Board has adopted policies that prohibit Colgate’s directors, officers and employees who receive stock-based compensation from engaging in transactions to hedge against declines in the value of Colgate’s stock and that prohibit directors and officers from pledging Colgate stock. During 2017, all of the Named Officers were in compliance with these policies.

Clawback Policy

Colgate’s Board has adopted a policy that permits Colgate to recoup cash and equity-based incentive awards made to Colgate’s executive officers if the financial results on which such awards were based are subsequently restated and the executive officer’s intentional misconduct contributed to the restatement.

Advisory Vote on Executive Compensation and Stockholder Engagement

The Company’s executive compensation program received substantial stockholder support and was approved, on an advisory basis, by 91.9% of stockholders voting on the proposal at the 2017 Annual Meeting of Stockholders. The P&O Committee reviewed the overall vote results and the votes of the Company’s top 30 institutional investors who were required to report their voting records, all but two of which voted in favor of the advisory vote on executive compensation. The P&O Committee believes that these results reflect the stockholders’ support for the compensation decisions made by the P&O Committee for the Company’s Named Officers.

Following the 2017 Annual Meeting of Stockholders, representatives of the Company’s Global Human Resources, Investor Relations and Global Legal Organizations engaged in discussions with institutional investors representing approximately 20% of the Company’s common stock, as the Company believes it is important to periodically engage with investors to better understand their priorities. These discussions focused on the Company’s business strategy and performance (including the Company’s long-term stock price performance), director refreshment efforts, the Board’s role in overseeing strategy and risk management and compensation-related topics. Feedback from these discussions was reported to and discussed with the Board. The P&O Committee and the Board value stockholder feedback on all governance matters, including executive compensation.

Conclusion

In summary, the Company believes that strong executive performance is vital to strong Company performance. Thus, its approach to executive compensation is guided by the principle that executives should have the potential for increased compensation when performance objectives are exceeded, provided that there is appropriate downward adjustment if performance objectives are not met.

P&O Committee Report

The P&O Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, based on such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and this Proxy Statement.

The foregoing P&O Committee report has been submitted by the members of the P&O Committee: Michael B. Polk (Chair), John T. Cahill, Helene D. Gayle, C. Martin Harris and Stephen I. Sadove.

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Summary Compensation Table

The following table shows the compensation of the Company’s Chairman of the Board, President and Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers (the “Named Officers”) for 2017, 2016 and 2015, as applicable.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)		Option Awards ($)(3) (f)	Non-Equity Incentive Plan Compensation ($)(4) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5) (h)	All Other Compensation ($)(6) (i)	Total ($) (j)
Ian Cook	2017	$1,359,300	—	$4,208,019		$5,042,004	$2,742,306	$1,804,356	$193,513	$15,349,498
Chairman of the Board,	2016	$1,346,533	—	$3,096,019		$5,343,886	$2,939,024	$1,702,223	$262,621	$14,690,306
President and Chief	2015	$1,309,000	—	$2,967,215		$5,122,002	$1,292,509	$1,605,870	$306,016	$12,602,612
Executive Officer
Dennis J. Hickey	2017	$970,200	—	$1,128,436		$1,114,005	$1,234,925	$1,596,361	$324,101	$6,368,028
Chief Financial Officer	2016	$942,867	—	$828,755		$1,231,718	$1,286,215	$2,065,183	$398,631	$6,753,369
	2015	$910,000	—	$802,430		$1,097,201	$565,656	$511,410	$351,335	$4,238,032
Franck J. Moison	2017	$965,033	—	$1,128,436		$1,114,005	$921,320	$227,656	$291,044	$4,647,494
Vice Chairman	2016	$937,800	—	$828,755		$1,195,965	$959,492	$660,323	$347,648	$4,929,983
	2015	$897,333	—	$701,047		$1,097,201	$412,572	$1,902	$363,718	$3,473,773
P. Justin Skala	2017	$820,533	—	$876,010		$825,508	$783,340	$578,656	$282,036	$4,166,083
Chief Operating Officer	2016	$787,083	—	$1,167,569	(7)	$3,000,003	$761,486	$757,773	$267,049	$6,740,963
North America, Europe,	2015	$734,333	—	$543,776		$727,023	$539,448	$2,001	$267,497	$2,814,078
Africa/Eurasia and Global
Sustainability
Noel R. Wallace	2017	$820,533	—	$876,010		$825,508	$783,340	$33,877	$166,363	$3,505,631
Chief Operating Officer	2016	$787,083	—	$1,167,569	(7)	$3,073,487	$761,486	$34,735	$185,873	$6,010,233
Global Innovation &
Growth and Hill’s Pet
Nutrition

Notes to the Summary Compensation Table

(1)	Bonus. Cash bonuses are awarded based on specific pre-established performance measures and therefore are reported in column (g) under Non-Equity Incentive Plan Compensation.

(2)	Stock Awards. This column reflects the aggregate grant date fair value of performance-based restricted stock unit awards made to the Named Officers in the years reported under the stockholder-approved Colgate-Palmolive Company 2013 Incentive Compensation Plan (the “2013 Plan”) based on one or more pre-established performance measures. The value of restricted stock unit awards is based on the fair market value (which, except as described in note 7 to this table, was the closing stock price) of the Company’s common stock on the date of grant. For more information regarding these awards and the programs under which they were made, including the terms and conditions and applicable performance measures, see pages 35 to 36 of the CD&A and the Grants of Plan-Based Awards Table.

(3)	Option Awards. This column reflects the aggregate grant date fair value of stock option awards granted to each of the Named Officers in the years reported under the stockholder-approved 2013 Plan. The estimated value of stock options is calculated using the Black-Scholes-Merton option pricing model (the “Black-Scholes model”). For a description of the assumptions used to calculate the amounts, see Note 8 (“Capital Stock and Stock-Based Compensation Plans”) to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2017. For more information regarding these awards, including their terms and conditions, see pages 34 to 35 of the CD&A and the Grants of Plan-Based Awards Table.

(4)	Non-Equity Incentive Plan Compensation. This column reflects the cash bonuses earned by the Named Officers under the stockholder-approved 2013 Plan based on one or more pre-established performance measures, as discussed more fully on pages 32 to 34 of the CD&A. These bonuses were awarded and paid after audited financial results for the years for which performance was measured were known early in the following year. For 2017, the performance measures were adjusted earnings per share on a dollar basis, free cash flow before dividends as a percentage of net income and growth in organic sales. See the Grants of Plan-Based Awards Table for more information regarding 2017 bonuses.

(5)	Change in Pension Value. This column reflects (i) the aggregate change in the actuarial present value of each Named Officer’s accumulated benefit under the Colgate-Palmolive Company Employees’ Retirement Income Plan (the “Retirement Plan”) and the Colgate-Palmolive Company Supplemental Salaried Employees’ Retirement Plan (the “Supplemental Retirement Plan”) from December 31, 2016 to December 31, 2017, December 31, 2015 to December 31, 2016 and December 31, 2014 to December 31, 2015, as applicable; and

(Notes continued on next page)

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 EXECUTIVE COMPENSATION

(ii) for the Named Officers other than Mr. Cook, above-market interest earned during those periods under the Colgate-Palmolive Company Supplemental Savings & Investment Plan (the “Supplemental Savings & Investment Plan”), as described on page 49. For Messrs. Cook, Hickey, Moison and Skala, whose Retirement Plan and Supplemental Retirement Plan benefits are calculated under the final average earnings formula discussed on page 46, the year-over-year actuarial present value changes are attributable to changes in the discount rate, mortality assumptions and compensation. The discount rates used to determine the present value of the benefits as of December 31, 2017, December 31, 2016, December 31, 2015 and December 31, 2014 were 3.73%, 4.27%, 4.93% and 4.24%, respectively. For more information about the discount rate and how it is calculated, see “Critical Accounting Policies and Use of Estimates” and Note 10 (“Retirement Plans and Other Retiree Benefits”) to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2017. The mortality assumptions reflect the Society of Actuaries’ Retirement Plan Experience Committee’s mortality improvement scale published in 2016. The aggregate benefits payable to a participant under the Retirement Plan and the Supplemental Retirement Plan are subject to the limits described under “Retirement Plans.” For Mr. Wallace, whose Retirement Plan and Supplemental Retirement Plan benefits are calculated under the PRA formula discussed beginning on page 46, the year-over-year actuarial present value changes reflect additional interest credited to his plan accounts. The aggregate changes in the actuarial present value of the Retirement Plan and Supplemental Retirement Plan benefits during 2017 reflected in the column were as follows: Mr. Cook—$1,804,356; Mr. Hickey—$1,589,475; Mr. Moison—$225,286; Mr. Skala—$576,163; and Mr. Wallace—$31,081. As noted above, this column also includes the following amounts of above-market interest earned under the Company’s Supplemental Savings & Investment Plan: Mr. Hickey—$6,886; Mr. Moison—$2,370; Mr. Skala—$2,493; and Mr. Wallace—$2,796.

(6)	All Other Compensation. The amounts shown in this column are paid pursuant to programs available either to all U.S. employees generally or to a broad group of management employees, except as specifically noted in the footnotes below. The dollar amounts paid under each such program and the value of perquisites and other personal benefits granted to the Named Officers in 2017 were:

Named Officer	Company Contributions to Savings & Investment 401(k) Plan(a)	Company Allocations to Supplemental Savings & Investment Plan(b)	Value of Company- Paid Life Insurance Premiums	Perquisites and Other Personal Benefits(c)
Ian Cook	$19,223	$113,425	$2,550	$58,315
Dennis J. Hickey	$59,723	$250,328	$2,550	$11,500
Franck J. Moison	$59,723	$217,271	$2,550	$11,500
P. Justin Skala	$59,723	$208,077	$2,057	$12,179
Noel R. Wallace	$42,173	$109,768	$2,243	$12,179

	(a)	This column reflects Company contributions to the Named Officers’ accounts under the Colgate-Palmolive Company Employees’ Savings & Investment Plan (the “Savings & Investment Plan”), a broad-based employee stock ownership and 401(k) plan available generally to all U.S. employees. These contributions are made in the form of shares of common stock pursuant to the following programs: profit-sharing accounts, bonus savings contributions and, for all Named Officers except Mr. Cook, retirement contributions. Company matching contributions are made in the same form as employees’ own contributions to the Savings & Investment Plan. The amounts shown represent the value of such contributions at the time of allocation to the Named Officers’ accounts.

	(b)	This column reflects Company allocations to the Supplemental Savings & Investment Plan, a plan available to all U.S. employees who are not able to receive the full Company matching or retirement contributions under the Savings & Investment Plan due to certain Internal Revenue Service (“IRS”) limits. Amounts allocated by the Company to the Named Officers’ and other employees’ accounts under this plan are equal only to the amount of the Company matching and/or retirement contributions in excess of these IRS limits.

	(c)	This column consists of: (i) a predetermined annual allowance available to approximately 700 employees in amounts ranging from a maximum of $11,500 for senior executives including the Named Officers to $2,000 for junior executives; (ii) personal use of a car and driver for Mr. Cook; and (iii) annual physical exams for Messrs. Skala and Wallace.

Each of the Named Officers received the predetermined allowance, described in (i) above, of $11,500 during 2017. The predetermined allowance may be used as reimbursement for certain qualified expenditures, namely legal, financial or tax counseling. The Company implemented this allowance plan over 20 years ago to ensure transparency and uniformity of treatment for all executives regarding perquisites. The incremental cost to the Company of the personal use of a car and driver by Mr. Cook was $46,815, valued as a proportionate amount of the cost of the annual lease, driver and related operating expenses. Any income taxes due as a result of these perquisites are the responsibility of the Named Officers.

(7)	For Messrs. Skala and Wallace, the amounts reported in column (e) of this table for 2016 reflect the grant date fair value of (i) the relative performance-based restricted stock unit awards granted to each of them, along with the other Named Officers, in February 2016 ($564,984 for each of Messrs. Skala and Wallace); and (ii) the performance-based restricted stock unit awards granted to each of them in April 2016 in connection with their promotions ($602,585 for each of Messrs. Skala and Wallace). Since the awards received in connection with their promotions are subject to future performance conditions, the aggregate values at the grant date reflected in column (e) for those awards were based on the probable outcome of those conditions, consistent with applicable accounting guidance. If the highest level of those performance conditions were achieved, resulting in maximum payouts, the aggregate value of these awards at the grant date would have been $753,217 for each of Messrs. Skala and Wallace. For more information regarding these recognition and retention awards and the programs under which they were made, including the terms and conditions and applicable performance measures, see pages 37 to 38 of the Company’s 2017 Proxy Statement.
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 EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table shows information in accordance with SEC requirements about the non-equity incentive awards, stock options and restricted stock unit awards that are reflected in the Summary Compensation Table for 2017 and that were granted to the Named Officers either during, or with respect to services rendered in, 2017.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)		Target ($) (g)		Maximum ($) (h)		or Units (#) (i)	Options (#)(2) (j)	Awards ($/Sh) (k)	Awards ($)(3) (l)
Ian Cook	2/23/17				$504,960	(4)	$4,208,000	(4)	$8,416,000	(4)				—
	2/23/17				$2,104,000	(5)	$4,208,000	(5)	—	(5)				$4,208,019
	9/25/17											602,390	$73.00	$5,042,004
	2/15/18	$880,826	$2,174,880	$5,730,000
Dennis J. Hickey	2/23/17				$135,408	(4)	$1,128,400	(4)	$2,256,800	(4)				—
	2/23/17				$564,200	(5)	$1,128,400	(5)	—	(5)				$1,128,436
	9/25/17											133,095	$73.00	$1,114,005
	2/15/18	$396,657	$979,400	$1,910,000
Franck J. Moison	2/23/17				$135,408	(4)	$1,128,400	(4)	$2,256,800	(4)				—
	2/23/17				$564,200	(5)	$1,128,400	(5)	—	(5)				$1,128,436
	9/25/17											133,095	$73.00	$1,114,005
	2/15/18	$295,913	$730,650	$1,910,000
P. Justin Skala	2/23/17				$105,120	(4)	$876,000	(4)	$1,752,000	(4)				—
	2/23/17				$438,000	(5)	$876,000	(5)	—	(5)				$876,010
	9/25/17											98,627	$73.00	$825,508
	2/15/18	$251,596	$621,225	$1,910,000
Noel R. Wallace	2/23/17				$105,120	(4)	$876,000	(4)	$1,752,000	(4)				—
	2/23/17				$438,000	(5)	$876,000	(5)	—	(5)				$876,010
	9/25/17											98,627	$73.00	$825,508
	2/15/18	$251,596	$621,225	$1,910,000

Notes to the Grants of Plan-Based Awards Table

(1)	The amounts shown represent the threshold, target and maximum payouts for annual performance-based cash bonuses under the stockholder-approved 2013 Plan with respect to services rendered in 2017. The threshold amounts represent the potential payout if performance against the pre-established performance measures is at threshold levels. The target amounts represent the potential payout if performance against the pre-established performance measures is at target levels. The maximum amounts represent the portion allocated to each Named Officer of the annual incentive pool that was previously established to facilitate deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The actual amounts awarded are reported in column (g) of the Summary Compensation Table. See pages 32 to 34 of the CD&A for a description of the Company’s annual incentive program, including the above-mentioned performance measures.

(2)	The amounts shown represent annual stock option awards granted in September 2017 under the stockholder-approved 2013 Plan. The aggregate grant date fair value of such awards is included in column (f) of the Summary Compensation Table. The key terms of the Company’s stock options are as follows: (a) the exercise price is equal to the closing price of the Company’s common stock on the date of grant; (b) the term is six years; and (c) they vest in equal annual installments over three years.

(3)	This column shows the grant date fair value of: (i) the actual restricted stock units granted to the Named Officers for which the estimated payout range is shown in columns (f) through (h) of this table (corresponding to the number of restricted stock units granted in February 2017 and listed in notes 4 and 5 to this table); and (ii) the stock option awards shown in column (j) of this table. The value of restricted stock units is based on the fair market value of the Company’s common stock on the date of grant, which is the closing stock price on the date of grant. The estimated value of stock options is calculated using the Black-Scholes model. For a description of the assumptions used to calculate the amounts, see Note 8 (“Capital Stock and Stock-Based Compensation Plans”) to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2017.

(Notes continued on next page)

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 EXECUTIVE COMPENSATION

(4)	The amounts shown represent the dollar value of threshold, target and maximum award opportunities for performance-based restricted stock unit awards the Named Officers were eligible to receive in February 2017 pursuant to the stockholder-approved 2013 Plan for the 2014-2016 measurement cycle. As described in more detail on pages 35 to 36 of the Company’s 2017 Proxy Statement, such restricted stock unit awards are granted based on the strength of compounded annual growth in both organic sales and adjusted earnings per share on a dollar basis over a three-year measurement period. For the 2014-2016 measurement cycle, compounded annual growth in organic sales and adjusted earnings per share on a dollar basis had to be 5% and 7%, respectively, to earn awards at the target level. Award opportunities are expressed in dollars and are converted into restricted stock units based on the fair market value of the Company’s common stock on the date of grant. Given the Company’s performance in terms of compounded annual growth in organic sales and adjusted earnings per share on a dollar basis for the 2014-2016 measurement cycle, the Named Officers were not granted performance-based restricted stock unit awards in February 2017 following the completion of the 2014-2016 measurement period, as shown in the table below:

Named Officer	Number of Restricted Stock Units	Grant Date Fair Value of Restricted Stock Units
Ian Cook	—	$ —
Dennis J. Hickey	—	$ —
Franck J. Moison	—	$ —
P. Justin Skala	—	$ —
Noel R. Wallace	—	$ —

Performance-based restricted stock unit awards based on the award opportunities discussed in the CD&A were made in February 2018 following the completion of the 2015-2017 measurement period, and the number of restricted stock units granted to the Named Officers, which was 54.9% of their target award opportunities, was as follows: Mr. Cook—31,821; Mr. Hickey—8,476; Mr. Moison—8,476; Mr. Skala—5,975; and Mr. Wallace—5,975. These restricted stock units will vest in February 2021. See pages 35 to 36 of the CD&A for a description of the performance-based restricted stock unit program and the awards granted in February 2018, including the terms and conditions and applicable performance measures.

(5)	The amounts shown represent the dollar value of the threshold, target and maximum award opportunities for the relative performance-based restricted stock unit awards granted to the Named Officers in February 2017 pursuant to the stockholder-approved 2013 Plan. As described in more detail on pages 36 to 37 of the Company’s 2017 Proxy Statement, the P&O Committee established an additional award opportunity designed to reward executives for achieving growth in organic sales in 2016 at or above the median of organic sales growth of a designated group of peer companies over the same one-year period. To earn awards at the target level, the Company had to achieve at least 10.0% growth in currency-neutral adjusted earnings per share in 2016 and the Company’s organic sales growth had to be at least 75th percentile relative to the peer group. To earn awards at the threshold level, the Company had to achieve at least 10.0% growth in currency-neutral adjusted earnings per share in 2016 and the Company’s organic sales growth had to be at least median but less than 75th percentile relative to the peer group. Award opportunities were expressed in dollars and converted into restricted stock units based on the fair market value of the Company’s common stock on the date of grant. The awards were paid in restricted stock units that vest three years after the grant date. Actual awards based on the award opportunities shown above were made in February 2017 following the completion of the one-year measurement period and will vest in February 2020. The number of restricted stock units granted to the Named Officers, based on 10.0% currency-neutral adjusted earnings-per-share growth in 2016 and organic sales growth that was at the 81st percentile relative to the peer group, was as follows: Mr. Cook—56,529; Mr. Hickey—15,159; Mr. Moison—15,159; Mr. Skala—11,768; and Mr. Wallace—11,768. The aggregate grant date fair value of such awards is included in column (e) of the Summary Compensation Table.
41

 EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table contains information about stock options and restricted stock units held by the Named Officers as of December 31, 2017.

	Option Awards(1)(2)					Stock Awards(1)
Name (a)	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(4)(5) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(7) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8) (j)
Ian Cook	9/13/12	800,000	—	$52.27	9/13/18	143,334	$10,814,550
	9/12/13	695,817	—	$59.28	9/12/19
	9/10/14	684,474	—	$64.00	9/10/20
	9/10/15	470,988	235,495	$61.93	9/10/21
	9/8/16	219,913	439,826	$72.99	9/8/22
	9/25/17	—	602,390	$73.00	9/25/23
Dennis J. Hickey	9/13/12	120,000	—	$52.27	9/13/18	38,511	$2,905,655
	9/12/13	109,561	—	$59.28	9/12/19
	9/10/14	117,639	—	$64.00	9/10/20
	9/10/15	100,892	50,446	$61.93	9/10/21
	9/8/16	50,688	101,376	$72.99	9/8/22
	9/25/17	—	133,095	$73.00	9/25/23
Franck J. Moison	3/8/12	200,000	—	$46.97	3/8/18	36,883	$2,782,822
	9/13/12	150,000	—	$52.27	9/13/18
	9/12/13	133,692	—	$59.28	9/12/19
	9/10/14	127,896	—	$64.00	9/10/20
	9/10/15	100,892	50,446	$61.93	9/10/21
	9/8/16	49,216	98,434	$72.99	9/8/22
	9/25/17	—	133,095	$73.00	9/25/23
P. Justin Skala	9/13/12	100,000	—	$52.27	9/13/18	27,474	$2,072,913	5,436	$410,146
	9/12/13	92,643	—	$59.28	9/12/19
	9/10/14	93,666	—	$64.00	9/10/20
	9/10/15	66,852	33,427	$61.93	9/10/21
	4/21/16	—	252,809	$68.98	4/21/22
	9/8/16	30,864	61,729	$72.99	9/8/22
	9/25/17	—	98,627	$73.00	9/25/23
Noel R. Wallace	3/8/12	150,000	—	$46.97	3/8/18	28,937	$2,183,297	5,436	$410,146
	9/13/12	100,000	—	$52.27	9/13/18
	9/12/13	92,643	—	$59.28	9/12/19
	9/10/14	93,666	—	$64.00	9/10/20
	9/10/15	66,852	33,427	$61.93	9/10/21
	4/21/16	—	252,809	$68.98	4/21/22
	9/8/16	33,888	67,777	$72.99	9/8/22
	9/25/17	—	98,627	$73.00	9/25/23

(Notes appear on next page)

42

 EXECUTIVE COMPENSATION

Notes to the Outstanding Equity Awards at Fiscal Year-End Table

(1)	For information regarding the treatment of these awards in the event of termination of employment under various circumstances including retirement, see “Executive Severance and Other Termination Benefits—Equity Awards.”

(2)	The following table contains information about the aggregate value of stock options held by each of the Named Officers as of December 31, 2017. The values shown are calculated based on the difference between the closing price of the Company’s common stock on December 31, 2017 and the applicable exercise prices.

	Value of Unexercised In-the-Money Options at Fiscal Year-End
Named Officer	Exercisable	Unexercisable
Ian Cook	$44,541,332	$5,741,720
Dennis J. Hickey	$7,388,920	$1,257,498
Franck J. Moison	$14,284,340	$1,250,260
P. Justin Skala	$5,868,277	$2,481,097
Noel R. Wallace	$10,147,717	$2,495,975

(3)	The stock option awards shown in this column vest as follows:

Named Officer	9/8/18	9/10/18	9/25/18	4/21/19	9/8/19	9/25/19	4/21/20	9/25/20	4/21/21
Ian Cook	219,913	235,495	200,796	—	219,913	200,797	—	200,797	—
Dennis J. Hickey	50,688	50,446	44,365	—	50,688	44,365	—	44,365	—
Franck J. Moison	49,217	50,446	44,365	—	49,217	44,365	—	44,365	—
P. Justin Skala	30,864	33,427	32,875	84,269	30,865	32,876	84,270	32,876	84,270
Noel R. Wallace	33,888	33,427	32,875	84,269	33,889	32,876	84,270	32,876	84,270

(4)	The amounts shown in this column and in note 5 below also include dividend equivalents in the form of additional restricted stock units that have accrued during the applicable vesting period, rounded down to the nearest whole number. Any accrued fractional restricted stock units are settled in cash and therefore are not included in the amounts shown.

(5)	The restricted stock units shown in this column vest as follows:

Named Officer	2/19/18	2/18/19	2/23/20
Ian Cook	42,857	45,661	54,816
Dennis J. Hickey	11,589	12,222	14,700
Franck J. Moison	10,080	12,168	14,635
P. Justin Skala	7,818	8,295	11,361
Noel R. Wallace	8,235	8,737	11,965

(6)	The market value of unvested restricted stock units is calculated based on the closing price of the Company’s common stock on December 31, 2017.

(7)	The restricted stock units shown in this column will vest, subject to achievement of the applicable performance criteria, on April 21, 2021. The amounts shown in this column (and in column (j)) reflect the number of shares each of Messrs. Skala and Wallace will earn if the threshold level of performance is achieved.

(8)	The market value of unearned restricted stock units that have not vested is calculated based on the closing price of the Company’s common stock on December 31, 2017.
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 EXECUTIVE COMPENSATION

Option Exercises and Vesting of Previously Granted Restricted Stock Units

The following table contains information about the number of shares acquired and value realized (including, in the case of restricted stock units, dividend equivalents in the form of additional restricted stock units that accrued during the vesting period) during 2017 upon the exercise or vesting of equity awards previously granted to each of the Named Officers.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Ian Cook	710,000	$18,793,700	56,039	$4,037,010
Dennis J. Hickey	90,000	$2,391,363	15,624	$1,125,581
Franck J. Moison	115,000	$2,707,713	13,739	$989,945
P. Justin Skala	239,200	$6,333,219	21,837	$1,585,909
Noel R. Wallace	—	—	21,768	$1,580,207

Notes to the Option Exercises and Vesting of Previously Granted Restricted Stock Units Table

(1)	The aggregate dollar amount realized upon the exercise of stock options is calculated based on the difference between the fair market value of the Company’s common stock on the exercise date and the exercise price of the stock option.

(2)	The aggregate dollar amount realized upon the vesting of restricted stock units is calculated based on the closing price of the Company’s common stock on the vesting date of each award. The aggregate dollar amount realized upon the vesting of restricted stock units includes the value of any accrued fractional restricted stock units settled in cash.
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 EXECUTIVE COMPENSATION

Retirement Plans

The Named Officers are participants in and will receive retirement benefits under the Retirement Plan, a broad-based, tax-qualified retirement plan available generally to all U.S. employees who were eligible for the plan as of August 31, 2010, and the Supplemental Retirement Plan, a non-qualified supplemental plan available to employees whose benefits under the Retirement Plan are subject to certain IRS limits. The Supplemental Retirement Plan provides for payment of the portion of the Retirement Plan benefit that exceeds IRS and Retirement Plan limits. Colgate’s retirement programs, including these plans, are generally designed to provide the Company’s long-serving, retiring employees with competitive replacement income based on then-prevailing market practice.

Under the Retirement Plan, benefits are determined in accordance with one of two formulas: (i) the “final average earnings” formula, the formula in effect under the Retirement Plan on June 30, 1989; or (ii) the Personal Retirement Account (“PRA”) formula, which was added to the Retirement Plan on July 1, 1989. The majority of the Retirement Plan participants’ benefits are determined in accordance with the PRA formula.

All of the Company’s salaried employees employed at June 30, 1989 were offered a one-time opportunity to elect to continue accruing benefits under the Retirement Plan’s final average earnings formula by making monthly contributions of 2% of recognized earnings up to the Social Security wage base and 4% of recognized earnings in excess of the wage base. Employees who made this election and continued making contributions receive at retirement the greater of: (i) the benefit under the final average earnings formula; or (ii) the sum of the benefit under the PRA formula plus the contributions made by the employee. Employees who did not make this election, and eligible employees hired between July 1, 1989 and June 1, 2010, accrued retirement benefits under the PRA formula. The final average earnings and PRA formulas are described in more detail below. Employees hired after June 1, 2010 are not eligible to participate in the Retirement Plan, but are eligible to participate in the Savings & Investment Plan, a defined contribution plan sponsored by the Company.

Effective September 1, 2010, the Company made several adjustments to its retirement programs, including: (i) allocating a larger portion of the Company’s retirement benefit allocations to the Savings & Investment Plan rather than the Retirement Plan; (ii) simplifying the formula for determining monthly pay-based credits under the PRA formula; and (iii) determining interest credits under the PRA formula using long-term rates instead of short-term rates. The simplified formula and the interest crediting rate are described below under “PRA Formula.”

Effective January 1, 2014, the Company made several additional adjustments to its retirement programs, including: (i) allocating substantially all of the Company’s retirement benefit allocations to the Savings & Investment Plan rather than the Retirement Plan; (ii) no longer providing monthly pay-based credits under the PRA formula; and (iii) only taking into account service through December 31, 2013 when calculating benefits under the final average earnings formula. These changes were designed to better align the Company’s programs with market practice while continuing to offer employees the opportunity to build savings for retirement.

For employees who receive the benefit under the final average earnings formula, the normal retirement age is 65, with early retirement available at age 55. The benefit payable upon early retirement is reduced by one-third of one percent for each month a person retires and begins collecting benefits before age 60. However, there is no reduction in the benefit if the participant has attained 85 years of combined age and service with the Company at the time of early retirement. For employees who receive the benefit under the PRA formula, the benefit is payable upon the employee’s departure from the Company at any age and the value is equal to the employee’s vested account balance.

Total annual retirement benefits payable under the Retirement Plan and the Supplemental Retirement Plan are subject to a maximum of 70% of the sum of an individual’s base salary at retirement plus cash-based incentive compensation awarded for services rendered in the calendar year immediately preceding retirement. In addition, in February 2010, the Company amended the Supplemental Retirement Plan to limit the benefits payable thereunder such that a participant’s aggregate benefits under the Retirement Plan and the Supplemental Retirement Plan, as currently calculated and projected, may not exceed a cap of $31.9 million when expressed as a lump sum. Such cap is increased at an annual rate of 6%. Under the standard form of retirement benefit for a married participant, the employee receives a monthly retirement benefit for life and, upon the employee’s death, his or her spouse is entitled to receive a monthly benefit for life equal to 50% of the employee’s benefit. For approximately 300 employees, including the Named Officers, the employee’s spouse is entitled to receive an additional monthly amount equal to 25% of the employee’s normal monthly retirement benefit for life if the employee dies during retirement or after attaining early retirement eligibility, if active. However, this benefit is not available to the extent it would cause the total retirement benefit payable to the employee’s spouse to exceed 100% of the employee’s normal retirement benefit.

45

 EXECUTIVE COMPENSATION

If the participant in question is a “specified employee” under Section 409A of the Internal Revenue Code, there may be a six-month delay in the commencement of Supplemental Retirement Plan distributions, if triggered by the participant’s termination or retirement.

Final Average Earnings Formula

Messrs. Cook, Hickey, Moison and Skala made the one-time election in 1989 described above and, accordingly, will receive the greater of the benefit under the final average earnings formula or the PRA formula calculated using the pay-based credit schedule in effect on August 31, 2010.

Benefits under the final average earnings formula are computed by multiplying “final average earnings” by the product of years of service through December 31, 2013 and 1.8%. The final average earnings formula also includes an offset for Social Security benefits.

“Final average earnings” is defined as the average of an individual’s highest “recognized earnings” during the individual’s highest paid three consecutive years after 2011, or, if greater, the highest paid three consecutive years out of the last ten years as of December 31, 2013. For any participant whose recognized earnings exceeded $255,000 as of December 31, 2013, any increase in benefit attributable to increases in “final average earnings” after December 31, 2013 is provided under the Supplemental Retirement Plan and not under the Retirement Plan.

“Recognized earnings” for a particular year are set on February 1 each year, and consist of the higher of (i) the compensation earned by an employee during the previous year; and (ii) his or her annual salary as of January 1 of the year in question plus the annual bonus paid to the employee in the previous year. Recognized earnings do not include the value of restricted stock units or stock options. Employees retiring under the final average earnings formula may request that their retirement benefit under the Supplemental Retirement Plan be paid to them in a lump sum rather than an annuity. Such requests may be accepted or denied. If accepted, the lump sum amount is limited to the present value of the benefit accrued through December 31, 2004, in accordance with Section 409A of the Internal Revenue Code. The value of the benefit accrued under the Supplemental Retirement Plan after December 31, 2004 is paid in the form of an annuity.

PRA Formula

Eligible employees hired on or after July 1, 1989 and before June 1, 2010, and those hired before July 1, 1989 who did not make the one-time election to participate in the final average earnings formula as described above, accrued benefits under the PRA formula until December 31, 2013. Mr. Wallace will receive benefits under the PRA formula. PRA formula benefits are determined as follows: On July 1, 1989, an account was established for each eligible person employed on June 30, 1989, with an opening balance equal to the greater of (i) the value of the pension then accrued under the final average earnings formula; or (ii) an amount equal to the sum of the monthly pay-based credits that would have been made to the employee’s account had the PRA always been in effect. For employees hired between July 1, 1989 and June 1, 2010, monthly pay-based credits accumulated in a PRA account established in the employee’s name. Through August 31, 2010, these credits equaled a percentage of the employee’s monthly recognized earnings determined in accordance with the following schedule:

Years of Service	Up to 1/48 of Social Security Wage Base	Over 1/48 of Social Security Wage Base
0–9	2.50%	3.75%
10–14	3.00%	4.50%
15–19	4.00%	6.00%
20–24	5.35%	8.00%
25 or more	7.50%	11.25%

The PRA formula was amended effective September 1, 2010 to provide for monthly pay-based credits equal to a percentage of the employee’s monthly recognized earnings determined in accordance with the following schedule:

Years of Service	Basic Retirement Contributions
0–9	2.00%
10 or more	2.50%

In addition, eligible employees received additional allocations to their PRA accounts in September 2010 and September 2011 of 0.25% of their projected PRA balance as of August 31, 2010 for each full year of vesting service through August 31, 2010, up to a combined maximum of 15% based on 30 years of service.

46

 EXECUTIVE COMPENSATION

The Retirement Plan was amended effective January 1, 2014 to provide that no additional pay-based credits will be made to PRA accounts after December 31, 2013. This change also applies to the Supplemental Retirement Plan.

Employees who accrued benefits under the PRA formula receive monthly credits for interest in their accounts. Interest credits continue after December 31, 2013. The interest crediting rate is equal to the IRS Composite Corporate Bond Rate (not to exceed the Third Segment Rate, which is a rate defined under the Internal Revenue Code regulations for pension plans). This rate was 4.03% for 2017.

For employees retiring under the PRA formula, benefits earned under the Supplemental Retirement Plan through December 31, 2004 will follow the form of payment elected under the Retirement Plan, and benefits earned after December 31, 2004 will be paid in a lump sum. However, such employees may request to have their full retirement benefit under the Supplemental Retirement Plan paid in a lump sum. Such requests may be accepted or denied.

47

 EXECUTIVE COMPENSATION

Pension Benefits

The following table shows the actuarial present value of each Named Officer’s total accumulated benefit as of December 31, 2017 under the terms of the Retirement Plan and the Supplemental Retirement Plan, and assumes that each Named Officer elects a joint and survivor annuity at the time of retirement, if he is eligible to do so.

Name (a)	Plan Name (b)	Number of Years Credited Service (#)(1) (c)	Present Value of Accumulated Benefit ($)(2) (d)	Payments During Last Fiscal Year ($) (e)
Ian Cook	Retirement Plan	37.83	$2,521,604	—
	Supplemental Retirement Plan	37.83	$29,355,357	—
			$31,876,961	—
Dennis J. Hickey	Retirement Plan	36.58	$2,929,496	—
	Supplemental Retirement Plan	36.58	$13,814,181	—
			$16,743,677	—
Franck J. Moison	Retirement Plan	35.00	$2,067,235	—
	Supplemental Retirement Plan	35.00	$12,127,058	—
			$14,194,293	—
P. Justin Skala	Retirement Plan	31.33	$2,395,651	—
	Supplemental Retirement Plan	31.33	$10,658,186	—
			$13,053,837	—
Noel R. Wallace	Retirement Plan	26.25	$418,921	—
	Supplemental Retirement Plan	26.25	$369,245	—
			$788,166	—

Notes to the Pension Benefits Table

(1)	The years in this column represent the actual years worked for Colgate by the Named Officers as of December 31, 2013. As noted above, effective January 1, 2014, the Retirement Plan and Supplemental Retirement Plan do not take into account service after December 31, 2013.

(2)	For Messrs. Cook, Hickey, Moison and Skala, the amounts shown were calculated assuming credited service as of December 31, 2013 and final average earnings, as described above, as of December 31, 2017 and a discount rate of 3.73%. In addition, as noted above, the aggregate benefits payable to a participant under the Retirement Plan and the Supplemental Retirement Plan are subject to a cap of $31.9 million, with such cap increased at an annual rate of 6%. Based on their respective ages and years of service at December 31, 2017, Messrs. Cook, Hickey, Moison and Skala were eligible to retire without any benefit reduction due to age and/or service. For more information regarding the assumptions used to calculate the accrued benefits as of December 31, 2017, see Note 10 (“Retirement Plans and Other Retiree Benefits”) to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2017.

For Mr. Wallace, the amounts shown reflect the value as of December 31, 2017 of his benefits under the PRA formula under the Retirement Plan and Supplemental Retirement Plan described above.

As noted above, the Named Officers whose benefits are calculated under the final average earnings formula may request that the portion of their benefit under the Supplemental Retirement Plan earned prior to 2005 be paid in the form of a lump sum. In such case, the lump sum amount payable as of December 31, 2017 would be as follows: Mr. Cook—$7,228,354; Mr. Hickey—$2,385,581; Mr. Moison—$3,154,691; and Mr. Skala—$374,946. The value of the portion of the Supplemental Retirement Plan benefit earned after 2004 would be paid in the form of an annuity. Mr. Wallace is eligible to receive his full benefit (including benefits under both the Retirement Plan and the Supplemental Retirement Plan) of $788,166 in a lump sum under the PRA formula.
48

 EXECUTIVE COMPENSATION

Deferred Compensation Plan

Eligible employees, including the Named Officers, may elect annually to defer a portion of their salary and/or cash bonus under the Colgate-Palmolive Company Deferred Compensation Plan (the “Deferred Compensation Plan”). Under this plan, participants can defer up to 75% of their salary and/or 100% of their cash bonus payable in the following calendar year. At the option of the participant, these amounts may be deferred to a specific date, at least five years from when the compensation is otherwise payable, or until retirement. Interest on deferred amounts is credited to the participant’s account at the end of each calendar year and compounded annually. Interest accrues at a fixed rate equal to 120% of the Applicable Federal Rate (“AFR”) published by the IRS, which, for amounts deferred in 2017, equaled 1.61% and 2.49% for mid- and long-term rates, respectively. Mid- or long-term AFRs are used based on the length of the deferral period elected. Once established, the same rate remains in effect throughout the entire deferral period.

At the time of deferral, a participant must indicate whether he or she wishes to receive the amount deferred in either a lump sum or up to ten annual installments. If a participant is less than 55 years old and leaves or retires prior to the elected commencement date for distributions, the deferred amounts will be distributed immediately in a lump sum, regardless of the method of distribution originally elected by the participant. If a participant is 55 or older and leaves or retires prior to the elected commencement date for distributions, the deferred amounts will be paid according to the participant’s original election. If the participant in question is a “specified employee” under Section 409A of the Internal Revenue Code, there may be a six-month delay in the commencement of distributions, if triggered by the participant’s termination or retirement. Changes to deferral elections and early withdrawals from deferred accounts are only permitted in extreme cases, such as unforeseen financial hardship which is demonstrated to the P&O Committee. Of the Named Officers, only Mr. Wallace has elected to participate in the Deferred Compensation Plan (with respect to compensation earned prior to 2017), and information about earnings on his deferrals is included in the Nonqualified Deferred Compensation Table.

Supplemental Savings & Investment Plan

Employees, including the Named Officers, whose earnings exceed IRS limitations on compensation that may be recognized under the Savings & Investment Plan, are entitled to receive a supplemental contribution under the Supplemental Savings & Investment Plan. The supplemental contribution is equal to the amount of the Company’s matching contributions and retirement contributions that cannot be made under the Savings & Investment Plan due to certain IRS limits. Under the Savings & Investment Plan, the Company matches a portion of employee contributions up to 6% of the employee’s recognized earnings (as defined on page 46) and provides retirement contributions based on a percentage of recognized earnings, subject to a maximum eligible amount of recognized earnings under applicable IRS regulations of $275,000 in 2018 and $270,000 in 2017. The supplemental contributions are allocated to the Supplemental Savings & Investment Plan.

Interest is credited under the Supplemental Savings & Investment Plan as follows:

•	Contributions allocated to the plan through December 31, 2002 realize investment results based on the performance of the Company’s common stock.

•	Contributions allocated to the plan from January 1, 2003 through December 31, 2009 for matching contributions were credited with interest at annual interest rates calculated on the same basis as under the Deferred Compensation Plan described above. Effective October 1, 2010, the interest crediting rate was adjusted so that these contributions are credited with interest at the rate of 6.01%.

•	Contributions allocated to the plan in December 2010 for 2010 matching contributions are credited with interest at the rate of 6.01%.

•	Contributions allocated to the plan for retirement contributions beginning on September 1, 2010, and for matching contributions beginning on January 1, 2011, are credited with the same interest rate that applies under the Retirement Plan as described on page 47.

Amounts allocated to the Supplemental Savings & Investment Plan are distributed upon the participant’s departure from the Company. If the participant in question is a “specified employee” under Section 409A of the Internal Revenue Code, there may be a six-month delay in the commencement of distributions, if triggered by the participant’s termination or retirement.

49

 EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation

The following table shows information about the amount of contributions, earnings and balances for each Named Officer under the Supplemental Savings & Investment Plan and, in the case of Mr. Wallace, the Deferred Compensation Plan as of December 31, 2017.

Name (a)	Aggregate Balance at Beginning of Last Fiscal Year ($)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($)(1) (c)	Aggregate Earnings in Last Fiscal Year ($)(2) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($)(3) (f)
Ian Cook	$1,594,185	—	$113,425	$106,807	—	$1,814,417
Dennis J. Hickey	$1,963,750	—	$250,328	$170,847	—	$2,384,925
Franck J. Moison	$1,389,984	—	$217,271	$89,713	—	$1,696,968
P. Justin Skala	$929,124	—	$208,077	$50,348	—	$1,187,549
Noel R. Wallace	$900,162	—	$109,768	$44,515	—	$1,054,445

Notes to the Nonqualified Deferred Compensation Table

(1)	These amounts represent Company contributions under the Supplemental Savings & Investment Plan for 2017, which were allocated to the Supplemental Savings & Investment Plan. These contributions are also included in compensation reported for each Named Officer in column (i) of the Summary Compensation Table.

(2)	These amounts represent the interest credited to each Named Officer during 2017 for amounts allocated under the Supplemental Savings & Investment Plan and, in the case of Mr. Wallace, deferred under the Deferred Compensation Plan. For information regarding the calculation of interest earnings on these amounts, see page 49.

(3)	To the extent that an executive was a “Named Officer” for a reported year, these amounts, other than the portion attributable to accrued earnings, were reported in previous proxy statements as compensation in the year of the executive’s deferral (under the Deferred Compensation Plan or the Supplemental Savings & Investment Plan) or the Company’s contribution (under the Supplemental Savings & Investment Plan), as applicable.
50

 EXECUTIVE COMPENSATION

Executive Severance and Other Termination Benefits

The P&O Committee periodically reviews the appropriateness of the payment and benefit levels provided under the plans and programs described in this section, based on competitive market information and emerging best practices and governance trends. In particular, the Company’s Executive Severance Plan (the “Severance Plan”) is subject to approval periodically by the Board. The most recent approval was in September 2013.

Severance Plan

Change in Control. The Severance Plan is designed to provide participants with reasonable compensation if their employment is terminated following a change in control of the Company. Individual employees are assigned a particular severance level up to the maximum allowed under the plan (24 months) based on grade level and years of service, subject to individual negotiation from time to time in the case of new hires.

The P&O Committee selects participants from among the executive officers and other key personnel of the Company and has selected a group of approximately 125 participants, including the Named Officers. In addition to the Severance Plan, the Company has incorporated other arrangements relating to a change in control in its compensation and benefit plans, as described below.

Under the Severance Plan, if at any time within two years of a “change in control” of the Company, the Company terminates a Named Officer’s employment for any reason other than for cause, or a Named Officer terminates employment due to an adverse change in his conditions of employment, such as a diminution in his position, authority or responsibilities, or a salary reduction (each a “Qualified Termination”), such Named Officer is entitled to receive a lump sum amount equal to (i) between 18 and 24 months of compensation (defined as base salary as of the termination date plus the average of his last three years’ annual bonus awards); plus (ii) the present value of additional retirement program benefits he would have received had he remained employed until the end of the severance period, or age 65, if earlier. The Named Officers are also entitled to receive the continuation of medical, dental and life insurance benefits during the severance period. No severance payments are required if a Named Officer is terminated for “cause,” which is defined as the felony conviction of the Named Officer for a crime having a detrimental effect on the Company’s reputation, business or financial condition, the Named Officer’s willful engagement in any malfeasance, dishonesty, fraud or gross misconduct having a material detrimental effect on the Company’s reputation, business or financial condition or the Named Officer’s willful and deliberate failure to materially perform his employment duties.

Generally under the plan, a “change in control” is deemed to occur if: (a) any person, entity or group acquires 30% or more of the outstanding shares of the Company’s common stock or voting securities (other than securities acquired directly from the Company); (b) a majority of the board of directors as of the effective date of the Severance Plan is replaced (unless any subsequent board member is approved by at least a majority of the original incumbent board, who shall thereafter be considered an incumbent board member); (c) a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the Company’s assets is consummated (other than under specific circumstances); or (d) a complete liquidation or dissolution of the Company is approved by the Company’s stockholders.

If an outside accounting firm were to determine that a payment under the Severance Plan would cause a Named Officer to exceed the statutory limit and subject him to tax under Section 4999 of the Internal Revenue Code, then the Named Officer would receive a reduced amount.

In addition to the foregoing severance benefit, the Severance Plan provides for a payment within 30 days after the change in control, whether or not the Named Officer remains employed, of a pro-rated bonus for the year in which the change in control occurs. The pro-rated bonus paid may be used to offset any other bonus awarded for such year.

Termination for Company Convenience. Whether or not a change in control has occurred, if the Company terminates the employment of a Named Officer at the Company’s convenience other than for cause, the Company will pay in a lump sum an amount equal to between 18 and 24 months of the Named Officer’s base salary and continue to pay certain medical, dental and life insurance benefits for the same period. For Named Officers who are eligible to receive benefits under the final average earnings formula described on page 46, the severance period and the period during which the Company continues such benefits ends upon the earlier of the Named Officer reaching age 65 or attaining 85 years of combined age and service with the Company. The Company is not required to make these payments if it terminates a Named Officer’s employment for “cause” (as defined above) or if such officer voluntarily terminates his employment.

51

 EXECUTIVE COMPENSATION

Other Change-in-Control Arrangements

Other arrangements relating to a change in control in the Company’s compensation and benefit plans are as follows.

•	Equity Awards. Under the 2013 Plan, stock options held by employees that are not yet exercisable become exercisable upon a change in control and a Qualified Termination. Unvested restricted stock units are considered earned in full and non-forfeitable (i) in the case of performance-based awards for which the performance goals have been satisfied, upon a change in control; and (ii) in the case of all other awards, upon a change in control and a Qualified Termination.

•	Deferred Compensation Balances. Under the Severance Plan, participating employees are also entitled to receive within 30 days following a change in control all amounts previously deferred by the employee under the Deferred Compensation Plan and amounts held in the employee’s Supplemental Savings & Investment Plan account. For more information regarding the Deferred Compensation Plan and the Supplemental Savings & Investment Plan, see page 49.

•	Letter of Credit for Unfunded Retirement Plan. With respect to the Supplemental Retirement Plan, which is an unfunded plan, the Company has arranged for a letter of credit that requires the issuing bank to fund the accrued benefits payable under this plan if the Company refuses to pay these benefits after a change in control. Funding would be made by payments to a trust, the assets of which would be subject to the claims of the Company’s creditors if the Company were to become insolvent.

Death and Disability Benefits

The Company provides additional benefits to approximately 900 employees, including the Named Officers, upon their death or disability. If a Named Officer dies while actively employed, his eligible survivors are entitled to an annuity equal to 20% of the Named Officer’s “recognized earnings” (as defined on page 46) at the time of death. The benefit is payable until the Named Officer would have reached age 65. If the Named Officer does not have a surviving spouse and he has dependent children under the age of 23, the benefit is paid to those children until they reach age 23, or until the Named Officer would have reached age 65, whichever is earlier.

Under the Long-Term Disability Plan available to all U.S. employees, the Company generally provides long-term disability benefits based on an employee’s earnings up to a maximum of $300,000. Certain executives, including the Named Officers, receive additional benefits based on the amount of their earnings that exceed $300,000, at no additional cost to them. If a Named Officer becomes disabled at or before age 60 while he is actively employed, he is entitled to receive these increased disability benefits until he reaches age 65. If a Named Officer becomes disabled after age 60 while he is actively employed, he is entitled to receive disability benefits until the earlier of the date on which he reaches age 70 or five years from the date he became disabled.

Deferred Compensation and Retirement Benefits

For information about the pension benefits payable to the Named Officers upon their retirement and deferred compensation balances, see pages 45 to 50. In addition to the post-retirement welfare benefits available to U.S. employees generally, approximately 900 employees, including the Named Officers, who have at least 10 years of service at retirement, qualify for a post-retirement life insurance benefit equal to one-half of recognized earnings up to a maximum of $750,000 in lieu of the Company’s regular life insurance benefit for retirees.

Equity Awards

The treatment, in general, of previously granted equity awards in the case of the termination of employment under the following circumstances is as follows:

•	Death, Disability or Retirement. All unvested restricted stock units, including those subject to continued employment, will continue to vest and be distributed in accordance with their original vesting schedule, except, in the case of retirement, for special retention awards that are subject to continued employment. All outstanding stock options, whether or not previously exercisable, will be exercisable (except, in the case of retirement, for special retention awards that are subject to continued employment) for a period of three years from the death, disability or retirement, as applicable, or until the end of the original term of the option, whichever is shorter.

•	Termination for Company Convenience. Where severance is paid following a termination of employment at the Company’s convenience, the severance period is counted in determining the vesting of restricted stock units and stock options. If the employee would have been eligible for retirement during the severance period, equity awards are treated as outlined under “Death, Disability or Retirement” above. If not, any unvested restricted stock
52

 EXECUTIVE COMPENSATION

units that would have vested during the severance period will continue to vest and be distributed in accordance with their original vesting schedule, except for special retention awards that are subject to continued employment. Any unvested stock options that would have vested during the severance period will vest upon termination (except for special retention awards that are subject to continued employment) and, together with any other vested stock options, will be exercisable for a period of three months or until the end of the original term of the option, whichever is shorter. Any remaining unvested restricted stock units and stock options will be forfeited.

•	Termination for Cause. Unvested restricted stock units and both vested and unvested stock options are forfeited.

•	Resignation. Unvested restricted stock units and unvested stock options are forfeited. Vested stock options are exercisable for a period of three months after termination, or until the end of their original term, if shorter.

•	Change in Control. For a description of the treatment of equity awards following a change in control of the Company, see “Other Change-in-Control Arrangements” on the previous page.
53

 EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

The following table sets forth the estimated incremental payments and benefits that would be payable to each Named Officer upon termination of his employment or a change in control of the Company, assuming that the triggering event occurred at year-end 2017. These amounts would be incremental to the compensation and benefit entitlements described previously in this Proxy Statement that are not contingent upon a termination or change in control.

	Change In Control		Involuntary Termination
	Without	With
	Qualified	Qualified	With	Without
Name	Termination(1)	Termination(2)	Cause	Cause(3)	Resignation	Death(4)(5)	Disability(5)(6)	Retirement(7)
Ian Cook	—	$7,823,654	—	—	—	—	$3,942,141	—
Dennis J. Hickey	—	$4,529,270	—	—	—	—	$593,197	—
Franck J. Moison	—	$3,929,377	—	—	—	$201,417	$1,660,110	—
P. Justin Skala	—	$3,436,808	—	—	—	$1,598,952	$2,919,476	—
Noel R. Wallace	—	$3,031,879	—	$1,278,932	—	$2,095,960	$3,356,053	—

Notes to the Potential Payments Upon Termination or Change in Control Table

(1)	Change in Control without Qualified Termination. As shown in this column, if there is a change in control but there is no Qualified Termination of the Named Officer’s employment, the Named Officer would not be entitled to receive any incremental payment or benefit. However, the vesting or distribution of certain existing compensation reported previously in this Proxy Statement would be accelerated as follows:

•	Equity Awards. The vesting of certain previously granted performance-based restricted stock units would be accelerated as described under “Other Change-in-Control Arrangements—Equity Awards” on page 52. All such awards were reported on Forms 4 when granted and as compensation in the proxy statement for the year of grant, to the extent the executive was a “Named Officer” for that year. The estimated value as of year-end 2017 of the previously granted awards that would be accelerated for the applicable Named Officers is as follows: Mr. Cook—$10,814,735; Mr. Hickey—$2,905,821; Mr. Moison—$2,782,952; Mr. Skala—$2,073,050; and Mr. Wallace—$2,183,346. For Messrs. Cook, Hickey, Moison and Skala these amounts reflect the value of previously granted performance-based restricted stock units that they are already entitled to receive in accordance with their original vesting schedule because they are eligible for retirement but would be accelerated upon a change in control. The estimated value of restricted stock units that would be accelerated was calculated based on the closing price of the Company’s common stock on December 31, 2017.

•	Cash Bonus. If the change in control occurs at year-end, as assumed in the table above, the Named Officers would be entitled to receive their annual cash bonus for the year in which the change in control occurs (reported as of year-end 2017 in column (g) of the Summary Compensation Table).

•	Deferred Compensation Balances. The Named Officers would be entitled to receive any amounts previously deferred by or allocated to them under the Deferred Compensation Plan or Supplemental Savings & Investment Plan (reported as of year-end 2017 in column (f) of the Nonqualified Deferred Compensation Table).

(2)	Change in Control with Qualified Termination. This column consists of the following benefits under the Severance Plan described beginning on page 51: (i) severance payments; (ii) the value of benefits under Company retirement programs during the severance period; and (iii) the value of the continuation of medical, dental and life insurance benefits during the severance period. The value of retirement benefits was calculated based on the difference between the present value of additional retirement program benefits that the Named Officer would have received had he remained employed until the end of the severance period, or age 65, if earlier, and the present value of retirement benefits payable at the change-in-control date without assuming future service. For more information regarding the assumptions used to calculate the present value of retirement benefits, see note 2 to the Pension Benefits Table. The additional medical, dental and life insurance benefits were valued based on the aggregate premiums paid by the Company for the applicable severance period.

In addition to the amounts shown in this column, the vesting or distribution of certain existing compensation reported previously in this Proxy Statement would be accelerated as follows:

•	Equity Awards. The vesting of certain previously granted stock options and restricted stock units would be accelerated as described under “Other Change-in-Control Arrangements—Equity Awards” on page 52. All such awards were reported on Forms 4 when granted and as compensation in the proxy statement for the year of grant, to the extent the executive was a “Named Officer” for that year. The estimated value as of year-end 2017 of the previously granted awards that would be accelerated for the applicable Named Officers is as follows: Mr. Cook—$10,814,735; Mr. Hickey—$2,905,821; Mr. Moison—$2,782,952; Mr. Skala—$4,529,092; and Mr. Wallace—$5,499,689. For Messrs. Cook, Hickey and Moison the amount shown in the preceding sentence, and for Mr. Skala $2,073,050 of the amount shown in the preceding sentence, reflects the value of previously granted restricted stock units that they are already entitled to receive in accordance with their original vesting schedule because they are eligible for retirement but would be accelerated upon a Qualified

(Notes continued on next page)

54

 EXECUTIVE COMPENSATION

Termination. For the assumptions used to calculate the value of the restricted stock units, see note 1 above. The estimated value of stock options that would be accelerated was calculated based on the difference between the closing price of the Company’s common stock on December 31, 2017 and the applicable exercise price.

•	Cash Bonus. If the triggering event occurs at year-end, as assumed in the table above, the Named Officers would be entitled to receive their annual cash bonus for the year in which the triggering event occurs (reported as of year-end 2017 in column (g) of the Summary Compensation Table).

•	Retirement Accruals and Deferred Compensation Balances. The Named Officers would be entitled to receive their accrued retirement benefits (reported in the Pension Benefits Table) and any amounts previously deferred by or allocated to them under the Deferred Compensation Plan or Supplemental Savings & Investment Plan (reported as of year-end 2017 in column (f) of the Nonqualified Deferred Compensation Table). The Named Officers would also be entitled to receive the balance in their accounts under the Savings & Investment Plan, including the Company contributions to the accounts, as further described in note 7 below.

(3)	Involuntary Termination without Cause. Messrs. Cook, Hickey, Moison and Skala are not eligible for severance in the event of termination for Company convenience under the Severance Plan because they are eligible for retirement with full benefits under the final average earnings formula described on page 46. This column shows the severance payment and the value of the continuation of medical, dental and life insurance benefits during the severance period that would be payable to Mr. Wallace. For the assumptions used to calculate the additional insurance benefits, see note 2 above.

In addition to the amounts shown in this column, certain unvested restricted stock units would be allowed to vest in accordance with their original vesting schedule and certain unvested stock options would become exercisable for a period of three months or until the end of the original term, whichever is shorter, in each case only if they would have otherwise vested before the end of the severance period, as described under “Equity Awards—Termination for Company Convenience” beginning on page 52. All such awards were reported on Forms 4 when granted and as compensation in the proxy statement for the year of grant, to the extent the executive was a “Named Officer” for that year. For Mr. Wallace, the estimated value as of year-end 2017 of previously granted restricted stock units that would continue to vest is $1,280,565 and of previously granted stock options that would be accelerated is $615,841. No amounts are shown for Messrs. Cook, Hickey, Moison and Skala because, as employees eligible for retirement, they are already entitled to have their previously granted restricted stock units continue to vest and stock options accelerate (other than special retention awards that are subject to continued employment) as described under “Equity Awards—Death, Disability or Retirement” on page 52. For the assumptions used to calculate these amounts, see notes 1 and 2 above.

If the triggering event occurs at year-end, as assumed in the table above, each Named Officer would also be entitled to receive: his annual cash bonus for the year in which the triggering event occurs (reported in column (g) of the Summary Compensation Table); his performance-based restricted stock unit award for the three-year performance cycle ending such year (reported in note 4 to the Grants of Plan-Based Awards Table); and any amounts previously deferred by or allocated to him under the Deferred Compensation Plan and Supplemental Savings & Investment Plan (reported as of year-end 2017 in column (f) of the Nonqualified Deferred Compensation Table).

(4)	Death. This column consists of a survivor annuity, the actuarial present value of which is calculated based on the lump sum value of the annuity payable to the Named Officer’s spouse until the Named Officer would have reached 65. If there is no surviving spouse and the Named Officer has dependent children under the age of 23, the annuity is payable to those children until they reach age 23 or until the Named Officer would have reached age 65, whichever is earlier. The amounts shown were calculated assuming an interest rate of 3.73%. No amounts are shown in this column for Messrs. Cook and Hickey because they are at least 65 years old.

(5)	In addition to the amounts shown in the applicable column, unvested restricted stock units would continue to vest in accordance with their original vesting schedule and all outstanding stock options would be exercisable for a period of three years or until the end of the original term, whichever is shorter, as described under “Equity Awards—Death, Disability or Retirement” on page 52. All such awards were reported on Forms 4 when granted and as compensation in the proxy statement for the year of grant, to the extent the executive was a “Named Officer” for that year. For Mr. Skala, the estimated value as of year-end 2017 of previously granted restricted stock units that would continue to vest is $820,368 and of previously granted stock options that would be accelerated is $1,635,674. For Mr. Wallace, the estimated value as of year-end 2017 of previously granted restricted stock units that would continue to vest is $3,003,714 and of previously granted stock options that would be accelerated is $2,495,975. No amounts are shown for Messrs. Cook, Hickey, Moison and Skala (other than in the case of Mr. Skala, the amounts shown above related to the special retention awards granted to him in April 2016 in connection with his promotion) because, as employees eligible for retirement, they are already entitled to have their previously granted restricted stock units continue to vest and stock options accelerate (other than special retention awards that are subject to continued employment) as described under “Equity Awards—Death, Disability or Retirement” on page 52. For the assumptions used to calculate these amounts, see notes 1 and 2 above.

If the triggering event occurs at year-end, as assumed in the table above, each Named Officer would also be entitled to receive: his annual cash bonus for the year in which the triggering event occurs (reported in column (g) of the Summary Compensation Table) and his performance-based restricted stock unit award for the three-year performance cycle ending such year (reported in note 4 to the Grants of Plan-Based Awards Table).

(Notes continued on next page)

55

 EXECUTIVE COMPENSATION

(6)	Disability. This column consists of the actuarial present value of additional long-term disability benefits for which each Named Officer is eligible, as described more fully on page 52. The amounts shown were calculated assuming an interest rate of 3.73%.

(7)	Retirement. As shown in this column, the Named Officers would not be entitled to receive any incremental payment or benefit upon retirement. In addition to the amounts shown in this column, unvested restricted stock units, except those subject to continued employment, would continue to vest in accordance with their original vesting schedule and all outstanding stock options, except those subject to continued employment, would be exercisable for a period of three years or until the end of the original term, whichever is shorter, as described under “Equity Awards—Death, Disability or Retirement” on page 52. All such awards were reported on Forms 4 when granted and as compensation in the proxy statement for the year of grant, to the extent the executive was a “Named Officer” for that year. Each Named Officer would be entitled to receive his retirement benefits under the Retirement Plan and Supplemental Retirement Plan, as described on pages 45 to 47. Each Named Officer would also be entitled to receive the balance in his account under the Savings & Investment Plan, including the Company contributions made pursuant to the Company match, profit-sharing and, for all Named Officers except Mr. Cook, retirement program under the Savings & Investment Plan, as well as investment gains and losses thereon. As of year-end 2017, the balance, which remains subject to future investment gains and losses, in each Named Officer’s Savings & Investment Plan account from these sources was as follows: Mr. Cook—$2,945,740; Mr. Hickey—$3,974,739; Mr. Moison—$2,542,644; Mr. Skala—$2,225,897; and Mr. Wallace—$1,668,497. The annual contributions by the Company to these accounts are reported in note 6 to the Summary Compensation Table.

If the triggering event occurs at year-end, as assumed in the table above, each Named Officer would also be entitled to receive: his annual cash bonus for the year in which the triggering event occurs (reported in column (g) of the Summary Compensation Table); his performance-based restricted stock unit award for the three-year performance cycle ending such year (reported in note 4 to the Grants of Plan-Based Awards Table); and any amounts previously deferred by or allocated to him under the Deferred Compensation Plan and Supplemental Savings & Investment Plan (reported as of year-end 2017 in column (f) of the Nonqualified Deferred Compensation Table) in accordance with the distribution schedule he elected.

56

 EXECUTIVE COMPENSATION

CEO Pay Ratio

Colgate’s products are marketed in over 200 countries and territories throughout the world with approximately 75% of its net sales generated outside the United States and approximately 50% of net sales coming from emerging markets. Consistent with its global presence, Colgate has a dispersed workforce, with over 85% of its employees based outside the United States in over 100 countries. To attract and retain talent, Colgate seeks to pay competitively in each jurisdiction consistent with market practice, resulting in compensation levels that vary from country to country. Colgate’s workforce also covers a broad range of functions, from manufacturing employees to management personnel, and includes both employees who are compensated on a salaried basis and those who are compensated on an hourly basis.

For 2017, the median of the annual total compensation of all employees of the Company (other than the CEO) was $23,929 and the annual total compensation of the CEO, as reported in the Summary Compensation Table on page 38, was $15,349,498. Based on this information, for 2017 the CEO’s annual total compensation was 641 times that of the median of the annual total compensation of all employees. This amount is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

The above-referenced pay ratio may not be comparable to pay ratios disclosed by other companies, including the companies in our Comparison Group (as defined in the CD&A). Pay ratios at different companies may vary due to differences in workforce composition, including geographic breadth, types of work performed and the relative percentages of salaried versus hourly compensated workers.

Methodology for Determining the Median Employee and Annual Total Compensation

The Company used the following methodology, material assumptions, adjustments and estimates to identify the median of the annual total compensation of all employees of the Company:

Determination of Employee Population. Colgate determined that, as of October 1, 2017, the Company had approximately 36,350 employees (including temporary employees) working for Colgate-Palmolive Company or its consolidated subsidiaries, of which approximately 5,000 were based in the United States and the remaining approximately 31,350 were based outside the United States.

As permitted by SEC rules, the Company chose to exclude from this population approximately 900 employees in 57 countries, representing approximately 2.5% of the Company’s total employees. All employees from each of these countries, which are identified in Annex B to this Proxy Statement along with the number of employees based in each such country, were excluded. As a result, the Company’s employee population used for determining the median employee was approximately 35,450, consisting of approximately 5,000 employees based in the United States and approximately 30,450 employees based outside the United States.

Statistical Sampling. The Company elected to use statistical sampling to identify the median employee and conducted a simple random sample of 2,000 employees worldwide, which was determined to be the appropriate sample size for the size and complexity of the Company’s employee population based on advice from an external consultant.

Compensation Measure. The Company selected base salary or comparable wages for the 12-month period ended September 30, 2017 as the measure of compensation that could be consistently applied across the sample population. In making this determination, the compensation of all permanent employees included in the sample who were hired in 2017 but were not employed for the entire measurement period was annualized, but no cost-of-living adjustments were made. Using this methodology, the median employee was identified as a full-time, hourly employee located in Chile.

Annual Total Compensation of Median Employee. Once the median employee was identified, the elements of such employee’s annual total compensation for 2017 were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $23,929. For purposes of this disclosure, Chilean pesos were converted to U.S. dollars using a 12-month average exchange rate from January 1, 2017 through December 31, 2017.

57

 COMPENSATION OF DIRECTORS

COMPENSATION OF DIRECTORS

Compensation for the non-employee directors is set by the Board at the recommendation of the Governance Committee. The substantial majority of the compensation paid to the non-employee directors is in the form of fixed-value annual grants of Colgate equity pursuant to the stockholder-approved 2013 Plan, as described below.

In 2017, non-employee director compensation consisted of the following, as applicable:

Annual Share Grant	Shares of common stock equal in value to $180,000
Annual Retainer	$65,000
Stock Option Grant	Options to purchase shares of common stock equal in value to $45,000
Lead Director Retainer	$20,000
Committee Chair Retainers	$5,000 for the chair of each committee
Expenses and Benefits	Reimbursement of travel and related expenses incurred in attending meetings; life and travel/accident insurance; and Charitable Matching Gifts Program available to U.S. employees as described below

Mr. Cook does not receive any compensation for serving on the Board.

Deferral of Compensation

Under the 2013 Plan, directors may elect to defer all or a part of their annual stock compensation. Deferred stock compensation is credited to a stock unit account, the value of which reflects changes in the market price of the Company’s common stock and dividends paid. No interest is paid on deferred balances. The directors also may elect to receive cash in lieu of up to 25% of the shares of the Company’s common stock granted and not deferred under the 2013 Plan.

Directors may elect to defer all or a part of their cash compensation under the Colgate-Palmolive Company Restated and Amended Deferred Compensation Plan for Non-Employee Directors. As with the 2013 Plan, deferred fees are credited to a stock unit account, the value of which reflects changes in the market price of the Company’s common stock and dividends paid. No interest is paid on deferred balances. Under both plans, distributions are made in shares of the Company’s common stock in annual installments or by lump sum in accordance with the distribution election made by the director.

The tables included on the following page and in “Stock Ownership—Stock Ownership of Directors and Executive Officers” include information concerning directors who have elected to defer their fees.

58

 COMPENSATION OF DIRECTORS

Director Compensation

The following table shows the compensation earned by each non-employee director in 2017.

	Fees Earned or		Stock		Option	All Other
	Paid in Cash		Awards		Awards	Compensation	Total
Name	($)(1)		($)(2)		($)(3)	($)(4)	($)
(a)	(b)		(c)		(d)	(g)	(h)
Charles A. Bancroft	$65,000		$179,985	(5)	$44,997	$1,908	$291,890
John P. Bilbrey	$65,000	(5)	$179,985	(5)	$44,997	$1,908	$291,890
John T. Cahill	$70,000		$179,985		$44,997	$7,408	$302,390
Helene D. Gayle	$70,000	(5)	$179,985	(5)	$44,997	$1,908	$296,890
Ellen M. Hancock	$70,000		$179,985		$44,997	$10,158	$305,140
C. Martin Harris	$109,996	(6)	$134,989	(6)	$44,997	$1,908	$291,890
Richard J. Kogan(7)	$35,000		—		—	$9,045	$44,045
Lorrie M. Norrington	$65,000	(5)	$179,985	(5)	$44,997	$2,408	$292,390
Michael B. Polk	$67,500		$179,985		$44,997	$1,908	$294,390
Stephen I. Sadove	$85,000		$179,985	(5)	$44,997	$10,158	$320,140

Notes to the Director Compensation Table

(1)	Consists of an annual retainer and lead director and committee chair retainers, as described on the previous page.

(2)	This column reflects the aggregate grant date fair value of stock awards granted to each non-employee director in 2017. The grant date fair value of stock awards granted to each non-employee director in 2017 was $71.65 per share, based on the fair market value of the Company’s common stock on the date of grant.

(3)	This column reflects the aggregate grant date fair value of stock option awards granted to each non-employee director in 2017. The key terms of such stock options are as follows: (a) the exercise price is equal to the closing price of the Company’s common stock on the date of grant; (b) the term is six years; and (c) they vest in equal annual installments over three years.

The grant date fair value of stock options granted to each non-employee director in 2017 was $7.89 per option. The estimated value of options is calculated using the Black-Scholes model. For a description of the assumptions used to calculate the amounts shown in this column, see Note 8 (“Capital Stock and Stock-Based Compensation Plans”) to the Company’s Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2017.

The aggregate number of stock options outstanding for each non-employee director as of December 31, 2017 was as follows: Mr. Bancroft—5,703; Mr. Bilbrey—15,744; Mr. Cahill—42,812; Dr. Gayle—34,812; Mrs. Hancock—23,675; Dr. Harris—10,194; Mr. Kogan—37,109; Ms. Norrington—12,990; Mr. Polk—19,968; and Mr. Sadove—30,032.

(4)	The amounts shown consist of (a) the value of Company-paid life insurance premiums (prorated in the case of Mr. Kogan, who served during part of 2017) and (b) matching charitable donations contributed by the Company in the director’s name pursuant to the Charitable Matching Gifts Program, which is available to all directors, U.S. retirees and U.S. employees who are actively employed on a full-time basis and have completed at least one year of service. Under the Charitable Matching Gifts Program, the Company matches an individual’s contributions of up to $8,000 per year that are made to schools and other eligible institutions. Eligible gifts up to $250 are matched on a 2:1 basis with all other eligible gifts up to $7,750 matched on a 1:1 basis. The Company does not match certain gifts such as contributions to organizations that are not tax-exempt, dues to alumni or similar groups, tuition payments, contributions to school funds or associations that are not used exclusively to support educational purposes of the institution and any gift for which the donor receives a substantial benefit.

(5)	Mr. Bilbrey, Dr. Gayle and Ms. Norrington elected to defer the cash retainer they earned in 2017 and Dr. Gayle, Ms. Norrington and Messrs. Bancroft, Bilbrey and Sadove elected to defer the share grant they earned in 2017 pursuant to the procedure described on the previous page.

(6)	Dr. Harris elected to receive 25% of his annual share grant in cash to satisfy tax obligations pursuant to the procedure described on the previous page.

(7)	Mr. Kogan retired from the Board effective May 12, 2017. Therefore, his annual retainer was prorated to reflect his service during 2017 and he did not receive an annual share grant or a stock option grant during 2017.
59

 STOCK OWNERSHIP

STOCK OWNERSHIP

Stock Ownership of Directors and Executive Officers

Directors and executive officers of the Company own significant amounts of Company stock. Under the Company’s stock ownership guidelines, non-employee directors are required to own stock equal in value to at least five times their annual share grant, and executive officers of the Company are required to own stock equal in value to between two and eight times their salary, depending on their position.

The following table shows the beneficial ownership of common stock of each director, each of the Named Officers and the directors and executive officers (including the Named Officers) as a group. “Beneficial ownership” as used here means more than “ownership” as that term is commonly used. For example, a person “beneficially” owns Colgate stock not only if he or she holds it directly, but also if he or she has (or shares) the power to vote or sell the stock indirectly (for example, through a relationship, a position as a director or trustee, or a contract or understanding). Beneficial ownership also includes shares a person has the right to acquire within 60 days, for example, through the exercise of a stock option.

	Common Stock
	Amount and Nature of
	Beneficial Ownership(1)(2)
Name	Directly	Exercisable	Common		Held by Savings &
of Beneficial Owner	Owned	Options(3)	Stock Units		Investment Plan Trustee(4)
Ian Cook(5)	1,491,735	2,877,713 (6)	—		119,678
Dennis J. Hickey(7)	377,671	498,780	—		66,031
Franck J. Moison(8)	151,753	561,696	—		43,200
P. Justin Skala(9)	111,794	384,025	—		60,656
Noel R. Wallace(10)	154,406	387,049	—		44,528
Charles A. Bancroft(11)	—	—	2,554	(12)	—
John P. Bilbrey(11)(13)	4,719	8,244	5,233	(12)	—
John T. Cahill(14)	17,727	28,312	21,622	(12)	—
Helene D. Gayle	24,358	27,312	3,786	(12)	—
Ellen M. Hancock(15)	113,401	9,175	90,455	(12)	—
C. Martin Harris(11)	3,452	2,994	—		—
Lorrie M. Norrington(11)	889	4,857	7,210	(12)	—
Michael B. Polk(11)	9,319	12,468	—		—
Stephen I. Sadove	23,150	22,532	5,176	(12)	—
All directors and executive officers as a group (20 persons)	2,701,827	5,692,199	136,036		415,762

Notes to the Stock Ownership of Directors and Executive Officers Table

(1)	Information about common stock holdings is as of March 12, 2018, the record date for the Annual Meeting. Unless stated otherwise in these notes, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.

(2)	Each person named in the table beneficially owns less than 0.25% of the outstanding common stock, except for Mr. Cook who owns 0.51%. The directors and executive officers as a group beneficially own 1.02% of the outstanding common stock.

(3)	Except as noted in note 6 below, this column consists of options that are exercisable on or before May 11, 2018, which is 60 days after March 12, 2018. As of March 12, 2018, a total of 38,793,906 options were outstanding under the 2013 Plan and the predecessors to the 2013 Plan and 21,199,029 shares were available for future grants under the 2013 Plan.

(4)	Consists of common stock credited to or otherwise beneficially owned by executive officers under the Company’s Savings & Investment Plan. Under this plan, the Company issues common stock to a trustee acting on behalf of the plan. Employees who participate in the Savings & Investment Plan, including the Named Officers, have voting power over the shares allocated to their accounts under the plan, subject to the right of the plan trustee to vote such shares if a participant fails to do so. Participants have no investment power over such shares until they are distributed or diversified at the participant’s election in accordance with the terms of the plan.

(5)	Mr. Cook’s holdings include 395,846 shares of common stock owned jointly with his spouse and 429,979 shares of common stock held through grantor retained annuity trusts.

(Notes continued on next page)

60

 STOCK OWNERSHIP

(6)	Mr. Cook’s holdings include 6,521 shares of common stock owned by the Cook Family 2012 Trust because he has the right to reacquire such shares at any time.

(7)	Mr. Hickey’s holdings include 329,010 shares of common stock owned jointly with his spouse.

(8)	Mr. Moison’s holdings include 10 shares of common stock owned by his son.

(9)	Mr. Skala’s holdings include 70,000 shares of common stock held through a grantor retained annuity trust.

(10)	Mr. Wallace’s holdings include 76,412 shares of common stock owned jointly with his spouse and 319 shares of common stock owned by the Noel R. Wallace 2012 GST Trust.

(11)	Mr. Bancroft was first elected to the Board effective January 1, 2017, Mr. Bilbrey was first elected to the Board effective March 11, 2015, Dr. Harris was first elected to the Board effective March 14, 2016, Ms. Norrington was first elected to the Board effective September 9, 2015 and Mr. Polk was first elected to the Board effective June 11, 2014. Directors have five years from the date of their initial election to meet the Company’s stock ownership guidelines.

(12)	Consists of common stock units credited to one or more of the following accounts: (i) a deferred account for amounts granted under the 2013 Plan and any predecessor plans; (ii) a deferred account under the Restated and Amended Deferred Compensation Plan for Non-Employee Directors; or (iii) an account representing the accrued value under the Pension Plan for Outside Directors that was terminated as of December 31, 1996. In each case, the holder of common stock units has no voting or investment power over such units.

(13)	Mr. Bilbrey’s holdings include 4,719 shares of common stock owned by the John P. Bilbrey Revocable Trust.

(14)	Mr. Cahill’s holdings include 17,727 shares of common stock owned by the John Tobin Cahill Revocable Trust.

(15)	Mrs. Hancock’s holdings include 28,605 shares of common stock owned jointly with her spouse.

Compliance with Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and any persons owning more than 10% of a class of the Company’s stock to file reports with the SEC and the NYSE regarding their ownership of the Company’s stock and any changes in such ownership. The Company undertakes to file such reports on behalf of its directors and executive officers pursuant to a power of attorney given to certain attorneys-in-fact. Based on the Company’s review of copies of these reports and officer and director certifications, the Company believes that all Section 16(a) filing requirements applicable to its directors and executive officers were complied with during 2017, except that the following filings were made late, in each case due to administrative error by service providers: (1) one Form 4 relating to tax withholding on restricted stock unit vestings for each of Victoria L. Dolan, Franck J. Moison, P. Justin Skala and Noel R. Wallace and (2) one Form 5 to report four gifts by John J. Huston. In addition, one gift that should have been included on a Form 5 for Ian Cook was filed late on a Form 5/A.

61

 STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the Company’s outstanding common stock as of December 31, 2017.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned as of December 31, 2017		Percent of Common Stock Outstanding as of December 31, 2017
The Vanguard Group	69,338,174	(1)	7.9%
100 Vanguard Blvd.
Malvern, PA 19355

State Street Corporation(2)	56,738,035	(3)	6.5%
State Street Financial Center
One Lincoln Street
Boston, MA 02111

BlackRock, Inc.	52,381,482	(4)	6.0%
55 East 52nd Street
New York, NY 10055

Notes to the Stock Ownership of Certain Beneficial Owners Table

(1)	On a Schedule 13G/A filed with the SEC by The Vanguard Group (“Vanguard”) on February 9, 2018, Vanguard reported that, as of December 31, 2017, it beneficially owned 69,338,174 shares of common stock with sole voting power over 1,223,415 shares of common stock, shared voting power over 210,543 shares of common stock, sole dispositive power over 67,937,618 shares of common stock and shared dispositive power over 1,400,556 shares of common stock.

(2)	State Street Bank and Trust Company, a subsidiary of State Street Corporation (“State Street”), is the trustee of the Colgate-Palmolive Company Employee Stock Ownership Trust (the “Trustee”).

(3)	On a Schedule 13G filed with the SEC by State Street on February 14, 2018, State Street reported that, as of December 31, 2017, it beneficially owned 56,738,035 shares of common stock over which it had shared voting and dispositive power.

For information regarding the voting of shares allocated to the Colgate-Palmolive Company Employee Stock Ownership Plan participants, please see “Questions and Answers about Colgate’s Annual Meeting—How can I vote if I am an employee participating in the Company’s Savings & Investment Plan?” The Trustee will vote unallocated shares in the same proportion in which allocated shares are voted.

(4)	On a Schedule 13G/A filed with the SEC by BlackRock, Inc. (“BlackRock”) on January 29, 2018, BlackRock reported that, as of December 31, 2017, it beneficially owned 52,381,482 shares of common stock with sole voting power over 44,567,167 shares of common stock and sole dispositive power over 52,381,482 shares of common stock.
62

 PROPOSALS REQUIRING YOUR VOTE

PROPOSALS REQUIRING YOUR VOTE

The following four proposals will be presented at the meeting for your vote. When voting by internet or telephone, you will be instructed how to vote for or against or abstain from voting on these proposals. If you received a printed copy of your proxy materials, space is provided on the proxy card to vote for or against or abstain from voting on each of the proposals.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated ten people for election as directors at the Annual Meeting. All nominees are currently serving as directors of the Company. All nominees were elected at the 2017 Annual Meeting. If you elect these nominees, they will hold office until the next Annual Meeting or until their successors have been elected and qualified.

The nominees are Charles A. Bancroft, John P. Bilbrey, John T. Cahill, Ian Cook, Helene D. Gayle, Ellen M. Hancock, C. Martin Harris, Lorrie M. Norrington, Michael B. Polk and Stephen I. Sadove. Biographical information regarding the nominees and information regarding the skills and qualifications of the nominees appears on pages 9 to 13 of this Proxy Statement.

The Board of Directors recommends a vote FOR the nominees for director listed above.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Company asks that you ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as Colgate’s independent registered public accounting firm for 2018. PricewaterhouseCoopers LLP has audited the accounts of the Company since May 2002. The members of the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP as Colgate’s independent registered public accounting firm is in the best interests of the Company and the Company’s stockholders.

The Audit Committee approves the fees billed or expected to be billed by PricewaterhouseCoopers LLP for their services. Such fees for services rendered to the Company during 2017 and 2016 are set forth below. The Audit Committee has concluded that the provision to the Company of the non-audit services by PricewaterhouseCoopers LLP described below did not and does not impair or compromise their independence. All such services were pre-approved by the Audit Committee in accordance with the pre-approval policy described below.

PricewaterhouseCoopers LLP Fees

(in millions)

	2017	2016
Audit Fees	$11.6	$11.0
Audit-Related Fees	0.3	0.4
Tax Fees	1.9	1.8
All Other Fees	—	—
Total	$13.8	$13.2

Audit Fees

These amounts represent fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered for the audits of the Company’s annual financial statements for the years ended December 31, 2017 and 2016 and the effectiveness of its internal control over financial reporting as of December 31, 2017 and 2016, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services related to statutory and regulatory filings and engagements for such fiscal years.

Audit-Related Fees

These amounts represent fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered that were reasonably related to the performance of the audits or the reviews of the Company’s financial statements in 2017 and 2016 (but which are not included under “Audit Fees” above). Audit-Related fees consist primarily of certain agreed-upon-procedures engagements.

Tax Fees

These amounts represent fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered relating to tax compliance, tax advice and tax planning in various tax jurisdictions around the world.

63

 PROPOSALS REQUIRING YOUR VOTE

Specifically, these fees were associated with assistance in tax return filings, tax audits and refund claims, as well as advice on interpretation of and compliance with tax laws and tax valuation services (aggregating $1.8 million in each of the years ended December 31, 2017 and 2016). This category also includes fees of $0.1 million for the year ended December 31, 2017 related to tax compliance services for the Company’s expatriate employee programs. No fees were paid for such services in the year ended December 31, 2016.

All Other Fees

None.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by the Company’s independent registered public accounting firm. Under this policy, each year, at the time it engages the independent registered public accounting firm, the Audit Committee pre-approves the audit engagement terms and fees and also pre-approves detailed types of audit-related and permitted tax services, subject to certain dollar limits, that may be performed during the year. All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis. The Audit Committee may delegate its authority to pre-approve services to one or more of its members, whose activities are reported to the Audit Committee at each regularly scheduled meeting.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions. For additional information about the Audit Committee’s oversight of PricewaterhouseCoopers LLP, see the Audit Committee Report.

The Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company asks that you indicate your support for the executive compensation, as described in this Proxy Statement, of the executive officers of the Company named in the Summary Compensation Table appearing on page 38. The Company is providing stockholders with this vote pursuant to Section 14A of the Exchange Act. The Company currently intends to submit the executive compensation to an advisory vote at its Annual Meeting of Stockholders each year, consistent with the advisory vote of the stockholders at the Company’s 2017 Annual Meeting of Stockholders.

The Board is asking you to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of Colgate-Palmolive Company (the ‘Company’) approve the compensation of the Company’s executive officers named in the Summary Compensation Table, as disclosed in the proxy statement for the 2018 Annual Meeting of the Company’s stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”

The Compensation Discussion and Analysis, beginning on page 22, describes the Company’s executive compensation programs and the compensation decisions made by the Personnel and Organization Committee and the Board of Directors for 2017 with respect to the Chief Executive Officer and the other officers named in the Summary Compensation Table (referred to as the “Named Officers”). As described in detail in the Compensation Discussion and Analysis and highlighted in the section captioned “Executive Summary,” the key principle underlying the Personnel and Organization Committee’s compensation philosophy is pay for performance and, in 2017, approximately 70-90% of total compensation paid to Colgate’s Named Officers was performance-based, with incentive award payouts varying based on the Company’s business performance and, in the case of stock options, the performance of the Company’s common stock. This direct link between incentive payments and achievement of business goals and shareholder value has helped drive the Company’s solid performance.

For these reasons, the Board is asking you to support this proposal. Because your vote is advisory, it will not be binding on the Board. However, the Board and the Personnel and Organization Committee will review the voting results in their entirety and take them into consideration when making future decisions regarding executive compensation.

The Board of Directors recommends a vote FOR the executive compensation of the Company’s Named Officers, as described in this Proxy Statement.

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 PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 4: STOCKHOLDER PROPOSAL

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, owner of at least 100 shares of common stock, has informed the Company in writing that he intends to offer the following resolution for consideration at the Annual Meeting.

Proposal 4—Special Shareholder Meeting Improvement

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board’s current power to call a special meeting.

Scores of Fortune 500 companies allow a more reasonable 10% of shares to call a special meeting. Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings.

This proposal topic won more than 70%-support at Edwards Lifesciences and SunEdison in 2013. This proposal topic also won 44% support at our 2017 annual meeting. This 44%-support could have been higher (possibility 51%) if small shareholders had the same access to corporate governance information as large shareholders.

A more functional ability for shareholders to call a special meeting would give shareholders greater standing to improve the makeup of our board of directors after the 2018 annual meeting. For instance, Ellen Hancock at age 74 had 29-years long-tenure. Long-tenure can impair the independence of a director no matter how well qualified. Yet Ms. Hancock may have the most influence of any Colgate director with her 2 positions on 3 of our most important board committees—including the demanding audit committee. Some companies do not have directors with excessive tenure on important board committees.

Stephen Sadove, as Lead Director, could be a distracted director with his work on 4 boards total, plus his extra work on 2 important Colgate committees. Mr. Sadove, as Lead Director, cannot call a special meeting which could be an indication that top management does not believe in the Lead Director having an important role.

Any claim that a shareholder right to call a special meeting can be costly—may be largely moot. When shareholders have a good reason to call a special meeting—our board should be able to take positive responding action to make a special meeting unnecessary.

Please vote to enhance management accountability to shareholders:

Special Shareholder Meeting Improvement—Proposal 4

Company Response

Your Board of Directors recommends a vote AGAINST this stockholder proposal for the following reasons:

Colgate does not oppose stockholders having the right to call a special meeting. In fact, Colgate’s by-laws have permitted holders of 25% of Colgate’s stock to call a special meeting since 2007. Reducing the threshold to 10%, as the proponent now suggests, would enable a very small number of stockholders (currently, as few as two) to call a special meeting.

Special meetings, by their nature, are extraordinary and should occur rarely. Holding a special meeting is very costly and time-consuming to the Company due to the legal costs associated with preparing required proxy materials, the substantial printing and mailing costs, the diversion of the Board and senior management’s time and attention and the expenditure of other Company resources required to prepare for and conduct the special meeting.

Recognizing the substantial administrative and financial burdens that a special meeting imposes on the Company and its stockholders, the Board believes that Colgate’s existing 25% ownership threshold strikes the appropriate balance between allowing stockholders to vote on important matters that arise between annual meetings and protecting against the risk that a single stockholder or small group of stockholders could call a meeting that serves only a narrow agenda not favored by the majority of stockholders. Colgate’s 25% ownership threshold is also the most common threshold among large public companies who offer stockholders the right to call a special meeting and has consistently been supported by Colgate’s stockholders at prior annual meetings. The same proponent of this stockholder proposal has presented similar proposals seeking to lower the 25% ownership threshold to 15% or 10% four other times in recent years, including in each of the last two years. In each instance, a majority of votes cast on the proposal voted against lowering the threshold.

The Board believes this proposal should be evaluated in the context of Colgate’s overall corporate governance, including other stockholder rights available under Colgate’s by-laws and applicable law and the demonstrated

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 PROPOSALS REQUIRING YOUR VOTE

accessibility and accountability of the Board. In addition to the existing right of holders of 25% of Colgate’s stock to call a special meeting, Colgate’s by-laws provide that any stockholder may commence a consent solicitation, without any minimum holding requirement. This gives stockholders another powerful tool to express their views and initiate actions desired by them between annual meetings. Also, stockholder approval is required for many key corporate actions. Under Delaware law and NYSE rules, Colgate must submit certain significant matters to a stockholder vote, including mergers and consolidations, large share issuances, the adoption of equity compensation plans and amendments to its certificate of incorporation.

Moreover, Colgate’s governance policies promote open communication between stockholders and the Board. The Company encourages stockholders to communicate directly with the Board of Directors by sending an e-mail to directors@colpal.com or by writing to Directors, c/o Office of the Chief Legal Officer, Colgate-Palmolive Company, 300 Park Avenue, 11th Floor, New York, New York 10022. Also, stockholders may ask questions during the question and answer portion of the Annual Meeting, which is generally attended by all directors.

The proponent of this proposal suggests that a key benefit of reducing the required ownership threshold would be facilitating stockholders’ ability to make changes to Colgate’s Board of Directors after this year’s Annual Meeting. Allowing such a small number of stockholders to call a special meeting for this purpose would be very disruptive to the Company and is not necessary in light of the Company’s existing robust processes for electing directors. All of Colgate’s directors are elected annually, which helps to ensure accountability to stockholders. Eligible stockholders may also nominate directors for inclusion in Colgate’s proxy statement if they satisfy the requirements specified in Colgate’s by-laws. In addition, as demonstrated by the five new directors elected since 2014, the Board is keenly focused on director refreshment and ensuring its composition strikes the right balance between new directors who bring fresh ideas and viewpoints and longer-tenured directors who have developed valuable insights into Colgate and its operations over time.

Finally, during the course of Colgate’s recent stockholder engagement efforts, Colgate engaged with a number of its institutional investors regarding their views of the appropriate ownership threshold for stockholders to call a special meeting. These discussions highlighted that Colgate’s largest investors do not have a uniform view on this subject. Absent such a uniform view, the broader perspective of Colgate’s stockholders as demonstrated by the prior annual meeting votes on this topic reinforces the Board’s belief that Colgate’s existing 25% ownership threshold continues to be appropriate.

In light of the existing right of Colgate stockholders to call a special meeting, as well as Colgate’s governance policies and statutory and by-law provisions that facilitate stockholder action and communication with the Board, we believe this proposal is unnecessary. Colgate’s existing 25% ownership threshold for stockholders to call a special meeting strikes the right balance between the ability of stockholders to call a special meeting and the interests of the Company and its stockholders in promoting the appropriate use of Colgate’s resources.

For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

OTHER MATTERS

As of the date of this Proxy Statement’s printing, we do not intend to submit any matters to the meeting other than those set forth herein, and we know of no additional matters that will be presented by others. However, if any other business should come before the meeting and you have voted by proxy, the Company’s directors named on the voting website and your proxy card as the Proxy Committee (the “Proxy Committee”) have discretionary authority to vote your shares with respect to such matters in accordance with their best judgment.

By order of the Board of Directors.

Jennifer M. Daniels

Chief Legal Officer and Secretary

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 QUESTIONS & ANSWERS

QUESTIONS AND ANSWERS ABOUT COLGATE’S ANNUAL MEETING

Q:	Who receives this Proxy Statement?

A:	Beginning March 28, 2018, we are mailing a printed copy of this Proxy Statement, a proxy card and the 2017 Annual Report of the Company to stockholders who have requested a printed copy, and a Notice of Internet Availability to all other stockholders who have not consented to electronic delivery. The Annual Report being made available on the internet and mailed with the Proxy Statement is not part of the proxy-soliciting material.

Q:	Who is entitled to vote at the Annual Meeting?

A:	The Company has one class of voting stock outstanding: common stock. If you were a record owner of the Company’s common stock on March 12, 2018, the record date for voting at the Annual Meeting, you are entitled to vote at the meeting. At the close of business on March 12, 2018, there were 873,427,131 shares of common stock outstanding and entitled to vote. Each share of common stock has one vote.

Q:	How can I vote my shares?

A:	You can vote your shares in two ways: either by proxy or in person at the Annual Meeting by written ballot. If you choose to vote by proxy, you may do so using the internet, the telephone or, if you received a printed copy of your proxy materials, the mail. Each of these procedures is more fully explained below. Even if you plan to attend the meeting, the Board recommends that you vote by proxy.

Q:	How can I vote my shares by proxy?

A:	Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number of stockholders be represented by proxy. You may vote your proxy by internet, telephone or, if you received a printed copy of your proxy materials, by mail, each as more fully explained below. In each case, the deadline for voting is 11:59 p.m. (Eastern Daylight Time) on Thursday, May 10, 2018, unless you are a Colgate employee participating in the Savings & Investment Plan or another Colgate employee stock ownership plan, in which case the deadline for voting is 11:59 p.m. (Eastern Daylight Time) on Wednesday, May 9, 2018. When you vote your proxy, you can specify whether you wish to vote “FOR” or “AGAINST” or “ABSTAIN” from voting on each nominee for director, the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018 and, if properly presented at the meeting, one stockholder proposal. In addition, you can cast a non-binding advisory vote on executive compensation. We will vote your shares as you direct.

If any other matters are properly presented for consideration at the Annual Meeting, the Proxy Committee will have discretion to vote for you on those matters. At the time this Proxy Statement was printed, we knew of no other matters to be raised at the Annual Meeting.

Vote by Internet	To vote your shares via the internet, go to the voting website, www.proxyvote.com. Internet voting is available 24 hours a day, seven days a week. You will have the opportunity to confirm that your instructions have been properly recorded. The internet voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail and choose to vote via the internet, you do not need to return your proxy card.

Vote by Telephone	If you reside in the United States, Canada or Puerto Rico, you can vote your shares by telephone by calling the toll-free number provided on the voting website (www.proxyvote.com) and on the proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. The telephone voting procedures are designed to authenticate stockholders through individual control numbers. If you received a proxy card in the mail and choose to vote by telephone, you do not need to return your proxy card.
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 QUESTIONS & ANSWERS

Vote by Mail	If you received a printed copy of your proxy materials, you can vote your shares by completing and mailing the enclosed proxy card to us so that we receive it by the deadline. If you received a Notice of Internet Availability, you can request a printed copy of your proxy materials by following the instructions contained in the notice. If you sign and return your proxy card but do not specify how to vote, we will vote your shares in favor of the Board’s nominees for director, the ratification of the selection of the independent registered public accounting firm and the advisory vote on executive compensation, and against the stockholder proposal.

Q:	How can I vote my shares in person?

A:	If you wish to vote at the Annual Meeting, written ballots will be available from the ushers at the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting. Voting by proxy, whether by internet, telephone or mail, will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you vote by proxy and also attend the meeting, there is no need to vote at the meeting unless you wish to change your vote.

Q:	How can I attend the Annual Meeting in person?

A:	Attendance at the Annual Meeting is limited to holders of common stock on March 12, 2018, the record date for voting at the Annual Meeting. Admission to the Annual Meeting will be on a first-come, first-served basis and will require an admission ticket.

If you plan to attend the meeting, please request an admission ticket in advance in one of the following three ways: (1) by going to the “Register for Meeting” link at www.proxyvote.com; (2) by sending an email to investor_relations@colpal.com; or (3) by mailing a written request to Colgate-Palmolive Company, Attention: Investor Relations, 300 Park Avenue, New York, New York 10022. If you are a beneficial owner and are requesting a ticket by e-mail or mail, you must provide evidence of your stock ownership as of March 12, 2018.

Stockholders who do not obtain an admission ticket in advance may obtain one at the registration desk on the day of the Annual Meeting upon verification of their ownership as of March 12, 2018. If you are a beneficial owner, please bring the notice or voting instruction form you received from your bank, broker or other nominee or your brokerage statement reflecting your ownership of common stock as of March 12, 2018 to be admitted to the meeting. Please bring photo identification to aid in the ownership verification process.

Q:	Can I listen to the Annual Meeting on the internet if I cannot attend in person?

A:	If you are not able to attend the Annual Meeting in person, you may access a live webcast of the meeting by visiting the Company’s website on Friday, May 11, 2018 at 10:00 a.m. (Eastern Daylight Time). For those unable to listen during the live webcast, a recorded version of the webcast will be made available on the Company’s website.

Q:	Is my vote confidential?

A:	All proxies, ballots and vote tabulations that identify stockholders are confidential. An independent tabulator will receive, inspect and tabulate your proxy whether you vote by internet, telephone or mail. Your vote will not be disclosed to anyone other than the independent tabulator without your consent, except if proxies are being solicited for a change in control of the Company or if doing so is necessary to meet legal requirements.

Q:	Can I change my vote?

A:	Yes. You can change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by taking any one of the following actions: (1) follow the instructions given for changing your vote via the internet or by telephone or deliver a valid written proxy with a later date; (2) notify the Secretary of the Company in writing that you have revoked your proxy by mail to the Office of the Company Secretary, Colgate-Palmolive Company, 300 Park Avenue, 11th Floor, New York, New York 10022; or (3) vote in person by written ballot at the Annual Meeting.
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 QUESTIONS & ANSWERS

Q:	How many shares must be present to conduct the Annual Meeting?

A:	To carry on the business of the Annual Meeting, a minimum number of shares, constituting a quorum, must be present. The quorum for the Annual Meeting is a majority of the votes represented by the outstanding shares of common stock of the Company. This majority may be present in person or by proxy. Abstentions and “broker non-votes” (which are explained below) are counted as present to determine whether there is a quorum for the Annual Meeting.

Q:	What if I am a beneficial owner and do not give instructions to my broker?

A:	As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your broker by the deadline provided in the proxy materials you receive from your broker. If you do not provide voting instructions to your broker, whether your broker can vote your shares depends on the type of item being considered for vote. Under NYSE rules, if your broker holds shares in your name and delivers this Proxy Statement or a Notice of Internet Availability to you, the broker is entitled to vote your shares with respect to the ratification of the selection of the independent registered public accounting firm (Proposal 2) even if the broker does not receive voting instructions from you. The broker is not entitled to vote your shares with respect to the election of directors, the advisory vote on executive compensation or the stockholder proposal (Proposals 1, 3 or 4) without your instructions.

A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you. “Broker non-votes” are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal.

Q:	What vote is required to pass each of the proposals at the Annual Meeting?

A:	Proposal 1: Election of Directors. Each of the ten nominees for director who receives at least a majority of the votes cast for such nominee will be elected. Votes cast include votes for or against each nominee and exclude abstentions. This means that if you abstain from voting for a particular nominee your vote will not count for or against the nominee. When voting your proxy, the Proxy Committee will vote for each of the nominees unless you instruct otherwise. In accordance with the majority voting standard in the Company’s by-laws, any nominee who does not receive a majority of the votes cast will be required to tender his or her resignation to the Board. The Governance Committee will then consider the resignation and make a recommendation to the Board.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required to ratify the selection of the independent registered public accounting firm. This means that if you abstain from voting on this proposal it will have the same effect as if you voted against it. When voting your proxy, the Proxy Committee will vote for this proposal unless you instruct otherwise.

Proposal 3: Advisory Vote on Executive Compensation. The affirmative vote of a majority of the shares represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required to approve the advisory vote on executive compensation. This means that if you abstain from voting on this proposal it will have the same effect as if you voted against it. When voting your proxy, the Proxy Committee will vote for this proposal unless you instruct otherwise. The results of this vote are not binding on the Board, whether or not the proposal is passed. In evaluating the stockholder vote on this advisory proposal, the Board will review the voting results in their entirety and take them into consideration when making future decisions regarding executive compensation.

Proposal 4: Stockholder Proposal. The affirmative vote of a majority of the shares represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required for adoption of the proposed resolution. This means that if you abstain from voting on the stockholder proposal, it will have the same effect as if you voted against it. When voting your proxy, the Proxy Committee will vote against this proposal unless you instruct otherwise.
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 QUESTIONS & ANSWERS

Q:	Who nominates the directors?

A:	Nominations for directors of the Company may be made at a stockholders’ meeting by the Board or by any stockholder of the Company who complies with the requirements of the Company’s by-laws. Proposals to nominate a director directly at next year’s Annual Meeting must be received by the Secretary of the Company no earlier than January 11, 2019 and no later than February 10, 2019, as further described below under “How do I submit a stockholder proposal for consideration at next year’s Annual Meeting?”

In addition, stockholders who meet the eligibility requirements set forth in the Company’s by-laws may nominate directors for inclusion in the Company’s proxy statement. In order to include director nominees in the Company’s proxy statement for next year’s Annual Meeting, nominations must be received by the Secretary of the Company no earlier than October 29, 2018 and no later than November 28, 2018 and must comply with the requirements of the Company’s by-laws.

The Governance Committee will also consider director nominees recommended by stockholders in writing if such candidates meet Colgate’s criteria for Board membership, as described in the “Nominating and Corporate Governance Committee Report.”

Q:	How can I vote if I am an employee participating in the Company’s Savings & Investment Plan?

A:	If you are a Colgate employee who participates in the Savings & Investment Plan, you will receive a Notice of Internet Availability with instructions on how to vote your shares via the internet or telephone. The notice also indicates the aggregate number of shares of common stock credited to your account under the Savings & Investment Plan as of March 12, 2018, the record date for voting at the meeting.

	•	You can direct the trustee how to vote your shares via the internet or by telephone. You can also direct the trustee how to vote by mail by requesting a proxy card and returning your completed proxy card to us. Instructions for each method are indicated on the Notice of Internet Availability.

	•	The deadline for submitting your vote is 11:59 p.m. (Eastern Daylight Time) on Wednesday, May 9, 2018. If you do not indicate your vote to the trustee by that time, the trustee will vote your shares in the same proportion as it votes the shares of employees who indicate their votes by that time.

Q:	How can I vote if I am an employee participating in a stock ownership plan outside the United States?

A:	If you are a Colgate employee who participates in one of Colgate’s employee stock ownership plans outside the United States, you will receive separate voting instructions from your local Human Resources Department.

Q:	How do I submit a stockholder proposal for consideration at next year’s Annual Meeting?

A:	A proposal submitted by any stockholder for consideration at next year’s Annual Meeting (other than director nominations pursuant to the Company’s proxy access by-law) will be acted upon only if the following criteria are met:

• If you wish to submit a proposal for inclusion in the Company’s proxy statement for next year’s Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received by the Secretary of the Company no later than November 28, 2018; or

• If you wish to present a proposal directly at next year’s Annual Meeting without including it in the Company’s proxy statement, pursuant to the Company’s by-laws, the proposal must be received by the Secretary of the Company no earlier than January 11, 2019 and no later than February 10, 2019. Your proposal also must comply with certain information requirements set forth in the Company’s by-laws. These requirements apply to any matter that a stockholder wishes to raise at the Annual Meeting other than through inclusion in the proxy statement.

Proposals should be sent to the Secretary of the Company (i) by mail to the Office of the Company Secretary, Colgate-Palmolive Company, 300 Park Avenue, 11th Floor, New York, New York 10022; (ii) by email to stockholderproposals@colpal.com; or (iii) by fax to (212) 310-2854.

Please see “Who nominates the directors?” above for a description of the timing requirements for nominating a director pursuant to the Company’s by-laws.
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 QUESTIONS & ANSWERS

Q:	How are proxies solicited and what is the cost?

A:	We pay the cost of soliciting proxies for the meeting. Proxies may be solicited in person by Colgate employees, or by mail, courier, telephone, facsimile or e-mail. In addition, we have retained D.F. King & Co. Inc. to solicit proxies by mail, courier, telephone, facsimile and e-mail. We will pay a fee of approximately $23,000 to D.F. King & Co. Inc. plus expenses for these services.

Q:	What is householding? Does Colgate use it?

A:	We have sent to registered stockholders who have requested a printed copy of proxy materials and have the same address and last name a single copy of this Proxy Statement and the 2017 Annual Report and one proxy card for each stockholder and, to all other registered stockholders who have not previously requested electronic delivery of proxy materials, a single envelope containing one Notice of Internet Availability for each stockholder. This procedure helps us reduce printing and postage costs associated with the distribution of the proxy materials and helps to preserve the earth’s valuable resources.

If, in the future, you do not wish to participate in householding and prefer to receive separate copies of the Proxy Statement and Annual Report or your Notice of Internet Availability in a separate envelope, please call us at (855) 322-3551 or (212) 310-2575 or inform us in writing at: Colgate-Palmolive Company, Attention: Investor Relations, 300 Park Avenue, New York, New York 10022 or by sending an email to investor_relations@colpal.com. Or, if you are currently receiving separate copies of the Proxy Statement and Annual Report or Notice of Internet Availability at one address and would like to receive a single copy or a single envelope containing one Notice of Internet Availability for each stockholder, please contact us at the phone numbers, mailing address or email address listed in the previous sentence. We will respond promptly to such requests.

If your shares are held in the name of a bank, broker or other holder of record, you can request information about householding from such holder of record.

Q:	Where can I find more information about Colgate?

A:	The Company’s website address is www.colgatepalmolive.com. The information contained on the Company’s website is not included as a part of, or incorporated by reference into, this Proxy Statement. The Company makes available, free of charge on its website, its annual reports on Form 10-K, its quarterly reports on Form 10-Q, its current reports on Form 8-K and amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after the Company has electronically filed such material with, or furnished it to, the SEC. Also available on the Company’s website are the Company’s Code of Conduct and corporate governance guidelines, the charters of the committees of the Board and reports under Section 16(a) of the Exchange Act of transactions in Company stock by the Company’s directors and executive officers. Hard copies of these materials are also available free of charge from the Company’s Investor Relations department by calling (855) 322-3551 or (212) 310-2575 or by sending an email to investor_relations@colpal.com. You may obtain a copy of the Company’s by-laws by writing to the Secretary of the Company at Office of the Company Secretary, Colgate-Palmolive Company, 300 Park Avenue, 11th Floor, New York, New York 10022.
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 ANNEX A

Reconciliation of Non-GAAP Financial Measures

	2014	2015	2016	2017
Diluted Earnings Per Share As Reported—GAAP	$2.36	$1.52	$2.72	$2.28
Global Growth & Efficiency Program	0.23	0.20	0.19	0.28
Gain on Sale of Land in Mexico	—	—	(0.07)	—
Charges (Benefits) for Tax Matters	0.07	0.02	(0.04)	—
Charges for Litigation Matters	0.04	0.02	0.01	—
Venezuela Deconsolidation	—	1.16	—	—
Gain on Sale of South Pacific Laundry Detergent Business	—	(0.13)	—	—
Venezuela Remeasurement Charges	0.23	0.02	—	—
U.S. Tax Reform	—	—	—	0.31
Base Business Earnings Per Share—Non-GAAP	$2.93	$2.81	$2.81	$2.87

	2015	2016	2017
Base Business Earnings Per Share Growth—Non-GAAP	(4.1)%	—%	2.1%
Currency Impact on Base Business Earnings Per Share Growth—Non-GAAP	15.7	6.3	(1.4)
Impact of Excluding Venezuela’s 2015 Operating Results	—	3.7	—
Adjusted Earnings-Per-Share Growth on a Currency-Neutral Basis—Non-GAAP	11.6%	10.0%	0.7%

	2015	2016	2017
Net Sales Growth—GAAP	(7.2)%	(5.2)%	1.7%
Acquisitions and Divestments Impact(1)	0.3	4.6	—
Foreign Exchange Impact	11.7	4.4	(0.8)
Organic Sales Growth—Non-GAAP	4.8%	3.8%	0.9%

(1)	Represents the impact of acquisitions, divestments and the deconsolidation of the Company’s Venezuelan operations, as applicable.
A-1

 ANNEX B

Countries Excluded under CEO Pay Ratio “De Minimis” Exemption

Country	Number of Employees
Kazakhstan	49
Portugal	49
El Salvador	45
Cameroon	43
Kenya	43
Ukraine	43
Sweden	42
Panama	40
Tunisia	40
Nicaragua	39
Bolivia	35
Hungary	32
Paraguay	32
Reunion	32
Norway	31
Honduras	28
Singapore	28
South Korea	19
Austria	17
Finland	16
Indonesia	16
Senegal	15
Ghana	12
Croatia	9
Guadeloupe	9
Latvia	9
Serbia	8
Slovenia	8
Tanzania	8
Martinique	7
Mozambique	7
Azerbaijan	6
French Polynesia	6
New Caledonia	6
Slovakia	6
Zambia	6
Belarus	5
Georgia	5
Algeria	4
Bulgaria	4
Ivory Coast	4
Trinidad	4
Macedonia	3
Malawi	3
Nigeria	3
Brunei	2
Egypt	2
Israel	2
Jamaica	2
Lebanon	2
Uzbekistan	2
Albania	1
Bosnia	1
Dominica	1
Estonia	1
Guyana	1
Lithuania	1
B-1

Colgate-Palmolive Company 300 Park Avenue New York, NY 10022 (212) 310-2000 www.colgatepalmolive.com © 2018 Colgate-Palmolive Company

300 PARK AVENUE NEW YORK, NY 10022-7499	YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE / MAIL 24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY INTERNET - www.proxyvote.com

Use the internet to vote up until 11:59 p.m. Eastern Daylight Time on May 10, 2018. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to vote up until 11:59 p.m. Eastern Daylight Time on May 10, 2018. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Detach the below proxy card. Mark, sign and date your proxy card. Return it in the postage-paid envelope enclosed or mail it to Colgate-Palmolive Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so we receive it by 11:59 p.m. Eastern Daylight Time on May 10, 2018.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote “FOR” each of the nominees for director.

1.	Election of directors
	Nominees:		FOR	AGAINST	ABSTAIN
	1a.	Charles A. Bancroft	☐	☐	☐

	1b.	John P. Bilbrey	☐	☐	☐

	1c.	John T. Cahill	☐	☐	☐

	1d.	Ian Cook	☐	☐	☐

	1e.	Helene D. Gayle	☐	☐	☐

	1f.	Ellen M. Hancock	☐	☐	☐

	1g.	C. Martin Harris	☐	☐	☐

	1h.	Lorrie M. Norrington	☐	☐	☐

	1i.	Michael B. Polk	☐	☐	☐

	1j.	Stephen I. Sadove	☐	☐	☐

The Board of Directors recommends a vote “FOR” proposals 2 and 3.		FOR	AGAINST	ABSTAIN

2.	Ratify selection of PricewaterhouseCoopers LLP as Colgate’s independent registered public accounting firm.	☐	☐	☐

3.	Advisory vote on executive compensation.	☐	☐	☐

The Board of Directors recommends a vote “AGAINST” proposal 4.		FOR	AGAINST	ABSTAIN

4.	Stockholder proposal on 10% threshold to call special shareholder meetings.	☐	☐	☐

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations as specified above. In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.

Stockholder Meeting Registration: To attend the meeting, go to the “Register for Meeting” link at www.proxyvote.com.

NOTE: Please sign within the box below exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing as corporate officer, please give full corporate name and officer’s title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING
OF
COLGATE-PALMOLIVE COMPANY STOCKHOLDERS

Friday, May 11, 2018
Marriott Marquis Hotel
10:00 a.m.
Broadway Ballroom
1535 Broadway
(Between 45th and 46th Streets)
New York, NY 10036

Your vote is important to us. You may vote your proxy by internet, telephone or mail. Please vote your proxy at your earliest convenience even if you plan to attend the meeting. Voting instructions appear on the reverse side of this card. Your vote is held in confidence by our outside tabulator, Broadridge Financial Solutions, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Stockholders and Proxy Statement and Annual Report are available at www.proxyvote.com.

COLGATE-PALMOLIVE COMPANY

Proxy Solicited by the Board of Directors
for Annual Meeting on May 11, 2018

The undersigned hereby appoints as proxies, with full power of substitution to each, IAN COOK, HELENE D. GAYLE and STEPHEN I. SADOVE (the Proxy Committee) to vote as designated on the reverse side all shares that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held in New York, New York on May 11, 2018 or at any adjournments thereof. Action hereunder may be taken by a majority of said proxies or their substitutes who are present, or if only one be present, then by that one.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations as set forth on the reverse side of this card. The Proxy Committee cannot vote the shares unless you sign and return this card or vote by internet or telephone in accordance with the applicable instructions.

(Continued and to be signed on the reverse side.)